UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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MOLSON COORS BREWING COMPANY
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Notice of 2015 Annual Meeting of Stockholders and Proxy Statement

Wednesday, June 3, 2015
11:00 a.m., Eastern Daylight Time
Montréal Brewery, 1670 Notre Dame Street East,
Montréal, Québec, Canada H2L 2R4

2015 Proxy Statement

1225 17th Street, Suite 3200 Denver, CO 80202, USA	1555 Notre Dame Street East Montréal, Québec, Canada H2L 2R5
April 17, 2015
Dear Fellow Molson Coors Brewing Company Stockholders,
You are invited to attend our 2015 Annual Meeting of Stockholders (Annual Meeting), which will be held on Wednesday, June 3, 2015, at 11:00 a.m. Eastern Daylight Time at the Molson Coors Montréal Brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4. Molson Coors Brewing Company (Molson Coors, the Company, we, us or our) alternates its annual meetings between its two principal executive offices in Montréal, Québec, and Denver, Colorado. This year, we are pleased to return to Montréal, the home of the original Molson brewery.
At the Annual Meeting, we will ask our stockholders to elect our Board of Directors (the Board), provide their advisory approval of our executive compensation, approve the amendment and restatement of the Molson Coors Brewing Company Incentive Compensation Plan (the Plan) and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We will also review the Company's progress during the past year and discuss any new business matters properly brought before the meeting. The attached 2015 Notice of Annual Meeting and Proxy Statement explains our voting procedures, describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.
Company Performance1
Overall, 2014 was a good year for Molson Coors. We grew net sales in constant currency and gross margin, as well as underlying EBITDA (i.e., earnings before interest, taxes, depreciation and amortization), free cash flow, after-tax income and earnings per share. Weak consumer demand continued across our largest markets, but we made good progress in building a stronger brand portfolio, delivering value-added innovation, strengthening our core brand positions and increasing our share in above premium. We also continued to improve sales execution and revenue management capabilities, increase the efficiency of our operations, implement common systems, and focus on Profit After Capital Charge (PACC) as the key driver for our cash and capital allocation strategy.
In performance headlines for the year:

•	We had net sales of $4.15 billion, down 1.4% from a year ago on a reported basis. Net sales per hectoliter were $136.19, down 1.2%;

•	Worldwide beer volume was 59 million hectoliters, down 1.3% from the previous year;

•	Our United States Generally Accepted Accounting Principles (U.S. GAAP) net income from continuing operations was $513.5 million, or $2.76 per diluted share;

2015 Proxy Statement

•	We delivered $1.47 billion of underlying EBITDA (a 0.1% increase) and $768.5 million of underlying after-tax income, or $4.13 per diluted share, a 5.7% increase;

•
Excluding foreign currency movements and the termination of the Modelo brands joint venture in Canada, all of our businesses achieved improved underlying profit performance in 2014 versus the year before;

•	We drove working capital performance globally and achieved $957 million of underlying free cash flow, which exceeded its original 2014 free cash flow goal by more than $250 million;

•	We expanded our PACC model deeper into the organization, including adding this measure to the long-term portion of the Plan;

•	We over-delivered against our cost savings targets and reduced our net debt by nearly $800 million;

•	We grew global above-premium volume, net pricing and sales mix, and maintained market share in Europe despite a poor economy and challenging floods in some of our highest-share markets;

•
Volume challenges included Coors Light performance in the United States and Canada, but Coors Light worldwide volume grew nearly 2% on the strength of its performance in our Europe and International segments. We also cycled the termination of the Modelo brands joint venture in Canada;

•
Despite these challenges, our overall profit and cash performance helped to drive a positive total shareholder return (TAP stock price, plus dividends) of 35.7% in 2014, which is more than two-and-a-half times the total return for the S&P 500 Index of large-cap stocks last year; and

•
Based on this performance and our commitment to returning cash to our stockholders, we also announced in February 2015, that the Board approved a new four-year term stock repurchase program of up to $1 billion and an 11% increase in our quarterly dividend. With this change, we have increased our quarterly dividend 156% since 2007. We are pleased that we are in a strong position to increase cash returns to stockholders, while preserving financial flexibility to explore growth opportunities and meet its pension obligations in the future.

Regional highlights for 2014 are as follows:
In the United States, underlying pretax earnings increased nearly 3%, driven by positive pricing, sales mix and cost savings. We grew revenue per hectoliter and increased our percent of sales in above premium, while working to restore growth to Coors Light and Miller Lite. Miller Lite returned to growth in the fourth quarter with a total brand overhaul and redesign focusing on the brand’s authenticity and heritage and Coors Banquet grew volume for the eighth consecutive year. We also continued to grow in the above premium segment with higher-margin offerings, notably Redd’s, Blue Moon Belgian White and Leinenkugel’s Summer Shandy. Brand innovations designed to drive margin improvement included Miller Fortune, Smith & Forge Hard Cider, Redd’s Wicked Apple and Coors Light Summer Brew.
In Canada, underlying earnings declined 7.1% due to unfavorable foreign currency movements and the impact of terminating our Modelo brands joint venture early in the year, which had a combined negative profit impact of approximately $35 million. Canada sales to retail (STRs) declined 4.7%, with more than half of this decline due to the loss of the Modelo brands. Molson Canadian gained share in its segment, and the combined Coors Banquet and Coors Light brand family grew Canada market share versus 2013. In above premium, Coors Banquet delivered strong volume and share growth in 2014, as did our Creemore Springs craft brand. We also expanded Molson Canadian Cider and extended its strategic partnership for the marketing and distribution of the Heineken and Strongbow brands to add Dos Equis, Tecate, Sol, Moretti and Desperados brands. Margin-enhancing innovations included introducing Mad Jack Apple Lager, as well as new craft flavor extensions for Canada’s consumers. During the year, our

2015 Proxy Statement

team in Canada drove positive pricing and sales mix, achieved significant cost savings and strongly invested in improving the efficiency of our brewery network.
Our Europe business delivered higher net sales and gross margins, along with double-digit underlying pretax earnings growth. This business faced a weak economy all year and severe flooding in some of our highest-share markets in early summer compounded the challenges. Nonetheless, we maintained market share across the region on the strength of our core brands, above premium portfolio and innovation. Our craft and above-premium brands performed well, with Coors Light, Doom Bar, Cobra and Staropramen outside the Czech Republic leading growth. Innovations during the year included Carling British Cider, new craft beer launches and cold-activated packaging in multiple markets.
Our International business delivered double-digit growth in volume, net sales and gross profit in 2014 despite the continuing challenges in Ukraine and Russia.  Coors Light volume in Latin America continued to grow at a strong double-digit rate and the Company recently launched Coors Light in Chile and Coors 1873 in select Latin American markets.  In India, we grew volume at a double-digit rate and increased market share.  As a result of strong top-line growth and cost control, we reduced the underlying International loss by 17.9% versus 2013.
Good corporate citizenship is another key priority at Molson Coors. As brewers, we have a unique responsibility because we make a product that should be enjoyed by legal-drinking-age adults. We have a long tradition of actively engaging in our communities and continuously improving our operational performance. We also foster an environment where people are proud to work. The Board is committed to seeing that we continue to live up to these responsibilities (Our Beer Print). Our Beer Print recognizes and promotes our positive impact on our communities, people and the environment. From 2008-2014, we reduced costs related to waste fees and taxes, lowered energy and water usage, and increased sales of materials that would otherwise have been discarded. This not only contributed substantially to cost savings, but it is also the kind of effort that resulted in us being recognized by the Dow Jones Sustainability Index for the past four years, including two years as the Global Beverage Sector Leader (among much larger brewers and other beverage companies).
At the end of 2014, Peter Swinburn retired as our Chief Executive Officer after 40 successful years in the business and six years as our Chief Executive Officer. As a result of Peter's influence, we are a stronger, more global and more dynamic company today. We wish him all the best in his well-deserved retirement. His successor, Mark Hunter, is a true leader who brings deep knowledge of all aspects of our business as a 20-year veteran of the industry and Molson Coors. Mark is the right person to lead our Company forward and to continue our strong momentum.
In 2015, we will continue to drive our strategy of building a stronger brand portfolio that is delivering value-added innovation, strengthening core brand positions and increasing share in above premium, craft and cider. We will do this while ensuring that we have a fit-for-purpose cost base and a deeply embedded, PACC-led capital allocation approach. Through 2015 and beyond, the management team will be leading for a relentless focus on delighting our consumers and our customers to ensure that Molson Coors Brewing Company is the First Choice brewer in the geographies and segments where we choose to operate.
The Annual Meeting
We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly cast your vote by telephone, via the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided, so that your shares will be represented and voted at the Annual Meeting, even if you cannot personally attend.

2015 Proxy Statement

Thank you for your support of Molson Coors!
Sincerely,

Peter H. Coors Chairman of the Board	Andrew T. Molson Vice Chairman of the Board

1 The Company calculates non-GAAP underlying after-tax income, underlying EBITDA, and underlying free cash flow by excluding special and other non-core items from the nearest U.S. GAAP performance measure which is net income from continuing operations attributable to the Company for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. Constant Currency is a non-GAAP financial measure which restates 2014 results using 2013 average foreign exchange rates to enhance the visibility of the underlying business trends by excluding the impact of foreign currency fluctuations. Our management uses underlying after-tax income, underlying after-tax income per diluted share, underlying EBITDA, constant currency and underlying free cash flow as measures of operating performance to assist in comparing performance from period-to-period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the Board, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (see page 33 of the Form 10-K for a reconciliation of underlying after-tax income to its nearest U.S. GAAP measure; page 35 of the Form 10-K for a reconciliation of underlying EBITDA to its nearest U.S. GAAP measure; and page 50 of the Form 10-K for a reconciliation of Underlying Free Cash Flow to its nearest U.S. GAAP measure (Net Cash Provided by Operating Activities)).

2015 Proxy Statement

2015 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 3, 2015, 11:00 a.m. Eastern Daylight Time
Molson Coors Montréal Brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4
The 2015 Annual Meeting of Stockholders (Annual Meeting) of Molson Coors Brewing Company (Molson Coors, the Company, we, us or our) will be held for the following purposes:

Proposal One.	To elect the 13 director nominees identified in the accompanying Proxy Statement.
Proposal Two.	To approve, on an advisory basis, the compensation of the Company's named executive officers.
Proposal Three.	To approve the amendment and restatement of the Molson Coors Brewing Company Incentive Compensation Plan.
Proposal Four.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.
Record Date.  In accordance with the Company's Bylaws and action of the Board of Directors, stockholders of record at the close of business on April 10, 2015 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any and all adjournments or postponements thereof.
Notice of Internet Availability of Proxy Materials.  On or about April 17, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote online. Our Proxy Statement and related exhibits accompanying this notice of Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.
Proxy Voting.  We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly submit your proxy/voting instructions by telephone or via the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided, so that your shares will be represented and voted at the Annual Meeting, even if you cannot personally attend. For more information about how to vote your shares, please see the discussion beginning on page 6 of our Proxy Statement under the heading "Questions and Answers."
Thank you for your interest in our Company. We look forward to seeing you at the Annual Meeting.
By order of the Board of Directors, Molson Coors Brewing Company

Samuel D. Walker
Chief People and Legal Officer and Corporate Secretary
April 17, 2015

2015 Proxy Statement

PROXY STATEMENT
The Board of Directors (the Board) of Molson Coors Brewing Company (Molson Coors, the Company, we, us or our) is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the 2015 Annual Meeting of Stockholders (Annual Meeting), which will be held at 11:00 a.m. Eastern Daylight Time (EDT), on Wednesday, June 3, 2015, at the Company's Montréal Brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4. The proxies may also be voted at any adjournments or postponements of that Annual Meeting.
Molson Coors has dual principal executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5 (each a Principal Executive Office and, collectively, the Principal Executive Offices).
We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote online, on or about April 17, 2015.
Advanced Voting Methods
Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following voting methods (see page 8 for additional details). Make sure to have your proxy/voting instruction card in hand and follow the instructions.
You can vote in advance in one of the following three ways:

•	Visit the website listed on your proxy/voting instruction card to vote via the Internet;

•	Call the telephone number on your proxy/voting instruction card to vote by Telephone; or

•	Sign, date and return your proxy/voting instruction card in the enclosed envelope to vote by Mail.
All properly executed proxies delivered by mail, and all properly completed proxies submitted via the Internet or by Telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 3, 2015

The Notice of Annual Meeting, this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.proxyvote.com.

2015 Proxy Statement

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PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Corporate Governance Highlights - Page 24
Molson Coors is committed to strong corporate governance, corporate responsibility and the accountability of our Board and our senior management team to the Company's stockholders. Highlights of our corporate governance program include:

•	Long standing commitment to corporate responsibility and sustainability (Our Beer Print);

•	Separate Chief Executive Officer and Chairman of the Board;

•	Annual advisory say on pay vote for all stockholders;

•	Executive sessions of independent directors at each regularly scheduled meeting;

•	Annual election of all directors;

•	Independent Audit, Compensation and Human Resources and Finance Committees;

•	Active stockholder engagement;

•	Significant director and executive officer stock holding requirements;

•	Regular Board and committee self-evaluations;

•	Robust anti-hedging, short sales and anti-pledging policies;

•	Recently enhanced clawback policy; and

•	Majority of independent directors.

Voting Matters and Board Recommendations

Management Proposal	Board Recommendation	Page of Proxy
Election of 13 director nominees (Proposal No. 1)	FOR all director nominees	16
Advisory Approval of Executive Compensation (Proposal No. 2)	FOR	43
Approval of the Amendment and Restatement of the Molson Coors Brewing Company Incentive Compensation Plan (Proposal No. 3)	FOR	88
Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 4)	FOR	103

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Proposal No. 1 — Election of Directors - Page 16
2015 Nominees for Class A Directors

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Peter H. Coors	68	2005	Chairman of the Board, MillerCoors LLC	Nominating	NO
Peter J. Coors	38	N/A	Brewery Manager (Shenandoah Brewery), MillerCoors LLC	Not Applicable	NO
Brian D. Goldner	51	2010	President, Chief Executive Officer and Director, Hasbro, Inc.	Compensation and Human Resources	YES
Franklin W. Hobbs	67	2005	Advisor, One Equity Partners	Audit; Finance	YES
Mark R. Hunter	52	2015	President and Chief Executive Officer, Molson Coors	None	NO
Andrew T. Molson	47	2005	Partner and Chairman, RES PUBLICA Consulting Group	Nominating	NO
Geoffrey E. Molson	44	2009	General Partner, President and Chief Executive Officer, CH Group Limited Partnership	Nominating	NO
Iain J.G. Napier	66	2008	Chairman, John Menzies plc Chairman, McBride plc	Audit; Finance	YES
Douglas D. Tough	65	2012	Director of Reckitt Benckiser Group plc	Compensation and Human Resources	YES
Louis Vachon	52	2012	President and Chief Executive Officer, National Bank of Canada	Finance	YES
2015 Nominees for Class B Directors

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Roger G. Eaton	54	2012	Chief Operating Officer, Yum! Brands, Inc.	Audit	YES
Charles M. Herington	55	2005	Vice Chairman and Executive Vice President, Zumba Fitness, LLC	Audit	YES
H. Sanford Riley	64	2005	President and Chief Executive Officer, Richardson Financial Group Limited	Compensation and Human Resources; Nominating	YES

The Board recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

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Proposal No. 2 — Advisory Vote to Approve Named Executive Officer Compensation (The Advisory Say On Pay Vote) - Page 43
Our strategic objective is to delight the world's beer drinkers, achieved by being the first choice for consumers and customers. Our strategy drives our compensation and the choices we make as a business. Our majority-independent Board and entirely independent Compensation and Human Resources Committee (the Compensation Committee) work harmoniously to advance this strategy. From a compensation vantage, this means designing programs that motivate our management team to deliver total shareholder return (TSR) and implement our strategy in both the short and long term.
Our executive compensation program is designed to reward the executive team for performance. In 2014, as in prior years, our programs continue to be characterized by:

•	Strong link between compensation and performance	•	Diverse performance metrics
•	Executive compensation tally sheets	•	Diverse short- and long-term incentive vehicles
•	Clawback provisions (including enhancements adopted in 2015)	•	No stock option re-pricing without stockholder approval
•	Use of peer group and comparable industry data	•	Few perquisites
•	Executive and director stock ownership guidelines	•	Adopted anti-pledging policy in 2014
•	No excise tax gross-ups for future executives	•	Robust anti-hedging and short sale policy
•	No excessive risk taking in our executive compensation programs	•	No tax gross-ups on any perquisites[1]
•	In connection with his promotion to President and Chief Executive Officer (CEO), Mr. Hunter forfeited his right to receive an excise tax gross-up under the Company's Change in Control Program
•
At our Annual Meeting, we are seeking approval of the amended and restated Molson Coors Brewing Company Incentive Compensation Plan which will include the removal of our share recycling provision and the addition of non-employee director award limits

•	Segregation of duties between the independent Compensation Committee, the Board, the compensation consultant and management

1
Mr. Glendinning received a gross-up payment in 2014 related to executive long-term disability coverage. This benefit is provided to all other Canadian leadership team members. Beginning in 2015, we removed Mr. Glendinning from eligibility for this payment as we did in 2012 for executive officer participants in a similar arrangement for the United States (U.S.) long-term disability plan.

The Board recommends a vote FOR the advisory vote to approve the compensation of the Company's named executive officers (NEOs), and executed proxies that are returned will be so voted unless otherwise instructed.

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Proposal No. 3 — Approval of the Amendment and Restatement of the Molson Coors Brewing Company Incentive Compensation Plan - Page 88

The Board and management believe that the effective use of incentive compensation, including equity awards, has been and will continue to be integral to the Company's success. We believe that equity and other awards incentivize employees and directors to maximize our growth, profitability and overall success. We are asking stockholders to approve the amendment and restatement of the Molson Coors Brewing Company Incentive Compensation Plan (as amended and restated, the Plan) to:

•	provide flexibility to grant awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the Code); and

•	extend the term of the Plan for ten years.

The Plan also includes amendments to incorporate certain sound corporate governance practices, including an enhanced clawback provision, eliminating share recycling and placing a cap on the number of shares that can be issued to non-executive directors.

We are not asking for authorization of any additional shares for issuance under the Plan.

The Board recommends a vote FOR Approval of the Amendment and Restatement of the Molson Coors Brewing Company Incentive Compensation Plan, and executed proxies that are returned will be so voted unless otherwise instructed.

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Proposal No. 4 — Ratify Appointment of Independent Registered Public Accounting Firm - Page 103
On February 18, 2015, the Audit Committee of our Board approved the reappointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2015 fiscal year. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting. The following table sets forth the aggregate fees billed by PwC for professional services rendered to Molson Coors related to fiscal years 2014 and 2013. Certain fees related to the 2014 fiscal year reflect estimates, however, we do not anticipate final billings to differ significantly from amounts presented below.

	Fiscal Year
	2014	2013
	(In thousands $)
Audit Fees(1)	4,097	3,892
Audit-Related Fees(2)	162	150
Tax Fees(3)	86	95
All Other Fees(4)	345	40
Total Fees	4,690	4,177

1
Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2014 and 2013 included in Form 10-K and the quarterly reviews of our financial statements included in Forms 10-Q.

2
Includes amounts related to pension plan audits, royalty audits, recycling audits and donation fund audits performed in Canada for fiscal years 2014 and 2013, as well as fees related to correspondence with the Securities and Exchange Commission (SEC) in 2014 and 2013.

3	Fees consist of United Kingdom (U.K.) tax compliance work and other tax services performed for fiscal years 2014 and 2013.

4
Fees incurred for assistance provided on business process improvements in Canada in 2014, as well as special tax, accounting and compensation projects and for subscriptions provided by PwC in 2014 and 2013.

The Board recommends a vote FOR the proposal ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2015, and executed proxies that are returned will be so voted unless otherwise instructed.

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QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1. What are the Company's outstanding voting securities?
The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock), and Class B common stock, par value $0.01 per share (Class B common stock).
In addition, we have outstanding Special Class A voting stock, par value $0.01 per share (Special Class A voting stock), and Special Class B voting stock, par value $0.01 per share (Special Class B voting stock), through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc. (Exchangeco), a Canadian corporation and a wholly-owned, indirect subsidiary of the Company may exercise their voting rights with respect to the Class A common stock and Class B common stock in which the Class A exchangeable shares and Class B exchangeable shares may be respectively exchanged.
Each holder of record of the Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.
For more details regarding our various classes of stock, please refer to page 12.

2. How many shares are outstanding?
At the close of business on April 10, 2015, the record date for the Annual Meeting, there were outstanding 2,559,794 shares of Class A common stock, and 163,225,065 shares of Class B common stock, 1 share of Special Class A voting stock (representing the voting rights attached to the 2,894,040 outstanding Class A exchangeable shares) and 1 share of Special Class B voting stock (representing the voting rights attached to the 17,417,927 Class B outstanding exchangeable shares).
Only stockholders of record at the close of business on April 10, 2015, are entitled to vote at the Annual Meeting.

3. What is the record date and what does it mean?
The record date for the Annual Meeting is April 10, 2015 (the Record Date). The Record Date is established by the Board as required by the Delaware General Corporation Law, as amended (the DGCL), and the Company's Third Amended and Restated Bylaws (the Bylaws). Owners of record of Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares at the close of business on the Record Date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

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4. What are my voting choices for each of the proposals to be voted on at the Annual Meeting; who is eligible to vote; and what are the voting standards?

Proposal	Eligible to Vote	Voting Choices and Board Recommendation	Voting Standard
Proposal 1: Election of Directors
Election of ten Class A Directors	Class A	• vote for all nominees	Plurality of votes cast, voting together as a class
	Class A exchangeable	• vote for specific nominees
• vote withhold on all nominees
• vote withhold on specific nominees
The Board recommends a vote FOR each of the nominees.

Election of three Class B Directors	Class B	• vote for all nominees	Plurality of votes cast, voting together as a class
	Class B exchangeable	• vote for specific nominees
• vote withhold on all nominees
• vote withhold on specific nominees
The Board recommends a vote FOR each of the nominees.
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (the Advisory Say on Pay Vote)	Class A	• vote in favor of the proposal	Majority of votes cast, voting together as a class
	Class B	• vote against the proposal
	Class A exchangeable	• abstain from voting on the proposal
	Class B exchangeable	The Board recommends a vote FOR the advisory say on pay vote.
Proposal 3: Approval of the Amendment and Restatement of the Molson Coors Brewing Company Incentive Compensation Plan	Class A	• vote in favor of the proposal	Majority of votes cast, voting together as a class
	Class A exchangeable	• vote against the proposal
• abstain from voting on the proposal
The Board recommends a vote FOR the proposal.
Proposal 4: Ratify Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015	Class A	• vote in favor of the ratification	Majority of votes cast, voting together as a class
	Class A exchangeable	• vote against the ratification
• abstain from voting on the ratification
The Board recommends a vote FOR the ratification.
At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 13 nominees named in the Proxy Statement.

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5. What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?
Stockholders of record.  If your shares are registered directly in your name through either Computershare Trust Company, N.A. (Computershare), for the Class A common stock or the Class B common stock, or CST Trust Company (CST), for the Class A exchangeable shares and the Class B exchangeable shares, you are considered a stockholder of record with respect to those shares.
Beneficial owners.  If your shares are held in a brokerage account or bank, you are considered a "beneficial owner" of those shares.

6. What different methods can I use to vote?
Written Proxy/Voting Instruction Form.  All stockholders of record can vote by written proxy/voting instruction card. If you are a beneficial owner, you will receive a written proxy/voting instruction card from your bank, broker or other nominee (Broker).
By Telephone or via the Internet.  All stockholders of record may also submit a proxy/voting instruction card by touch-tone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or via the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may submit a proxy/voting instruction card by telephone or via the Internet if their Broker makes those methods available, in which case the Broker will enclose the instructions with the proxy materials. The telephone and Internet proxy/voting instruction procedures are designed to authenticate stockholders' identities, to allow stockholders to submit a proxy/voting instruction card for their shares and to confirm that their instructions have been recorded properly.
In Person.  All stockholders of record of Class A common stock and Class B common stock may vote in person at the Annual Meeting. Beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to Question 8.
Additional Steps Required for Stockholders of Exchangeable Shares. All stockholders of record of Class A exchangeable shares and/or Class B exchangeable shares may exercise voting rights in person at the Annual Meeting by obtaining a proxy from CST, the trustee which holds the Special Class A voting stock and the Special Class B voting stock, to exercise such voting rights personally at the Annual Meeting. If you are a beneficial owner of Class A exchangeable shares and/or Class B exchangeable shares, you must instruct your Broker to obtain such proxy from the trustee in order to be able to exercise voting rights in person at the meeting.

7. What can I do if I change my mind after I submit a proxy/voting instruction card for my shares?
Holders of Class A or Class B common stock may revoke their proxy at any time prior to the completion of voting at the Annual Meeting by:

•	giving written notice to the Corporate Secretary of the Company at one of its' Principal Executive Offices;

•
delivering a later-dated proxy (or later-dated instructions to your Broker, if you are a beneficial owner or later-dated instructions to Broadridge Financial Services (Broadridge) if you hold shares in the MillerCoors retirement account); or

•	voting in person at the Annual Meeting (unless you are a beneficial owner without a legal proxy, as described in the response to Question 8).

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Holders of Class A or Class B exchangeable shares may revoke their voting instructions by delivering subsequent voting instructions via the Internet, by telephone or by mail no later than 11:59 p.m. EDT on May 29, 2015.

8. How can I vote at the Annual Meeting if I am a beneficial owner of Class A common stock or Class B common stock?
You should ask your Broker to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures described in the response to Question 14 to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

9. I hold shares in my MillerCoors retirement plan, how do I vote?
We have been advised by MillerCoors LLC (MillerCoors), the Company's joint venture with SABMiller plc, that according to the trust agreement concerning the MillerCoors Savings and Investment Plan (the MillerCoors Plan), employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting. If you participate in the MillerCoors Plan, you may give voting instructions for the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the Record Date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge, by completing and returning the proxy card accompanying your proxy materials. The trustee will vote your shares in accordance with your duly executed instructions that must be received no later than 5:00 p.m. EDT on May 29, 2015.
If you do not send instructions to Broadridge, then the trustee will vote shares credited to your account in the same proportion on each issue as it votes those shares credited to the accounts of other employees holding Molson Coors shares in the MillerCoors Plan for which it has received voting instructions. You may revoke previously given voting instructions prior to 5:00 p.m. EDT on May 29, 2015, by submitting to Broadridge a properly completed and signed proxy card bearing a later date.

10. What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
Stockholders of record should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees as set forth in this Proxy Statement;

•	FOR the advisory proposal to approve the advisory say on pay vote;

•	FOR the amendment and restatement of the Molson Coors Brewing Company Incentive Compensation Plan with respect to the Class A holder proxy cards; and

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm with respect to Class A holder proxy cards.

If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

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11. What if I am a beneficial owner and do not give voting instructions to my Broker?
If you are a beneficial owner and your shares are held in "street name," you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker. If you do not provide voting instructions to your Broker, whether your shares can be voted by such person depends on the type of item being considered for election. Your Broker is bound by the rules of the New York Stock Exchange (NYSE) regarding whether or not it can exercise discretionary voting power for any particular proposal.
Non-Discretionary Items.  The election of directors, the advisory say on pay vote and the approval of the amendment and restatement of the Plan are non-discretionary items and may not be voted on by Brokers who have not received specific voting instructions from beneficial owners of Class A common stock and Class B common stock, as applicable.
Discretionary Items.  The ratification of the appointment of PwC is a discretionary item. Generally, Brokers that do not receive voting instructions from beneficial owners of Class A common stock may vote on this proposal in their discretion.
Beneficial Holders of Exchangeable Shares.  If you are a registered owner of exchangeable shares and do not provide CST with voting instructions no later than 11:59 p.m. EST on May 29, 2015, or if you are a beneficial owner of the exchangeable shares and do not provide CST with voting instructions through your broker, your exchangeable shares will not be voted on any matter.
The table below sets forth each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions.

Can Brokers Vote Absent Instructions?
Proposal	Class A and Class B common stock	Class A and Class B exchangeable shares
Proposal 1: Election of Directors	No	No
Proposal 2: Advisory Say on Pay Vote	No	No
Proposal 3: Approval of the Amendment and Restatement of the Molson Coors Brewing Company Incentive Compensation Plan	No	No
Proposal 4: Ratification of Independent Registered Public Accounting Firm	Yes (Class A only)	No

12. How are abstentions and Broker non-votes counted?
Abstentions and Broker non-votes are included in determining whether a quorum is present, but will not be included in votes cast, so they will not affect the outcome of the vote on the election of directors, the advisory say on pay vote, the approval of the amendment and restatement of the Plan or the ratification of the appointment of PwC as our Independent registered public accounting firm.

13. Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K on the Internet?
The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (Annual Report or Form 10-K) are available at www.proxyvote.com. Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your

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proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.
Stockholders of Record.  If you submit proxy/voting instructions via the Internet (www.proxyvote.com), simply follow the prompts for enrolling in the electronic proxy delivery service.
Beneficial Owners.  If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your Broker regarding the availability of this service.

14. How do I attend the Annual Meeting and what do I need to bring?

Important: If you are planning to attend the Annual Meeting, you must follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders of record as of the Record Date or their authorized named representatives.

As a stockholder of record.  You will be asked to present photo identification, such as a driver's license, in order for Molson Coors to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card.
As a beneficial owner.  Please bring the notice or voting instruction form you received from your Broker, as well as photo identification, for admission to the Annual Meeting. You also may bring your brokerage statement reflecting your ownership as of the Record Date. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in the response to Question 8.
Important Note:  Cameras, sound or video recording equipment or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting. We realize that many cellular phones have built-in digital cameras and sound recorders, and while you may bring these phones into the meeting, you may not use the camera or recording function at any time.

15. How are proxies solicited and what is the cost?
The Company has engaged Georgeson Inc. to assist with the solicitation of proxies for a fee of $7,500, plus expenses. The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company will reimburse Brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of record of common stock and/or exchangeable shares. The Company's directors, officers and employees also may solicit proxies by mail, telephone and personal contact, however they will not receive any compensation for these activities.

16. Will there be an audio-cast of the Annual Meeting?
You can listen to a live audio-cast of the Annual Meeting by visiting our website at www.molsoncoors.com (the Company's Website), click on "Investors," click on "Past Events and Presentations" and click on the link to the audio-cast. An archived copy of the audio-cast will be available until July 31, 2015. We have included the Company's Website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

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17. What if I only received one copy of the proxy materials, even though multiple stockholders reside at my address?
The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a Broker may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless we have received contrary instructions from one or more of the stockholders at that address. Certain Brokers have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings, or request to receive multiple copies if a single copy is being received, should contact their Broker for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.
Upon written or oral request at the address or telephone number above, a separate copy of the proxy materials will be promptly delivered to any beneficial holder at a shared address to which a single copy of the proxy materials was delivered. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year's Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to the stockholder.

Common Stock and Exchangeable Shares

18. What is the difference between the Class A common stock and Class B common stock?
Generally.  Under the terms of the Company's Restated Certificate of Incorporation (as amended, the Restated Certificate of Incorporation), the Class A common stock and the Class B common stock are identical in all respects except with respect to the voting rights of these shares and as otherwise provided in the Restated Certificate of Incorporation. The Class A common stock and Class B common stock are traded on the NYSE under the symbols TAP.A and TAP, respectively.
Class B Holder Voting Rights.  The holders of the Class B common stock and the Special Class B voting stock (as instructed by the holders of the Class B exchangeable shares)(collectively the Class B Holders) may vote with respect to the following: (i) any matter required by the DGCL; (ii) for the election of up to three Class B directors; and (iii) as provided in the Restated Certificate of Incorporation, including on a non-binding advisory basis on say on pay and on those items described below. In all other cases, the right to vote is vested exclusively with the holders of the Class A common stock and the Special Class A voting stock (as instructed by the holders of Class A exchangeable shares)(collectively the Class A Holders).
Under the Restated Certificate of Incorporation, the Class A Holders and Class B Holders shall have the right to vote, as separate classes and not jointly, on:

•	any merger that requires stockholder approval under the DGCL;

•	any sale of all or substantially all of the Company's assets, other than to a related party;

•	any proposal to dissolve the Company or any proposal to revoke the dissolution of the Company; or

•	any amendment to the Restated Certificate of Incorporation that requires stockholder approval under the Restated Certificate of Incorporation or the DGCL and that would:

◦	increase or decrease the aggregate number of the authorized shares of Class B common stock;

◦	change the rights of any shares of Class B common stock;

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◦	change the shares of all or part of Class B common stock into a different number of shares of the same class;

◦	increase the rights of any other class that is equal or superior to Class B common stock with respect to distribution or dissolution rights (a co-equal class);

◦	create any new co-equal class;

◦
other than pursuant to the Restated Certificate of Incorporation, exchange or reclassify any shares of Class B common stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B common stock; or

◦
limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B common stock.

Annual Advisory Say on Pay Vote.  In addition, the Class A Holders and Class B Holders, voting together as a single class, are entitled to vote to approve on a non-binding, advisory basis the compensation of the Company's NEOs.
Director Elections.

•
The Class A Holders, voting together as a single class, are entitled to elect 12 of the 15 directors, although there are two vacancies, one of which the Nominating Committee of the Board (the Nominating Committee) is in the process of identifying a candidate to fill and the other the Board does not currently plan to fill; and

•	The Class B Holders, voting together as a single class, are entitled to elect three of the 15 directors.

19. What are the Class A exchangeable shares and Class B exchangeable shares? How do they vote? How are they different from the Class A common stock and Class B common stock?
The Class A exchangeable shares and Class B exchangeable shares are shares of the share capital in Exchangeco and they are publicly traded on the Toronto Stock Exchange (TSX) under the symbols TPX.A and TPX.B, respectively.
These shares are intended to provide substantially the same economic and voting rights as the corresponding class of Molson Coors common stock in which they may be exchanged.
In addition to the registered Class A common stock and the Class B common stock, Molson Coors also has issued and outstanding, one share each of a Special Class A voting stock and Special Class B voting stock. The Special Class A voting stock and the Special Class B voting stock in the Company provide the mechanism for holders of Class A exchangeable shares and Class B exchangeable shares to provided instructions to vote with the holders of the Class A common stock and the Class B common stock, respectively. The holder of the Special Class A voting stock and Special Class B voting stock are entitled to one vote for each outstanding Class A exchangeable share and Class B exchangeable share, respectively, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote.
The Special Class A voting stock and Special Class B voting stock are subject to a voting trust arrangement. The trustee which holds the Special Class A voting stock and the Special Class B voting stock is required to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, other than Molson Coors or its subsidiaries, respectively, on the Record Date, and will cast the votes in accordance with such instructions so received.

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20. I am a holder of exchangeable shares, will I receive additional materials?
The exchangeable shares are non-voting with respect to Exchangeco, except as required by the provisions attached to the exchangeable shares or by applicable law. Therefore, this Proxy Statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate annual meeting of Exchangeco. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.
Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of Molson Coors rather than Exchangeco, information regarding Exchangeco (other than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.
Holders of exchangeable shares effectively have a participating interest in Molson Coors and not a participating interest in Exchangeco. It is, therefore, the information relating to the Company that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the Annual Meeting.

21. I hold exchangeable shares, how do I vote? Can I vote in person at the Annual Meeting?
Holders of exchangeable shares, other than Molson Coors or its subsidiaries, are entitled to vote at the annual meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A exchangeable shares and/or Class B exchangeable shares as of the Record Date, you may provide voting instructions to CST, as trustee, although your voting instructions must be received no later than 11:59 p.m. EDT on May 29, 2015. If you do not send instructions by this deadline, the trustee will not be able to vote your Class A exchangeable shares and/or Class B exchangeable shares. You may revoke previously given voting instructions by delivering subsequent voting instructions by mail, via the Internet or by telephone, but under no circumstance, later than 11:59 p.m. EDT on May 29, 2015.
All stockholders of record of Class A exchangeable shares and/or Class B exchangeable shares may exercise their voting rights in person at the Annual Meeting by obtaining a proxy from CST, the trustee which holds the Special Class A voting stock and the Special Class B voting stock, to exercise such voting rights personally at the Annual Meeting. If you are a beneficial owner of Class A exchangeable shares and/or Class B exchangeable shares, you must instruct your Broker to obtain such proxy from the trustee in order to be able to exercise your rights in person at the meeting.

Board Communications, Stockholder Proposals and Company Documents

22. How do I communicate with the Board?
Stockholders and other interested parties may communicate directly with the Chairman of the Board (Chairman), Chairman of the Audit Committee (Audit Chairman), any individual director or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items, will be forwarded to the addressee as follows: mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Employee

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Directors” will be forwarded or delivered to the Chairman of the Compensation Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman.

23. How do I submit a proposal for action at the 2016 Annual Meeting of Stockholders?
To be eligible for inclusion in Molson Coors' Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholder proposals must be received by Molson Coors at one of its' Principal Executive Offices by December 19, 2015, unless the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or after June 3, 2016 in which case the proposal must be received in a reasonable time before we begin to print and send our proxy materials. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal to be included in the Company's Proxy Statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's securities and must have held such securities continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.
For proposals not intended to be included in the Proxy Statement or nominations of persons to stand for election to the Board, the Bylaws require that such stockholder must be entitled to vote at the Annual Meeting and must have given timely notice of the stockholder proposal or director nomination in writing to the Corporate Secretary of the Company, and such business must be a proper matter for action by holders of the class of stock held by such stockholder. Failure to deliver a proposal or director nomination in accordance with the procedures discussed below and in the Bylaws may result in the proposal or director nomination not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at the stockholders' meeting must be received by our Corporate Secretary at one of its' Principal Executive Offices, no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. To be timely for the 2016 Annual Meeting of Stockholders, a stockholder's notice shall have been delivered to the Corporate Secretary at one of its' Principal Executive Offices no earlier than February 4, 2016, and no later than March 5, 2016, and must include the information required by Section 1.9.2 of the Company's Bylaws.

24. Where can I get copies of the Company's corporate governance documents?
Our current Corporate Governance Guidelines, Code of Business Conduct, Restated Certificate of Incorporation, Bylaws and written charters for the Audit, Nominating, Compensation and Finance Committees are posted on the Company's Website. Stockholders may also request a free copy of these documents from: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

25. Where can I get a copy of the Company's Annual Report on Form 10-K?
You can request to receive a copy of our Form 10-K at no charge. Send your written requests to our Corporate Secretary at 1225 17th Street, Suite 3200, Denver, Colorado 80202. The Exhibits to the Form 10-K are available upon the payment of charges associated with our cost of reproduction.
You can also obtain copies of the Form 10-K and exhibits, as well as other filings we make with the SEC, on the Company's Website, at www.proxyvote.com or on the SEC's website at www.sec.gov.

26. When will the Company announce the voting results?
The Company will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on the Company's Website and in a Current Report on Form 8-K that it files with the SEC.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Company's Bylaws provide for the annual election of directors. The Board has currently set the number of directors at 15, consisting of 12 Class A directors and three Class B directors. However, for purposes of this Annual Meeting, 13 directors are being nominated for election at the Annual Meeting, each to serve until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. The 13 nominees consist of:

•	ten directors to be elected by the Class A Holders; and

•	three directors to be elected by the Class B Holders.
The Nominating Committee is in the process of identifying a candidate to fill the current Class A vacancy created by Dr. Francesco Bellini's decision not to stand for re-election on February 27, 2014, and the Board does not currently plan to fill the remaining Class A vacancy.
On February 18, 2015, the A-C Nominating Subcommittee nominated Peter J. Coors, Peter H. Coors' son and Christien Coors Ficeli's brother, to stand for election as a Class A director in lieu of Christien Coors Ficeli. The Coors family by practice exposes different members of the “next generation” of family leaders to board membership. This accounts for the nomination of Peter J. Coors to stand for election as a Class A director by the A-C Nominating Subcommittee.
For more information on the nomination of our Class A directors and Class B directors, please refer to "Nomination of Directors" section beginning on page 27.
At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 13 nominees named in this Proxy Statement.
The following summaries set forth certain biographical information regarding each director, including a summary description of each individual's particular knowledge, qualifications or areas of expertise considered for nomination to the Company's Board.
Each of the directors has consented to serve if elected. If any of them becomes unavailable to serve as a director, a substitute nominee may be designated in accordance with the Company's Restated Certificate of Incorporation and its Bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the Company's Restated Certificate of Incorporation and its Bylaws.

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2015 Nominees for Class A Directors

Peter H. Coors
Director of Molson Coors since February 2005, Chairman of Molson Coors since May 2013.
Age: 68
Board Committees: Nominating
Other Public Company Boards: None
Background:  Mr. Coors has served as Chairman of the Board of Directors of MillerCoors in which the Company owns a 42% economic interest, since July 2008. He serves as a trustee and is Co-Chairman of Adolph Coors Company, LLC, the trust holding company of the Adolph Coors, Jr. Trust (Coors Trust) and other Coors' family trusts. He is Chairman of the Trust Committee of the Coors Trust and trustee of various other Coors' Family Trust Committees. The Coors Trust is a party to a Voting Agreement with Pentland Securities (1981) Inc. (Pentland) and 4280661 Canada Inc. (discussed further in the Beneficial Ownership Table section beginning on page 106). Mr. Coors previously served as Vice Chairman of the Board of Molson Coors during the periods May 2011 to May 2013 and February 2005 to December 2008 and as Chairman of the Board of Molson Coors during the period December 2008 to May 2011. He served Adolph Coors Company, the predecessor company to Molson Coors, as Chairman of the Board from 2002 to 2005, and Chief Executive Officer from 2000 to 2002. He has served Coors Brewing Company, a wholly owned subsidiary of the Company, as Chairman of the Board of Directors since 2002, a director since 1973, and Chief Executive Officer from 1992 to 2000. Since joining the Company in 1971, he has served in a number of different executive and management positions for Adolph Coors Company, Coors Brewing Company and Molson Coors. Mr. Coors also serves on numerous community and civic boards, including the National Western Stock Show and the Denver Area Council of the Boy Scouts of America. He has been a director of Energy Corporation of America since 1996.
Specific Qualifications, Attributes, Skills and Experience:  As a member of the company-founding Coors family and a former Chief Executive Officer of the Company, Mr. Coors, a major stockholder, brings to the Board extensive knowledge of the Company's history and culture, and the perspective of a long-term,highly committed stockholder. Mr. Coors provides a strong relationship with U.S. distributors and retailers. Mr. Coors is a recognized leader in the beer industry and provides a strong perspective, leadership and expertise in the U.S. beer business. He is also a well-recognized public representative of the Company.

Peter J. Coors
Director Nominee
Age: 38
Board Committees: Not applicable
Other Public Company Boards: None
Background:  Mr. Coors is the Brewery Manager at the MillerCoors Shenandoah Brewery since September 2014. Prior to that, he held various management positions across the U.S. within the MillerCoors organization, most recently as Manager of Trade and Consumer Quality from June 2011 to August 2014. Prior to joining MillerCoors, he held various positions with the Molson Coors organization from August 2003 to October 2008. He began his career with Coors Brewing Company in Elkton, Virginia in 2001 as a Bottle Team Leader. He currently serves on the Executive Board of Trustees of the Denver Area Council of the Boy Scouts of America and on the Board of Trustees for the Adolph Coors Company LLC and various Coors' family trusts. He earned his Master's Degree and his undergraduate degree in Operations Research Industrial Engineering from Cornell University College of Engineering.
Specific Qualifications, Attributes, Skills and Experience:  As a member of the Coors family, Mr. Coors brings to the Board extensive knowledge of the Company's history and culture and the perspective of a long-term, highly committed stockholder. As a master brewer, he brings a business background in the beer industry. He also offers a strong perspective, leadership and expertise in the U.S. beer business.

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Brian D. Goldner
Director of Molson Coors since 2010.
Age: 51
Board Committees: Compensation
Other Public Company Boards: Hasbro, Inc. (NASDAQ: HAS)
Background:  Mr. Goldner is the President, Chief Executive Officer and director of Hasbro, Inc., a children's and family leisure time entertainment products and services company, positions he has held since 2008. From 2006 to 2008, Mr. Goldner was Chief Operating Officer and from 2003 to 2006 was President of the U.S. Toys Segment of Hasbro, Inc. Prior to joining Hasbro, Inc., Mr. Goldner held a number of management positions including Executive Vice President and Chief Operating Officer of Bandai America Incorporated, Worldwide Director in Charge of the Los Angeles office of J. Walter Thompson, and Vice President and Account Director in the Chicago office of Leo Burnett Advertising. Mr. Goldner has served on the boards of the Toy Industry Association Inc., The Miriam Hospital in Providence, Rhode Island and The Hole in the Wall Gang Camps. He is a graduate of Dartmouth College and the Executive Education Program at the Amos Tuck School.
Specific Qualifications, Attributes, Skills and Experience:  Mr. Goldner provides the Board with extensive experience in building global brands and growing multi-brand international companies. Additionally, he brings business experience as a Chief Executive Officer.

Franklin W. Hobbs
Director of Molson Coors since 2005.
Age: 67
Board Committees: Audit and Finance
Other Public Company Boards: Ally Financial Inc. (NYSE: ALLY)
Background: Mr. Hobbs currently serves as an advisor to One Equity Partners, a private equity investment firm. He served as Chief Executive Officer for the investment bank, Houlihan Lokey Howard & Zukin, from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co., an investment bank, from 1972 to 1992, as Chief Executive Officer from 1992 to 1997, and served as Chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. He currently serves on the Board of Directors of Ally Financial Inc. (as Chairman), BAWAG P.S.K. (as Supervisory Chairman) and Lord, Abbett & Co. He also serves on the Board of Trustees and is Treasurer of The Frick Collection and is on the Board of Directors of the U.S. Fund of UNICEF. Mr. Hobbs previously served on the Board of Overseers of Harvard University, also serving on the Audit Committee, and was President of the Board of Trustees of the Milton Academy, where he also served on the Audit Committee. He is a graduate of Harvard College and Harvard Business School. Mr. Hobbs previously served as a director of Adolph Coors Company since 2001.
Specific Qualifications, Attributes, Skills and Experience: Mr. Hobbs provides the Board with a high level of financial literacy and expertise due to his background as an investment banker, his service on other audit committees and his experience as a Chief Executive Officer. He also provides extensive knowledge about the Company.

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Mark R. Hunter
Director of Molson Coors since January 2015.
Age: 52
Board Committees: None
Other Public Company Boards: None
Background: Mr. Hunter has served as the President and Chief Executive Officer (CEO) of Molson Coors since January 2015. He has also served as a director of MillerCoors since February 2015. Prior to his current role, Mr. Hunter served as President and Chief Executive Officer of Molson Coors Europe from January 2013 to December 2014. Mr. Hunter served as President and Chief Executive Officer of Molson Coors Central Europe from June 2012 to January 2013 and as President and Chief Executive Officer of Molson Coors UK from December 2007 until June 2012. From May 2005 to November 2007, he was Chief Commercial Officer for Molson Coors Canada, where he was responsible for all sales and marketing activities. From 1997 to 2005, he served on the board of Bass Brewers Ltd. and as Marketing Director for Coors Brewers Limited (now Molson Coors UK). During such time, Mr. Hunter had accountability for the Bass Brewers brand portfolio (including Carling) plus business unit strategy and export development. From 1989 to 1997, Mr. Hunter held a variety of marketing leadership roles for Bass Brewers. Before joining Bass Brewers in 1989, he held a variety of sales positions with Hallmark Cards and Bulmers Drinks. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009.
Specific Qualifications, Attributes, Skills and Experience:  Mr. Hunter is required to be nominated to serve on the Board according to the Company's Restated Certificate of Incorporation by virtue of his position as CEO of the Company. He has extensive experience in the beer business and delivers management's perspective to the Board.

Andrew T. Molson
Director of Molson Coors since 2005, Vice Chairman of the Board (Vice Chairman) since May 2013.
Age: 47
Board Committees: Nominating
Other Public Company Boards: The Group Jean Coutu PJC Inc. (TSX: PJC.A)
Background: Mr. Molson is a partner and Chairman of RES PUBLICA Consulting Group, a Montreal-based holding and management company for two leading professional services firms, NATIONAL Public Relations (where he has worked since 1997) and Cohn and Wolfe | Canada, both offering strategic public relations counsel to a wide range of businesses. He previously served as Chairman of the Board of Molson Coors from May 2011 to May 2013 and Vice Chairman of the Board of Molson Coors from May 2009 to May 2011. Mr. Molson currently serves as a director of The Montréal Canadiens Hockey Club and Groupe Deschênes Inc. He is president of the Molson Foundation and serves on several non-profit boards, including the Concordia University Foundation, the Institute for Governance of Private and Public Organization, the Montréal General Hospital Foundation and the Banff Centre. He became a member of the Quebec bar in 1995 after studying law at Laval University and holds a Masters of Science degree in corporate governance and ethics from the University of London (Birbeck College) and a Bachelor of Arts degree from Princeton University.
Specific Qualifications, Attributes, Skills and Experience: As a member of the Molson family, which has been instrumental in developing the Canadian beer business since its opening in 1786 (the now-oldest brewery in North America), Mr. Molson brings to the Board extensive knowledge of Molson Coors' history and culture, and the perspective of a long-term, highly committed stockholder.  He also brings extensive knowledge regarding public relations and corporate governance. Additionally, he provides a strong perspective, leadership and expertise in the Canadian beer business.

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Geoffrey E. Molson
Director of Molson Coors since 2009.
Age: 44
Board Committees: Nominating
Other Public Company Boards: None
Background:  Mr. Molson is a General Partner (since December 2009), and is the President and Chief Executive Officer (since June 2011) of the CH Group Limited Partnership, owner of the Montréal Canadiens Hockey Club, evenko, Equipe Spectra and the Bell Centre. From 2006 to December 2009, Mr. Molson served as Vice President of Marketing for Molson Inc. He previously served as Vice President of Sales and Marketing from 2004 to 2005, Vice President of Quality and Distributor Development from 2001 to 2004, and Key Account Sales Manager-Canada and Director of Trade Marketing from 1999 to 2001, for Molson USA, a former wholly-owned subsidiary of Molson Coors. He was a senior consultant at CSC Consulting (formerly The Kalchas Group), a strategy consultancy firm, from 1996 to 1999. Prior to this he worked in media at The Coca-Cola Company. Mr. Molson is a member of the Board of Directors of RES PUBLICA Consulting Group and a member of The Molson Foundation, a family foundation dedicated to the betterment of Canadian society, as well as St. Mary's Hospital Foundation and the Montréal Canadiens Children's Foundation. He currently represents Molson Coors as Ambassador, representing the Molson family in key strategic areas of the business. Mr. Molson holds a M.B.A. from Babson Business School and a Bachelor of Arts degree from St. Lawrence University.
Specific Qualifications, Attributes, Skills and Experience:  As a member of the Molson family, which has been instrumental in developing the Canadian beer business since its opening in 1786 (the now-oldest brewery in North America), Mr. Molson brings to the Board extensive knowledge of the Company's history and culture, and the perspective of a long-term, highly committed stockholder. He also brings experience in beer sales, marketing, distributor development and key account management. Additionally, Mr. Molson brings experience in the sports and entertainment industry which is an important marketing platform for the Company.

Iain J.G. Napier
Director of Molson Coors since 2008.
Age: 66
Board Committees: Audit and Finance
Other Public Company Boards: John Menzies plc (LON: MNZS) and McBride plc (LON: MCB)
Background:  Mr. Napier has been a director at John Menzies plc since September 2008 where he currently serves as Chairman of the Board of Directors and chairs the Nomination Committee. He also has been Chairman of the Board at McBride plc since July 2007 and he currently chairs the Nomination Committee and is a member of the Remuneration Committee. He is the Senior Independent Director of William Grant & Sons Holdings Limited (since April 2014), where he chairs the Audit Committee. From March 2000 to February 2014, Mr. Napier served as a Non-Executive Director of Imperial Tobacco Group plc, becoming Chairman of the Board and Chairman of the Nomination Committee in January 2007. Mr. Napier previously served as Chief Executive Officer of Taylor Woodrow plc, an international housing and development company, from 2002 to 2006. Prior to this, he worked extensively in the beer and leisure industries. From 2000 to 2001, he was Vice President U.K. and Ireland for InBev S.A., following its acquisition of Bass Brewers Ltd. He was Chief Executive Officer of Bass Brewers and Bass International Brewers from 1996 to 2000. From 1989 to 2000, he held various leadership positions with Bass, including as a main board director. Earlier in his career, Mr. Napier also held senior management positions at Ford Motor Company and Whitbread plc. Mr. Napier is a Fellow of the Chartered Institute of Management Accountants and is also a chartered global management accountant.
Specific Qualifications, Attributes, Skills and Experience:  Mr. Napier provides the Board with a high level of financial literacy and international business expertise. He also provides extensive experience in the beer and leisure industries, including the U.K. beer market.

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Douglas D. Tough
Director of Molson Coors since 2012.
Age: 65
Board Committees: Compensation
Other Public Company Boards: Reckitt Benckiser Group plc (LON: RB)
Background:  Mr. Tough is a director at Reckitt Benckiser Group plc and currently serves on the Remuneration and Nomination Committees since November 2014. From March 2010 to September 2014, Mr. Tough served as the Chief Executive Officer of International Flavors & Fragrances (IFF), a creator and manufacturer of flavors and fragrances. He served as its Chairman from March 2010 to December 2014. Mr. Tough joined the IFF Board in 2008 and served as its Non-Executive Chairman from October 2009 until he became Chief Executive Officer of the company. Previously, he served as Chief Executive Officer and Managing Director of Ansell Limited from 2004 until March 2010. Prior to joining Ansell Limited, Mr. Tough held a number of positions with Procter & Gamble Company for 12 years, as well as a variety of executive positions with Cadbury Schweppes plc. (Cadbury), including serving as Chief Executive Officer of Dr Pepper / 7UP, Cadbury's largest unit. Mr. Tough holds a M.B.A. from the University of Western Ontario and a B.B.A. from the University of Kentucky.
Specific Qualifications, Attributes, Skills and Experience:  Mr. Tough provides the Board with extensive experience with multi-brand international companies, including a food and beverage company. Additionally, he brings business experience based on his background of being a Chief Executive Officer.

Louis Vachon
Director of Molson Coors since 2012.
Age: 52
Board Committees: Finance
Other Public Company Boards: Fiera Capital Corporation (TSX: FSZ) and National Bank of Canada (TSX: NA)
Background:  Mr. Vachon is currently President and Chief Executive Officer of the National Bank of Canada, a position he has held since June 2007. He has served as a member of the National Bank of Canada's Board of Directors since 2006. Since April 2012, he has served as a director of Fiera Capital Corporation. He also currently serves on the Board of Directors for the Conseil des Gouverneurs Associes de l'Universite de Montréal and the Canadian Council of Chief Executives, and he has held other board positions as well. Mr. Vachon has been with the National Bank of Canada since 1996, previously serving as Chief Operating Officer and Director; Chief Executive Officer of National Bank Financial and Chairman of Natcan Investment Management Inc.; Chairman of National Bank Financial; Senior Vice President of Treasury and Financial Markets; and President and Chief Executive Officer of Innocap Investment Management Inc. Mr. Vachon holds a Master of International Business degree in international finance from the Fletcher School at Tufts University, a Bachelor of Arts degree in economics from Bates College and a CFA certification from the CFA Institute.
Specific Qualifications, Attributes, Skills and Experience:  Mr. Vachon provides the Board with an extensive experience with financial markets, including financing and strategy. Additionally, Mr. Vachon brings business experience as a Chief Executive Officer of a bank and brings Canadian market experience.

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2015 Nominees for Class B Directors

Roger G. Eaton
Director of Molson Coors since 2012.
Age: 54
Board Committees: Audit
Other Public Company Boards: None
Background: Mr. Eaton serves as the Chief Operations Officer of Yum! Brands, Inc., an operator of fast food restaurants, a role he assumed in late 2011. Previously, he dually served as President of the KFC division from January 2014 to April 2015. From June 2008 to February 2011, Mr. Eaton was Chief Executive Officer and President of KFC USA. He also held several international positions at the company, including Senior Vice President, Regional Operations Director, General Manager and Finance Director in the South Pacific, Australia and New Zealand. From 1996 to 2000, Mr. Eaton was employed by Hoyts Corporation, one of the world's leading entertainment companies, where he served as Chief Operating Officer of Hoyts Cinemas Australia Limited and President of Hoyts USA Limited. He also worked as General Manager of Finance for Hoyts Pty Ltd, the private holding company of Hoyts Entertainment Ltd and Hoyts Media Ltd. Mr. Eaton holds a post graduate diploma in accounting and a bachelor's degree in commerce from the University of Natal - Durban in South Africa. He passed the South African Public Accountants and Auditors Board exams in 1982. He is a member of the Australian Institute of Chartered Accountants.
Specific Qualifications, Attributes, Skills and Experience: Mr. Eaton provides the Board extensive experience in global retail brand management, operations and finance.

Charles M. Herington
Director of Molson Coors since 2005.
Age: 55
Board Committees: Audit
Other Public Company Boards: NII Holdings, Inc. (OTCMKTS: NIHDQ)
Background: Mr. Herington is currently Vice Chairman and President of Global Operations at Zumba Fitness, LLC a role he assumed in August 2013. Since September 2012, Mr. Herington has acted as an independent consultant to companies regarding a variety of issues including marketing, brand building, operations and M&A activity. He was Executive Vice President, Developing Market Group, Avon Products Inc., a large global consumer products company, from March 2011 to August 2012. Prior to that he was Executive Vice President, Latin America and Central and Eastern Europe of Avon Products Inc., a position he held since June 2009. He was Executive Vice President, Latin America Avon Products, Inc. from March 2008 to June 2009. From 1999 to February 2006, Mr. Herington was President and Chief Executive Officer of AOL Latin America, a NASDAQ publicly-traded company. In June 2005, AOL Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company's recovery and liquidation plan. From 1997 to 1999, he served as President, Revlon Latin America. From 1990 to 1997, he held a variety of executive positions with Pepsico Restaurants International. From 1981 to 1990, he held various marketing and executive positions at Procter & Gamble. Mr. Herington currently serves as a director of Klox Technologies, Inc. (NASDAQ listing pending), since 2014 and NII Holdings, Inc. (NII Holdings) since 2003. NII Holdings filed for Chapter 11 bankruptcy protection on September 15, 2014. Mr. Herington previously served as a director of Molson Coors' predecessor company, Adolph Coors Company, since 2003.
Specific Qualifications, Attributes, Skills and Experience: Mr. Herington provides the Board almost 30 years of experience in marketing, brand building and operations including his senior executive operations experience in Latin America and Central and Eastern Europe and extensive marketing experience in Canada.

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H. Sanford Riley
Director of Molson Coors since 2005.
Age: 64
Board Committees: Compensation and Nominating
Other Public Company Boards: Canadian Western Bank (TSX: CWB), GMP Capital, Inc. (TSX: GMP), The North West Company (TSX: NWC) and Manitoba Telecom Services, Inc. (TSX: MBT)
Background: Mr. Riley has been President and Chief Executive Officer of Richardson Financial Group Limited, a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman in 2002. Mr. Riley has served as a director of The North West Company Inc. since 2002, becoming Chairman in 2008; GMP Capital, Inc., a publicly traded investment dealer, since 2009; Manitoba Telecom Services Inc. since 2011, where he is also a member of the Audit Committee; and Canadian Western Bank since 2011. His community affiliations include serving as Chairman of the University of Winnipeg Foundation Board of Directors, past Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a J.D. from Osgoode Hall Law School and a Bachelor of Arts degree from Queen's University. Mr. Riley is a Member of the Order of Canada. Mr. Riley previously served as a director of Molson, Inc. since 1999.
Specific Qualifications, Attributes, Skills and Experience: Mr. Riley provides the Board a strong understanding of the Company and our business as a result of his years of service as a director. He also provides a high level of finance and corporate governance expertise, having served in executive leadership and board positions with several highly regulated global companies.

Position of Director Emeritus
Since May 2009, Eric H. Molson, formerly Chairman of the Board of Molson Coors, has served as a Director Emeritus of the Company. Since June 2012, William K. "Bill" Coors has served as a Director Emeritus of the Company. Messrs. Molson and Coors provide consulting and advisory services to the Board as requested and may be invited to attend meetings of the Board on a non-voting basis.

Family Relationship Disclosure
Peter H. Coors and Peter J. Coors are father and son; and Andrew T. Molson and Geoffrey E. Molson are brothers. Eric H. Molson, father of Andrew T. and Geoffrey E. Molson, is a Director Emeritus, and William K. "Bill" Coors, uncle of Peter H. Coors and great uncle of Peter J. Coors, is also a Director Emeritus.

The Board recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Molson Coors is committed to strong corporate governance, corporate responsibility and the accountability of our Board and our senior management team to our stockholders. The Board is elected annually by the stockholders to oversee their interests in the long-term success of the Company and its operating segments. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged with conducting the business of the Company.
Molson Coors is principally a holding company and our reporting segments include: Molson Coors Canada, operating in Canada; MillerCoors, which is our U.S. joint venture and is accounted for by us under the equity method of accounting, operating in the U.S.; Molson Coors Europe, operating in Bosnia-Herzegovina, Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, Republic of Ireland, Romania, Serbia, Slovakia and the United Kingdom; and Molson Coors International (MCI), operating in various other countries. Molson Coors Europe formerly was two reporting segments: Molson Coors Central Europe, operating in Bosnia-Herzegovina, Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, Romania, Serbia and Slovakia, and Molson Coors UK, operating in the Republic of Ireland and the United Kingdom.

Corporate Responsibility, Corporate Governance Guidelines and Code of Business Conduct
Corporate Responsibility
Corporate responsibility is integral to our business strategy and includes our commitments to focus on material issues regarding governance, ethics, alcohol responsibility, environmental sustainability, sustainable sourcing and investments in our people and communities.
Since 2012 we have been listed on the Dow Jones Sustainability World Index, and were named Beverage Sector Leader in 2012 and 2013.
Molson Coors is focused on continuing to improve our corporate responsibility to sustainability (Our Beer Print). Our Beer Print recognizes and promotes the Company's positive impact on its communities, people and the environment. These efforts have positively affected the Company's bottom line through increased efficiencies and avoided costs.
Our 2020 Sustainability Strategy sets out our approach to addressing our environmental Beer Print. The strategy integrates how we manage energy, green-house gas emissions, water and solid waste and sets out how we will meet our 2020 ambitions: improve energy efficiency, improve water efficiency, reduce carbon intensity, send zero waste to landfill and reduce the weight of packaging sold. By achieving these results we will deliver annual savings to our business.
More information, including policies, targets, performance indicators and the Company's 2014 Corporate Responsibility Report is available at www.OurBeerPrint.com. The information contained on the Company's Website and www.OurBeerPrint.com are not incorporated by reference into this Proxy Statement.

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Corporate Governance Guidelines
The Board has adopted the Board of Directors Charter and Corporate Governance Guidelines to promote the effective governance of the Company and proper functioning of the Board and its committees. The Corporate Governance Guidelines set forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of board performance. The Board regularly reviews developments in corporate governance to respond to these new developments as necessary and appropriate. The Corporate Governance Guidelines are available on the Company's Website.
Code of Business Conduct
All of our directors and employees, including our CEO, Chief Financial Officer (CFO), and other senior financial and executive officers, are bound by our Code of Business Conduct which complies with the requirements of the NYSE and the SEC to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Conduct is available on the Company's Website. We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on the Company's Website within four business days following the date of such amendment or waiver.

Board Leadership Structure
The Company separates the roles of Chairman and CEO pursuant to its Bylaws. According to the Company's Bylaws, the Chairman is appointed by the Class A-C Nominating Subcommittee, or the Class A-M Nominating Subcommittee, alternating on a biennial basis. Peter H. Coors was appointed Chairman by the Class A-C Nominating Subcommittee effective May 2013, and he will serve in this position until the Annual Meeting. The Class A-M Nominating Subcommittee has the right to appoint the Chairman following the Annual Meeting to serve until the 2017 Annual Meeting of Stockholders.

Board Size
The Board has currently set the number of directors at 15, consisting of 12 Class A directors and three Class B directors. However, for purposes of this Annual Meeting, only 13 directors are being nominated for election. There will be two Class A director vacancies. The Nominating Committee is in the process of identifying a candidate to fill one vacancy, but the Board does not currently plan to fill the other vacancy.
Our Restated Certificate of Incorporation and Bylaws provide that the Board may change the size of the Board by a resolution of at least two-thirds of the authorized number of directors (including vacancies), provided that any decrease in the number of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A voting stock, voting together as a class.

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Board's Role in Risk Oversight
The Board is responsible for overseeing the implementation of appropriate systems to manage the principal risks of the Company's business, and shares oversight and monitoring of the Company's enterprise risk management program with the Audit Committee. The Audit Committee reviews on an annual basis the risks, actions and progress and the Board annually reviews the risk program. The Audit Committee also oversees management of the Company's major financial risks and its procedures for monitoring and controlling these risks. The Audit Committee regularly reports on risk assessment to the Board.
The Compensation Committee oversees risks relating to our compensation policies and practices, and regularly assesses our performance criteria and targets established under executive compensation programs to ensure they do not provide an incentive for executives to take excessive or unnecessary risks. The Compensation Committee reports to the Board when appropriate. The Compensation Committee believes that the Company has no compensation policies or programs that give rise to risks reasonably likely to have a material adverse effect on the Company.
In addition to committee reports, the Board receives regular reports from the Company's management on the Company's most material risks and the degree of its exposure to those risks, as well as regular presentations on those risks at Board meetings.
The Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors, including with respect to risk oversight.

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Nomination of Directors
As a "controlled company" under the listing standards of the NYSE, we are not required to have a nominating committee comprised solely of independent directors. Nominees for election to the Board will be selected by the Board, the Nominating Committee or a nominating subcommittee (a Nominating Subcommittee) as follows:

Nominating Body	Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Christien Coors Ficeli*	•	Five director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class (Coors Directors)
	•	A majority must be independent
Class A-M Nominating Subcommittee: Andrew T. Molson Geoffrey E. Molson	•	Five director nominees (one currently vacant) to be elected by holders of Class A common stock and Special Class A voting stock voting together as a class (Molson Directors)
	•	A majority must be independent
Nominating Committee: Peter H. Coors Christien Coors Ficeli* Andrew T. Molson Geoffrey E. Molson H. Sanford Riley	•	Two director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class
	•	Must include the CEO (currently Mark R. Hunter) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant)
Molson Coors Board:	•	Three director nominees to be elected by holders of Class B common stock and Special Class B voting stock, voting together as a class
	•	All nominees must be independent
	•	Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)
* At its meeting held on February 18, 2015, the A-C Nominating Subcommittee nominated Peter J. Coors, Peter H. Coors' son and Christien Coors Ficeli's brother, to stand for election as a Coors Director. If elected, Peter J. Coors would replace Christien Coors Ficeli on the Class A-C Nominating Subcommittee and the Nominating Committee.

Board Vacancies
Coors Directors and Molson Directors
The Class A-C Nominating Subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors Director and fills newly created seats designated to be filled by Coors Directors.
The Class A-M Nominating Subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson Director and fills newly created seats designated to be filled by Molson Directors.
The Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee each cease to have the power to make nominations and fill vacancies if the Coors Trust and certain Coors family stockholders, in the case of the Class A-C Nominating Subcommittee, or Pentland and certain Molson family stockholders, in the case of the Class A-M Nominating Subcommittees, fall below certain ownership thresholds specified in the Company's Restated Certificate of Incorporation. The required thresholds are all currently satisfied.
The Class A-M Nominating Subcommittee has nominated only four candidates to stand for election by holders of the Class A common stock and Special Class A voting stock. The Class A-M Nominating Subcommittee is currently in the process of identifying a candidate to fill this vacancy.

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Other Class A Directors
The Nominating Committee fills vacancies caused by the removal, resignation, retirement or death of a Class A director who is not a Coors Director or Molson Director. Any person elected by the Nominating Committee must meet the requirements outlined in the Qualifications of Director Nominees section below.
Class B Directors
The Board fills vacancies caused by the removal, resignation, retirement or death of any of the Class B directors. Any person elected by the Board must meet the requirements outlined below.

Qualifications of Director Nominees
The Board, Nominating Committee or a Nominating Subcommittee, as applicable, assesses any director nominees by taking into account a variety of factors including, but not limited to, the individual's:

•	diversity of opinion, personal and professional background and experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

•	ability and willingness to commit adequate time to the Board and committee matters;

•	skills, personality and their compatibility with other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	skills and experience that corresponds with the perceived needs of the Company, the Board and its respective committees at the time.
The Nominating Committee, each Nominating Subcommittee and Board are committed to ensuring that the Board is composed of individuals with a wide range of backgrounds, opinions and experiences. The A-M Nominating Subcommittee is currently in the process of identifying a candidate to fill the current Class A vacancy created by Dr. Francesco Bellini's decision not to stand for re-election on February 27, 2014. While the Company has no formal policy on diversity (other than as outlined in the Corporate Governance Guidelines), the Subcommittee is considering a range of types of diversity, including race, gender, ethnicity, culture, nationality and geography, as part of its review and selection process for filing the Class A vacancy.
The Nominating Committee or a Nominating Subcommittee, as applicable, ultimately recommends nominees that it believes will enhance the Board's ability to effectively manage and direct the affairs and business of the Company. Potential director nominees may come to the attention of the Company through management, current Board members or stockholders. From time to time, the Board uses third party search firms to identify and/or evaluate potential nominees.

Candidates Recommended by Stockholders
We will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates from other sources. Stockholders wishing to recommend a director candidate to serve on the Board as a director may do so by providing advance written notice to the Company following the procedures set forth under "How do I submit a proposal for action at the 2016 Annual Meeting of Stockholders?" on page 15. Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our Bylaws.

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Director Independence
Although, as a "controlled company," we are not required to have a majority of independent directors under NYSE listing standards, our Restated Certificate of Incorporation contains provisions intended to ensure that at all times a majority of the directors will be independent.
Our Restated Certificate of Incorporation defines an independent director as any director who is independent of management and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company. Additionally, the Company has adopted Director Independence Standards which are set forth on Appendix A (the Director Independence Standards).
At its meeting held on February 18, 2015, the Board affirmatively determined that each of the following directors is independent under the listing standards of the NYSE and the Company's Director Independence Standards:

Independent Directors
Roger G. Eaton	Franklin W. Hobbs	Douglas D. Tough
Brian D. Goldner	Iain J.G. Napier	Louis Vachon
Charles M. Herington	H. Sanford Riley
The Board previously determined that Dr. Francesco Bellini was independent under the listing standards of the NYSE and the Company's Director Independence Standards. Dr. Bellini did not stand for re-election to the Board at the 2014 Annual Meeting of Stockholders.
None of the directors who were determined to be independent had any relationships that were outside the categorical standards listed in the Director Independence Standards.

Board Self-Assessments
The Board and committees conduct annual self-assessments to evaluate the qualifications, experience, skills and balance of the Board and each committee and to ensure that the Board and each committee is working effectively. In addition, management, through the CEO, provides feedback to the Board on how the Board operates and suggested areas of improvement. These self-assessments are used by the Nominating Committee in evaluating Board and committee composition and in filling any director vacancies.

Executive Sessions of Non-Employee and Independent Directors
The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. In addition, the independent directors meet in executive sessions at each regularly scheduled Board meeting.

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Hedging, Pledging and Short Sale Policies
Under our Insider Trading Policy, directors, executive officers, including our NEOs and other employees, are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the individual's securities holdings in the Company.
In addition, in 2014 the Company updated its Insider Trading Policy to provide that directors, executive officers, including our NEOs, and other employees, are prohibited from purchasing securities on margin, borrowing against any account in which securities of the Company are held, or pledging securities as collateral for a loan, except they may pledge Company securities as collateral for a loan (not including margin debt) with the prior approval of the Chief People and Legal Officer or Deputy General Counsel and the CFO.
These identified individuals are also prohibited from engaging in short sales related to the Company's common stock.

Clawback Policy

The Company recently adopted an enhanced clawback policy that applies to compensation paid in and after fiscal year 2015. Under the policy, the Company will use reasonable efforts to recoup from its current and former executive officers and other employees designated by the Compensation Committee any excess incentive based compensation awarded as a result of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws regardless of whether such officers were at fault in the circumstances leading to the restatement.
The Compensation Committee will also modify this recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the NYSE rules are finalized.

Stockholder Engagement
As the Board is elected by the stockholders to oversee their interests in the long-term success of the Company, we believe that it is essential to actively engage with our stockholders. The Company regularly engages with our stockholders during the year to get their feedback about our governance policies, compensation practices and other matters of importance.
In addition, we have provided several avenues that allow for stockholders to engage with the Board including: the annual election of directors, the ability to attend the Annual Meeting, the annual advisory vote to approve executive compensation, known as say on pay, the ability to submit stockholder proposals and the ability to directly communicate with the Board.

Directors' Attendance
The Board held five meetings during 2014. All incumbent directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served during 2014. The directors are encouraged to attend the Annual Meeting. All directors standing for election at the 2014 Annual Meeting of Stockholders attended such annual meeting.

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Board Committees
The Board currently has four separately designated standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee (collectively, the Board Committees). In addition to the four standing Board Committees, the Board may from time to time establish additional committees. Each committee has a written charter that is available on the Company's Website.
The following table describes the current members of each of our Board Committees. Other than the Nominating Committee, each member is considered an independent director pursuant to the Company's Director Independence Standards and the Company's Restated Certificate of Incorporation. For a further discussion regarding director independence, see "Director Independence" section beginning on page 29.

	Audit	Compensation	Finance	Nominating
Peter H. Coors				A-C
Christien Coors Ficeli				A-C1
Brian D. Goldner		Chair
Franklin W. Hobbs	Member		Member
Mark R. Hunter
Andrew T. Molson				A-M
Geoffrey E. Molson				A-M
Ian J.G. Napier	Chair		Member
Douglas D. Tough		Member
Louis Vachon			Chair
Roger G. Eaton	Member
Charles M. Herington	Member
H. Sanford Riley		Member		Member
1 It is proposed that Peter J. Coors would serve as a Class A-C Nominating Committee Member if elected as a director.

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Audit Committee
Primary Responsibility.  Under the terms of its charter, the Audit Committee assists and represents the Board in overseeing:

•	the integrity of the Company's financial reporting process and the Company's financial statements;

•	the Company's compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct;

•	the Company's systems of internal control over financial reporting and disclosure controls and procedures;

•	the Company's internal audit function;

•
the qualifications, engagement, compensation, independence and performance of the Company's independent registered public accounting firm, its conduct of the annual audit and its engagement for any lawful purposes;

•	the Company's corporate responsibility efforts; and

•	the Company's risk management efforts.
The Audit Committee will also review and discuss with management, the internal auditors and the independent registered public accounting firm, the Company's policies and procedures with respect to risk assessment and risk management. The Audit Committee will review and discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. For more information on the Audit Committee's role in risk oversight see the discussion under "Board's Role in Risk Oversight" section beginning on page 26.
The Audit Committee Report is included on page 105.
Meetings Held in 2014:  8
Independence.  Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Company's Director Independence Standards and Rule 10A-3 under the Exchange Act. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE. The Board determined that Franklin W. Hobbs is an "audit committee financial expert," as defined under SEC regulations.
Compensation Committee
Primary Responsibility. Under the terms of its charter, the Compensation Committee has the overall responsibility for evaluating and approving compensation plans, policies and programs of the Company primarily applicable to executive officers of the Company. The entire Board approves the CEO and Mr. Coors' compensation. The Compensation Committee also makes all decisions regarding the implementation and administration of the Company's incentive compensation, equity compensation and other benefit plans and programs, including certain aspects of the Company's retirement plans.
The details of the processes and procedures used for determining compensation of the Company's executive officers are set forth in the Compensation Discussion and Analysis (CD&A) section beginning on page 44.
The Compensation Committee Report is included on page 69.
Third Party Resources: Under the terms of its charter and consistent with applicable law and the listing rules of the NYSE, the Compensation Committee has the sole authority to select, retain, terminate and approve the fees of compensation consultants, outside counsel and other advisers necessary and appropriate to assist or advise it in carrying out its duties and obligations. The Compensation Committee

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is also responsible for the appointment, compensation and oversight of the work of any such adviser it retains.
Under the terms of its charter and consistent with applicable law and the listing rules of the NYSE, the Compensation Committee may select an adviser only after taking into consideration all factors relevant to that person's independence from management, including the following:

•	the provision of other services to the Company by the person that employs the adviser;

•	the amount of fees received from the Company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Compensation Committee;

•	any stock of the Company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with any executive officer.
After considering the above independence factors, the Compensation Committee retained as its compensation consultant, Pay Governance LLC (Pay Governance or the Compensation Consultant) to provide independent advice and assist in the development and evaluation of the Company's executive and director compensation policies. The Compensation Committee does not believe that there are any conflicts of interest with Pay Governance.
Meetings Held in 2014:  9
Independence. Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Company's Director Independence Standards and applicable federal laws and regulations. Each member also qualifies as a "Non-Employee Director" for purposes of Rule 16b-3 under the Exchange Act and as an "Outside Director" for purposes of Section 162(m) of the Code.
Finance Committee
Primary Responsibility.  Under the terms of its charter, the Finance Committee assists the Board in fulfilling its responsibilities relating to the oversight of the Company's financial affairs, including reviewing the Company's financial and investment policies, strategies and guidelines, and approval of the Company's financing activities. The Finance Committee's responsibilities and duties include:

•	monitoring the Company's financial, hedging and investment policies and strategies, as well as the Company's tax strategies and legal equity structure;

•	monitoring the Company's financial condition and its requirements for funds, including, with respect to acquisitions and divestitures;

•	monitoring investment performance and funding of the Company's pension funds;

•	monitoring the Company's debt portfolio, interest rate risk and expense management, credit facilities and liquidity;

•
reviewing and approving the amounts, timing, types and terms of the issuance of: (i) debt facilities, indentures or other arrangements for indebtedness of the Company; and (ii) liability management transactions including amendments, purchases and repayments prior to maturity related to the Company's outstanding debt securities;

•	monitoring relationships with credit rating agencies and the ratings given to the Company;

•	periodically reviewing the results of the Company's investment and hedging activities; and

•
monitoring the Company's dividend and share repurchase policies and programs provided that: (i) any proposed dividends, where the amount of the dividend differs from the amount of a dividend approved by the Board for the preceding quarter; and (ii) any share repurchase programs which

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shall require recommendation by the Finance Committee to the Board and final approval by the Board.
Meetings Held in 2014:  5
Independence.  Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Director Independence Standards and applicable federal laws and regulations.
Nominating Committee
Primary Responsibility.  Under the terms of its charter and the Company's Restated Certificate of Incorporation, the Nominating Committee's responsibilities and duties include, among other things:

•	nominating 12 candidates to stand for election by the holders of Class A common stock and Special Class A voting stock;

•	recommending to the Board three candidates for election by the holders of the Class B common stock and Special Class B voting stock;

•	assisting the Board in evaluating candidates for nomination recommended by the stockholders;

•	overseeing the annual evaluation of the Board and the Board Committees;

•	reviewing and preparing for approval by the Board, the annual budget for the activities and operations of the Board;

•	periodically evaluating policies for retirement, resignation and retention of the directors;

•	recommending for approval by the Board, memberships and chairmanships of Board Committees (other than the Nominating Committee);

•	identifying and recommending for approval by the Board, candidates for CEO of the Company; and

•	taking up other business properly presented to it.
Meetings Held in 2014:  7
Independence. As a "controlled company," we are not required under applicable listing standards of the NYSE to have a nominating committee consisting entirely of directors who meet the independence requirements of the NYSE listing standards.

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DIRECTOR COMPENSATION

General

We use a combination of cash and stock-based incentive compensation to ensure desired stability of the Board and to secure the Company's ongoing ability to attract high caliber individuals to serve on the Board. The Compensation Committee, with assistance from Pay Governance, reviews and makes recommendations to the Board annually with respect to the form and amount of director compensation. In setting director compensation, the Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, the skill level required of its Board members, as well as the compensation of directors at our peer companies.

2014 Compensation
For 2014, directors received an annual cash retainer of $100,000 and an annual equity grant of $125,000 in the form of restricted stock units (RSUs). Given their significant roles and duties as Chairman and Vice Chairman of the Board, Messrs. Peter H. Coors and Andrew T. Molson are each entitled to an additional annual cash retainer of $75,000. Additionally, the Chairmen of the Audit Committee, Compensation Committee and Finance Committee received additional cash retainers as follows: (i) Audit - $15,000; (ii) Compensation - $15,000; and (iii) Finance - $10,000. All directors are reimbursed for any expenses incurred while attending the Board or any Board Committee meetings and in connection with any other Company business. Board members also receive tax reporting and filing assistance given the complexities created by having Board meetings across multiple countries and tax jurisdictions.
As a former employee member of the Board, Mr. Swinburn received no additional compensation for his services as a board member. All compensation provided by the Company to Mr. Swinburn is reported in the Summary Compensation Table beginning on page 70.
Under the Company's director stock plan (the Directors' Stock Plan), directors may elect to receive 50% or 100% of their annual cash retainer in the form of either: (i) shares of Class B common stock; or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of the Class B common stock when the director's service on the Board terminates. Directors receive dividend equivalents on their DSUs.

Director Stockholding Requirements
In order to further align the interests of directors with the long-term interests of our stockholders, the Board has determined that, by the end of his or her fifth year as a director, each director should own stock or stock equivalents with a value equal to five times his or her annual cash retainer. All of our directors currently meet or are on track to meet this requirement. Shares owned directly by the director as well as the value of DSUs and the projected after-tax value of RSUs are included in calculating ownership levels. Shares underlying stock options do not count toward the ownership guidelines (currently no Non-Employee Board members have outstanding stock options).

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Director Compensation Table
The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation[3] ($)	Total ($)
Dr. Francesco Bellini[1]	42,857	—	—	42,857
Peter H. Coors[2]	175,000	125,063	16,440	316,503
Christien Coors Ficeli	100,000	125,063	16,440	241,503
Roger G. Eaton	100,000	125,063	26,950	252,013
Brian D. Goldner	115,000	125,063	18,007	258,070
Charles M. Herington	100,000	125,063	63,733	288,796
Franklin W. Hobbs	100,000	125,063	69,945	295,008
Andrew T. Molson[2]	175,000	125,063	16,440	316,503
Geoffrey E. Molson	100,000	125,063	16,440	241,503
Iain J.G. Napier	115,000	125,063	22,463	262,526
H. Sanford Riley	100,000	125,063	71,187	296,250
Douglas D. Tough	100,000	125,063	19,018	244,081
Louis Vachon	110,000	125,063	27,273	262,336

1     Dr. Bellini elected not to stand for re-election and his term expired on June 4, 2014.

2
Effective June 1, 2013, Mr. Peter H. Coors was the Chairman and Mr. Andrew T. Molson was the Vice Chairman. Mr. Peter H.Coors' employee compensation received during 2014 for his services as the Chairman of the Board of the MillerCoors joint venture is described in the Related Person Transactions section on page 38.

3 Represents dividends accrued on unvested RSUs and DSUs.
Fees Earned or Paid in Cash (Column (b))
For 2014, the directors made the following elections under the Directors' Stock Plan:

•	Retainer paid in 100% cash: Peter H. Coors, Christien Coors Ficeli, Andrew T. Molson, Geoffrey E. Molson, H. Sanford Riley and Douglas D. Tough;
•	Retainer paid in 50% DSUs and 50% cash: Iain J.G. Napier;
•	Retainer paid in 100% DSUs: Roger G. Eaton, Brian D. Goldner, Charles M. Herington, Franklin W. Hobbs and Louis Vachon; and
•	Retainer paid in 100% stock: Dr. Francesco Bellini.
Stock Awards (Column (c))
On June 5, 2014, each director received an annual equity grant of 1,905 RSUs with a grant date fair value of $65.65 per share of Class B common stock and an aggregate grant value of $125,063. The RSUs cliff vest on June 5, 2017, or upon retirement of the director from the Board, whichever comes first. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (FASB) Topic 718. Upon vesting of RSUs, the director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each RSU been an actual share of the Class B common stock.

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Outstanding Equity Awards
The table below summarizes each director's outstanding RSUs, DSUs and stock option awards as of December 31, 2014.

Name	RSUs[2]	DSUs[2]	Stock Options Outstanding[3]
Dr. Francesco Bellini[1]	—	—	—
Peter H. Coors	6,430	—	240,915
Peter J. Coors	—	—	—
Christien Coors Ficeli	6,430	—	1,800
Roger G. Eaton	6,465	4,760	—
Brian D. Goldner	6,430	1,639	—
Charles M. Herington	6,430	14,683	—
Franklin W. Hobbs	6,430	16,399	—
Andrew T. Molson	6,430	—	—
Geoffrey E. Molson	6,430	—	12,000
Iain J.G. Napier	6,430	3,102	—
H. Sanford Riley	6,430	15,668	—
Douglas D. Tough	7,123	—	—
Louis Vachon	6,465	4,998	—

1	Dr. Bellini elected not to stand for re-election and his term expired on June 4, 2014.

2	Represents the underlying shares of Class B common stock or shares exchangeable for Class B common stock issuable upon vesting and settlement of the RSUs and DSUs; and
3     Stock options have not been granted to members of the Board since 2008.

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RELATED PERSON TRANSACTIONS

Approval of Related Person Transactions
The Board has adopted a formal written policy for the review, approval and ratification of "related person" transactions. Under the policy, the Audit Chairman or the Audit Committee is required to approve all related person transactions, unless the transaction is subject to Board approval under the Company's Bylaws because it involves transactions between the Company and affiliates or members of the Molson or Coors families.
Under the policy, the Company's directors, executive officers and beneficial owners of more than 5% of the Company's Class A common stock, Class B common stock, Class A exchangeable shares, Class B exchangeable shares or other voting securities (collectively, 5% beneficial owners) are expected to disclose the material facts of any transaction that could be potentially considered a "related person" transaction to the Company.
The Audit Chairman is authorized to approve or ratify: (a) any related person transaction that involves an aggregate amount of less than $1 million and does not involve any members of the Molson or Coors families; and (b) any related person transaction not subject to Item (a) only when, in the judgment of both the Audit Chairman and the Chief Legal Officer, it would not be practicable to wait for the next Audit Committee meeting to approve or ratify the transaction. The Audit Committee will review and determine whether to approve or ratify any related person transaction submitted by the Chief Legal Officer and Audit Chairman.
In determining whether to approve or ratify a transaction subject to the policy, the Audit Chairman or the Audit Committee, as the case may be, will review the relevant facts regarding the transaction including: (a) the extent of the related person’s interest in the transaction; (b) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third-party under the same or similar circumstances; and (c) whether the related person transaction is consistent with the best interests of the Company and its stockholders.
Each of the transactions and relationships set forth below were ratified and approved in the manner and to the extent required by the Company's related party transaction approval requirements described above.

Certain Related Person Transactions
Eric H. Molson, the father of Andrew T. Molson and Geoffrey E. Molson, serves as a Director Emeritus. In connection with his role, he has the ability to recommend up to $325,000 per year in charitable contributions.
The Company has contractual relationships with the Montréal Canadiens Hockey Club, a professional hockey team. Andrew T. Molson, the Vice Chairman of the Board, and Geoffrey E. Molson, a member of the Board, are affiliated with the general partner and one of the limited partners of CH Group Limited Partnership, the owner of the Canadiens. In 2014, the Company made payments totaling approximately CAD $2.8 million to the Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Canadiens made payments totaling approximately CAD $3.6 million to the Company according to the terms of our agreements and purchased our products in the ordinary course of business. The business relationship has been in place for many years, is fair and reasonable, and is comparable to market conditions for similar business relationships.

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Peter H. Coors, the Chairman and the Chairman of the Board of Directors of MillerCoors, is deemed a related party by virtue of being a Coors family member. He receives compensation for his duties as a director, Chairman and an executive of the Company. In 2014, Mr. Coors received a salary of $850,000 and an annual incentive bonus of $912,900 for his services to the Company. Mr. Coors' compensation for his services as a director and Chairman, is outlined under the Director Compensation section starting on page 35.
From time to time, we employ members of the Coors and Molson families which together own a controlling interest in the Class A shares of the Company. Hiring and placement decisions are made based upon merit and compensation packages that are offered are commensurate with policies in place for all employees of Molson Coors. Melissa Coors Osborn (daughter of Peter H. Coors and sister of Peter J. Coors and Christien Coors Ficeli) and David S. Coors (son of Peter H. Coors and brother of Peter J. Coors and Christien Coors Ficeli) are employed by the Company in non-executive positions. In 2014, Melissa Coors Osborn and David S. Coors each received compensation, including salary, bonus and equity awards, of approximately $120,000 or less. In addition, David S. Coors received additional benefits of approximately $125,000 under the Molson Coors Global Mobile Workers Policy, as such policy is further described under the Section entitled International Assignments beginning on page 63, upon his assignment to Australia.

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MANAGEMENT

Executive Officers
The following persons, as of the Record Date, hold the executive officer positions at Molson Coors as further described below.

Peter H. Coors

Chairman of Molson Coors since May 2013. Age: 68 Business Experience: See Proposal No. 1 - Election of Directors starting on page 16.

Mark R. Hunter

President and CEO of Molson Coors since January 2015. Age: 52 Business Experience: See Proposal No. 1 - Election of Directors starting on page 16.

Gavin D.K. Hattersley

CFO of Molson Coors since June 2012.
Age: 52
Business Experience: Prior to Molson Coors, Mr. Hattersley served as Executive Vice President and Chief Financial Officer for MillerCoors from July 2008 to June 2012. Prior to that he served as Senior Vice President, Finance for Miller Brewing Company from October 2002 to July 2008. He came to Miller Brewing Company from SAB Limited of Johannesburg, South Africa, where he held several financial management positions before becoming Chief Financial Officer in 1999. Prior to joining SAB Limited in 1997, he spent almost 10 years in Barloworld Limited in various finance positions. Mr. Hattersley earned both an Honors' degree in accounting science and a bachelor's degree from the University of South Africa. He passed the Public Accountants and Auditors Board exams in 1987. Mr. Hattersley also serves on the Board of Directors of MillerCoors.

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Krishnan Anand

President and Chief Executive Officer of MCI since December 2009.
Age: 57
Business Experience: Before joining Molson Coors, Mr. Anand held a variety of positions at The Coca Cola Company, most recently as President of Coca Cola's Philippine business from 2007 to 2009. He also served as Vice President of Coca Cola's Global Commercial Leadership from 2004 to 2007 and prior to that as Vice President of Global Brands Strategy. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand received his M.B.A. degree from the Indian Institute of Management. Mr. Anand has served as a director of Popeyes Louisiana Kitchen Inc. (NASDAQ: PLKI) since November 2010.

Simon Cox

President and Chief Executive Officer of Molson Coors Europe since January 2015.
Age: 47
Business Experience: Prior to his current role, Mr. Cox served as Managing Director for Molson Coors UK from September 2012 until December 2014. He joined Molson Coors in 2005 as Director of Supply Chain Strategy based in U.K. and developed increasing responsibility through senior positions as Strategy Director and Managing Director-Independent On-Premise. Before joining Molson Coors, Mr. Cox held a number of senior leadership positions within Carlsberg, a global brewer. Mr. Cox holds a degree in Biochemistry from Manchester University.

Stewart F. Glendinning

President and Chief Executive Officer of Molson Coors Canada since January 2013.
Age: 49
Business Experience: Prior to his current role, Mr. Glendinning served as the President and Chief Executive Officer of Molson Coors UK from June 2012 to January 2013. Prior to this, he served as Chief Financial Officer for the Company from July 2008 to June 2012. He previously served as Chief Financial Officer from 2005 to July 2008 of Coors Brewers Limited (now known as Molson Coors UK). Prior to that, he served as a Managing Director of The Hackett Group (f/k/a Answerthink Inc.) from 1997 to 2005. He served in various roles with KPMG from 1986 to 1997. Mr. Glendinning also served with various organizations within the U.S. Naval Reserve. He earned his Juris Doctorate from the University of Miami and a Bachelor's degree in Accounting from the College of William and Mary. Mr. Glendinning has served as a director of The North West Company Inc. (TSX: NWC) since November 2014.

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Samuel D. Walker

Chief People and Legal Officer since March 2012 and Corporate Secretary since February 2005 of Molson Coors.
Age: 56
Business Experience: Prior to his current role, Mr. Walker was Chief Legal Officer and Corporate Secretary of the Company since 2005 and, before that, U.S. & Worldwide and Group Vice President at Coors Brewing Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990 to 1991, Mr. Walker was Acting Assistant Secretary and Deputy Assistant Secretary for Employment Standards at the U.S. Department of Labor. From 1991 to 1992, he was Acting Assistant Secretary and Deputy Assistant Secretary for Intergovernmental and Interagency Affairs at the U.S. Department of Education. He earned his J.D. from Harvard Law School and a Bachelor's degree from Duke University. Mr. Walker also serves on the Board of Directors of MillerCoors.

Celso L. White

Chief Supply Chain Officer of Molson Coors since January 2013.
Age: 53
Business Experience: Prior to his current role, Mr. White served as Chief Supply Chain Officer of MCI from September 2010 to January 2013. Prior to joining Molson Coors, he was Pepsi Cola's Vice President and General Manager of Concentrate Operations responsible for the Americas and parts of Asia from 2004 to 2010. Mr. White received an M.B.A. with concentration in Operations Management from DePaul University and a Bachelor's of Science degree in electrical engineering from Bradley University. Mr. White was elected to the Board of Directors of the Denver Metro Chamber Leadership Foundation in September 2014. He also serves on the Board of Directors of MillerCoors.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (THE ADVISORY SAY ON PAY VOTE)

In accordance with Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from the Class A Holders and the Class B Holders, voting together as a single class, to approve the compensation of its NEOs as described in the CD&A section beginning on page 44 and the Executive Compensation section beginning on page 70. This proposal is also referred to as the say on pay vote. We have committed to holding a say on pay vote at each year's annual meeting, until at least the 2017 Annual Meeting of Stockholders.
In deciding how to vote on this proposal, we encourage you to read the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this Proxy Statement. As described in more detail in those sections, the Company believes its compensation programs emphasize performance and accountability while maintaining alignment with stockholder interests.

The Board recommends that the stockholders vote FOR the following resolution:
"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."
Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders' opinion and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote FOR the advisory vote to approve the compensation of the Company's named executive officers, and executed proxies that are returned will be so voted unless otherwise instructed.

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| 2015 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
Our CD&A describes our executive compensation program in the context of how our Company has performed and how the Compensation Committee of the Board considers that performance in governing the Company's pay practices. This discussion focuses on the compensation program provided to our NEOs, who for 2014, were:

•	Peter Swinburn, President and CEO of the Company; Director, MillerCoors
•	Gavin Hattersley, CFO of the Company; Director, MillerCoors
•	Stewart Glendinning, President and Chief Executive Officer, Molson Coors Canada
•	Krishnan Anand, President and Chief Executive Officer, MCI
•	Mark Hunter, President and Chief Executive Officer, Molson Coors Europe
Mr. Swinburn retired as the Company's President and CEO effective December 31, 2014. Mr. Hunter became the Company's President and CEO effective January 1, 2015. See the CEO Succession section beginning on page 52 for additional details regarding Mr. Hunter's appointment as the Company's President and CEO.

Executive Summary
Connecting Compensation to Strategy
Our strategy drives our compensation philosophy and the choices we make as a business. Our purpose is to delight the world's beer drinkers and our ambition is to be first choice for consumers and customers. Our majority-independent Board and entirely independent Compensation Committee are working harmoniously to advance this strategy. From a compensation vantage, this means designing programs that motivate the Company's management team to deliver total shareholder return and implement our strategy in both the short and long term. This is what we plan to do.
Connecting Compensation to Performance
The beer industry is facing significant challenges. The economy has been weak in key markets, consumers are shifting away from beer to the wine and spirits sector and those that are choosing to drink beer are continuously looking to vary their choices. This makes it difficult to maintain top-line growth momentum. However, despite these continuing top-line challenges, as well as foreign currency headwinds, we delivered strong underlying bottom-line results and excellent cash generation. We also maintained sharp focus on the use of our Profit After Capital Charge (PACC) metric, increasingly using this metric as a lens through which management weighs and ultimately makes decisions to build value throughout the business. In this way we continued to position ourselves for ongoing earnings growth while delivering significant stockholder return.

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Here are some 2014 highlights:

Objectives and Results
Focused on higher return on our invested capital, managed our working capital and a greater stockholder return
•	Achieved 2014 TSR of 35.7%;
•	Achieved highest 2014 TSR of all major beer industry competitors;
•
Continued our rollout throughout the company of our PACC metric to guide key business decisions and also introduced as a long-term incentive metric in 2014. The first payout under the PACC metric will occur in 2016. PACC and its inclusion in long-term incentive metrics infuse additional discipline and resource management into our key decisions;

•	Reduced the Company's net debt (total debt minus cash) by nearly $800 million;
•	Delivered more than $70 million of cost savings excluding MillerCoors; $130 million including our share of MillerCoors; and
•	Achieved strong underlying free cash flow of $956.7 million (and added underlying free cash flow as a short-term incentive metric in 2014).
Continued to focus on and invest in our core brands
•	Placed significant emphasis on revamping our sales and marketing approach through our Commercial Excellence program which we believe will provide a significant marketplace advantage for our brands;
•	Grew our global above-premium volume, net pricing and sales mix, and maintained market share in Europe despite a poor economy and challenging floods in some of our highest-share markets;
•	Carling experienced a slight decline in volume;
•
Volume challenges included Coors Light performance in the U.S. and Canada, however, Coors Light worldwide volume grew nearly 2% on the strength of its performance in Molson Coors Europe and MCI. The Company also cycled the termination of the Modelo brands joint venture in Canada;

•	Molson Canadian gained share in its segment, and the combined Coors Banquet and Coors Light brand family grew Canada market share versus 2013;
•
Staropramen volume declined overall, primarily due to challenges in the Czech Republic, Staropramen's primary market, as well as declines in the international markets of Russia and Ukraine. Above premium Staropramen (outside the Czech Republic) grew volume and share in the region and achieved strong growth in certain international markets; and

•	Grew volume in above-premium segment.
Above premium and innovation
•
Continued to introduce new products and variations on existing brands. Above premium brand innovations designed to drive margin improvement included Miller Fortune, Smith & Forge Hard Cider and Redd's Wicked Apple in the U.S.; Mad Jack Apple Lager and new craft flavor extensions in Canada; and Carling British Cider in Europe;

•	Continued investments into our breweries and supply chain processes;
•	Returned Miller Lite to growth in the U.S. in the fourth quarter primarily through packaging innovations; and
•	Experienced strong growth in our U.S. craft beer segment, accounting for 29% of the sector's growth.
Grew our Molson Coors International business
•	Made significant progress towards long-term profitability goals (reduced our underlying loss by nearly 18% versus 2013 and are on track to reach our goal of profitability by 2016); and
•	Increased sales volume, including royalty volumes, by 19.8% in 2014 compared to 2013.

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Overall, 2014 was a good year for Molson Coors, and our overall profit and cash performance helped to drive shareholder returns. Financial highlights include:

Business Results	2014	2013	Change
	(In millions ($), except percentages and per share data)
Net sales revenue	4,146.3	4,206.1	(1.4)%
Income from continuing operations before income taxes	586.3	654.5	(10.4)%
Net income from continuing operations	513.5	565.3	(9.2)%
Net income from continuing operations per diluted share	2.76	3.07	(10.1)%
Non-GAAP underlying pre-tax income[1,2]	903.7	865.4	4.4%
Non-GAAP underlying after-tax income[1]	768.5	727.1	5.7%
Non-GAAP underlying after-tax income per diluted share[1]	4.13	3.95	4.6%
Worldwide beer volume (million hectoliters)	59.0 HL	59.7 HL	(1.2)%
Net cash provided by operating activities	1,272.6	1,168.2	8.9%
Non-GAAP underlying free cash flow[1,2]	956.7	892.0	7.3%
Total debt outstanding	3,186.5	3,799.9	(16.1)%
Total shareholder return (TSR)[2]	35.7%	34.9%	80 bps
Underlying considered earnings per share (Considered EPS)[2]	4.06	3.92	3.6%

1
A reconciliation of non-GAAP results to the nearest U.S. GAAP measure can be found in our Form 10-K on pages 33-35, and 51. Underlying pre-tax income is shown at a segment level on pages 38-48 of our Form 10-K.

2
Indicates metrics used in our executive compensation program. The performance metrics for our 2014 short-term incentive plan were adjusted net sales revenue (also referred to as revenue), adjusted underlying pre-tax income and adjusted underlying free cash flow (also referred to as free cash flow). Each of these metrics is further described in the Components of Executive Compensation - Short-Term Incentives in 2014 section beginning on page 56. TSR was used as a metric for our 2014-2016 and 2013-2015 long-term incentive awards. Additionally, PACC was also used for the 2014-2016 long-term incentive awards and Considered EPS was also used for the 2013-2015 long-term incentive awards; the first payout under the PACC metric will occur in 2016. Each of these metrics is further described under Components of Executive Compensation - Long-Term Incentives in 2014 on page 57. For incentive purposes, results are inclusive of our share of MillerCoors performance.

Note that our 42% ownership in the MillerCoors joint venture is accounted for under the equity method and therefore reflected in our income results, however, it is not reflected in our revenue results. Our executives are significant contributors to the operations of the MillerCoors joint venture as described in the Executive Compensation Philosophy and Positioning - Market Competitive section beginning on page 54. For this reason, we take the management and economic reality of MillerCoors into account when considering executive compensation and how we should be benchmarked to other companies.
A historical look at our CEO's total direct compensation (TDC) relative to the performance of our incentive plan metrics, including 2014 results, shows that pay and performance are directionally aligned over time. TDC refers to annual base salary, target short-term incentive plus the target long-term incentive award.

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| 2015 Proxy Statement | 46

CEO Pay Versus Adjusted Underlying Performance: A Strong Correlation
1 Note that a significant portion of the growth in Net Sales Revenue from 2012 to 2013 was due to the acquisition of StarBev Holdings S.a.r.l. from Starbev L.P. on June 15, 2012.

2	2014 was the first year that free cash flow was introduced into our short-term incentive plan.
Values shown in the chart above are reflective of final incentive plan results, and are adjusted for the inclusion of MillerCoors (revenue), currency exchange rate fluctuation and some unplanned items. The definitions of adjusted underlying Pre-Tax Income, adjusted Net Sales Revenue and adjusted underlying Free Cash Flow as shown in this chart can be found in the Components of Executive Compensation - Short-Term Incentives in 2014 section beginning on page 56. The definition of Underlying Considered EPS also can be found in that section under the heading Long-Term Incentives: Performance Equity (PSUs and PUs). TSR is calculated as the change in share price at the end of each respective fiscal year, adjusted for dividend payments during the year, divided by the starting share price at the beginning of the year.
Comparing our CEO's realizable pay for fiscal years 2011 through 2013 (the most recent years available for our peer group) relative to our Company's peer group performance also shows alignment relative to our TSR during those same years (see the following tables).
Realizable pay includes base salary, non-equity incentive plan payments, intrinsic value of stock options valued at fiscal year-end 2013, RSUs valued at the share price at fiscal year-end 2013, actual values for completed cycles of three-year long-term incentive awards and projected payouts as of fiscal year-end 2013.

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Realizable CEO Pay for Performance versus Peer Groups 2011 through 2013: A Strong Correlation

Above Median Performance & Below Median Realizable Pay
Above Median Performance & Above Median Realizable Pay
Below Median Performance & Below Median Realizable Pay
Below Median Performance & Above Median Realizable Pay
Three-Year TSR Percent Rank (2011-2013)
Three-Year CEO Realizable Pay Percent Rank (2011-2013)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Molson Coors

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| 2015 Proxy Statement | 48

Realizable CEO Pay for Performance versus Total Shareholder Return: A Strong Correlation

$20,000,000
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$0
CEO Realizable Pay
$80
$70
$60
$50
$40
$30
$20
$10
$0
TAP Dividend-Adjusted Stock Price
FY2012
FY2013
FY2014
CEO Total Pay Opportunity (Grant Date LTI)
CEO Realizable Pay (As of 12/31/2014)
Company FYE Dividend-Adjusted Stock Price

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Impact of Performance on Executive Pay Programs
Our executive compensation program is designed to reward the executive team for performance. In 2014, as in prior years, our programs continue to be characterized by:

•	Strong link between compensation and performance	•	Diverse performance metrics
•	Executive compensation tally sheets	•	Diverse short- and long-term incentive vehicles
•	Clawback provisions (including enhancements adopted in 2015)	•	No stock option re-pricing without stockholder approval
•	Use of peer group and comparable industry data	•	Few perquisites
•	Executive and director stock ownership guidelines	•	Adopted anti-pledging policy in 2014
•	No excise tax gross-ups for future executives	•	Robust anti-hedging and short sale policy
•	No excessive risk taking in our executive compensation programs	•	No tax gross-ups on any perquisites[1]
•	In connection with his promotion to President and CEO, Mr. Hunter forfeited his right to receive an excise tax gross-up under the Company's Change in Control Program
•
At our Annual Meeting, we will be seeking approval of the amended and restated Plan which will include the removal of our share recycling provision and the addition of non-employee director award limits

•	Segregation of duties between the independent Compensation Committee, the Board, the Compensation Consultant and management

1
Mr. Glendinning received a gross-up payment in 2014 related to executive long-term disability coverage. This benefit is provided to all other Canadian leadership team members. Beginning in 2015, we removed Mr. Glendinning from eligibility for this payment as we did in 2012 for executive officer participants in a similar arrangement for the U.S. long-term disability plan. Additional details can be found in the Additional All Other Compensation table on page 73.

Overall, 2014 business results were above the expectations we set for the Company, and also above 2013 results. Thus, our executive compensation for 2014 was above target levels, and above 2013 levels. In addition, stockholder return was up significantly again in 2014, as in 2013, both in absolute performance and relative to our key industry competitors.

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| 2015 Proxy Statement | 50

Below is a summary of the key components of our CEO's compensation and how it was impacted by Company performance.

CEO Pay Actions Based on 2014 Adjusted Performance
Component of Pay	Performance Period Results	Resulting Compensation
Base Salary	2014 was a challenging year, yet we exceeded our pre-tax income target while missing our revenue target	•	2.3% salary increase for 2014 (following 0% salary increase for 2012 and 2013). Mr. Swinburn retired at the end of 2014.
Short-Term Incentive	Overall results multiplier above target (pre-tax income was significantly above target, net sales revenue was slightly below target and free cash flow significantly exceeded target)	•	Payout was 159% of 2014 target
Long-Term Incentive	• 35.7% stockholder return in 2014 (including a 15.6% increase in our annual dividend yield)	•	Stock options vesting in 2014 and 2015 have an average unexercised value approximately three times higher than their target grant date fair value
		•	RSUs that vested in 2014 have delivered a 77% premium over their target grant date value
	• Despite strong stockholder return, Considered EPS results multiplier was significantly below target for 2012-2014 performance period	•	Performance Units (PUs) for the performance period ended 2014 delivered only 19% of their value (reflective of Considered EPS results below targeted values)
Note all references to target amounts are on an adjusted underlying basis.

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Key Governance Enhancements to Our Executive Compensation Program
Action	Objective
Enhanced executive clawback policy	•
Expanded and restated our incentive clawback policy which now applies to all short and long-term incentives for our current and former executive officers. The policy would allow the Company to recoup all or a portion of incentive payments that were a result of a restatement due to material non-compliance with financial reporting requirements under the securities laws, regardless of the officer was at fault in the circumstances leading to the restatement.

Modified the design of the short-term incentive plan	•
Added adjusted underlying free cash flow as a third metric to emphasize the importance of cash generation in growing stockholder value and positioning the Company for future investments to drive value.

Modified the design of the performance based long-term incentive awards	• •
Increased the weighting of relative TSR to more closely align the largest component of our NEOs target long-term incentives to TSR.
Replaced Considered EPS metric with PACC to better align with our business objectives and long-range strategic plan.

Expanded say on pay vote to Class B stockholders beginning in 2014	•	All stockholders are now entitled to vote on say on pay. The 2014 say on pay vote received approximately 98% approval from stockholders.
Eliminated the share recycling provision from the long-term incentive plan	•	Shares of common stock awarded and forfeited under the Plan, if approved, will no longer return to the pool of shares for future grants when an employee forfeits a portion of the award.
Engaged investors in active discussion	•	Continued to reach out to our largest institutional stockholders to discuss, among other matters, the Company's performance and our executive compensation programs in the context of that performance.
	•	Actively engaged proxy advisory firms to discuss our executive compensation programs and how they are aligned to our TSR.
CEO Succession
In July 2014, we announced that Mr. Swinburn would retire as our President and CEO at the end of 2014. At the same time we named Mark Hunter, then President and Chief Executive Officer of Molson Coors Europe, as his successor effective at the beginning of 2015. We take great pride in employing a highly successful talent management program which allowed us to appoint a successor for Mr. Swinburn from

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within the Company. We believe this transition has been very effective for the Company, our employees and, in turn, our stockholders.
Upon his appointment to the role of President and CEO on January 1, 2015, Mr. Hunter's compensation package was revised as described below. Our Board, after recommendation from our Compensation Committee, finalized this compensation package based on a recommendation from our Compensation Consultant (which included a review of the pay practices among the Company's selected peer group), the Board's assessment of Mr. Hunter's performance to date and in recognition of the large increase in responsibility from Mr. Hunter's previous position as President and Chief Executive Officer of Molson Coors Europe. In addition, Mr. Hunter will receive the usual relocation assistance typically provided for our employees who relocate internationally.

Mr. Hunter's 2015 Compensation Package

Pay Component	2015	Comment
Base Pay ($)	1,000,000	Effective January 1, 2015
Target Short-Term Incentive (%)	135	Percentage of 2015 base pay
Target Short-Term Incentive ($)	1,350,000
Target Long-Term Incentive ($)	3,500,000	Aggregate dollar value of 2015 stock option and RSU awards plus 2015-2017 Performance Stock Units (PSUs) at target
Total Target Direct Compensation ($)	5,850,000
At the time Mr. Hunter was selected as Mr. Swinburn's successor, the Compensation Committee and the Board reviewed the compensation of the remaining business unit presidents in the context of the Board's desire to continue to maintain a strong pipeline of senior executive talent as part of its succession planning efforts.  This review included conversations with our Compensation Consultant and with Messrs. Swinburn and Hunter.  Based on this review, the Compensation Committee recommended and the Board approved the following long-term incentive awards.  These awards are meant to provide further retention to our top business unit leaders.

•
Mr. Glendinning received a one-time grant of $2,044,280 in RSUs which vest 50% on July 24, 2016 and 50% on July 24, 2018. Effectively, this award represents approximately a 50% increase in Mr. Glendinning’s current annual long-term incentive program (LTIP) target over the four year vest period of this grant (assuming Mr. Glendinning’s target does not change and he continues to receive the annual target award over the next four years).  It also represents approximately a 25% increase in Mr. Glendinning’s overall compensation during this four year period.

•
Mr. Anand received a one-time grant of $511,700 in RSUs which vest on July 24, 2016. Effectively, this award represents approximately a 25% increase in Mr. Anand’s current annual LTIP target over the two year vest period of this grant (assuming Mr. Anand’s target does not change and he continues to receive the annual target award over the next two years).  It also represents approximately a 13% increase in Mr. Anand’s overall compensation during this two year period.

While we believe current annual LTIP target awards are significant portions of our executive pay program (as noted below under the section Components of Executive Compensation), these additional awards represent an overall incremental compensation expense but are expected to further ensure the continuity and growth of our business and stockholder return.  When making its decision, the Board viewed the appropriate award level in the context of the executives’ overall compensation and recognized the need to make these incremental awards significant and meaningful to the executives.  As such, generally speaking these awards will be considered, but not necessarily impact, the level of future annual LTIP awards.

| 2015 Proxy Statement | 53

Executive Compensation Philosophy and Positioning
Our executive compensation program establishes compensation principles that enable us to attract and retain the leaders necessary to make the Company successful. The Compensation Committee reviews these principles regularly to ensure that they support our global growth and other strategic objectives. Incentive plan metrics are reviewed against Board approved business and financial plans. Our objective is for our executive compensation programs to be consistent with competitive practice in an ever-changing marketplace. In setting those compensation levels, we use the following principles:

•	Pay for Performance Compensation Mix;

•	Market Competitive; and

•	Opportunity.
Pay for Performance Compensation Mix
We pay for performance. Within our global total rewards strategy, the percentage of at-risk performance-based pay increases with the level of responsibility and contribution to the Company. Consistent with our pay philosophy and in line with the compensation structure at our peer companies, our NEOs' annual TDC at target levels is structured so that 85% of the CEO's compensation and 72% of the other NEOs' compensation is annual and long-term incentive compensation that is variable with performance, including stock price performance. For 2014, annual and long-term incentive awards were based on key financial measures (adjusted underlying pre-tax income, adjusted net sales revenue, adjusted underlying free cash flow, PACC and relative TSR) and on the value of the Class B common stock. Combined, these help us drive and reward the performance of the Company, our business units and our people. This mix of fixed and variable, annual and long-term incentive compensation motivates both short-term performance toward designated financial objectives and longer-term strategic performance and driving value to our stockholders. When the drivers of stockholder value do not increase, our incentive programs are designed in a way that results in lower executive compensation.
Based on the target levels of pay by component stated above, the following is the mix of executive compensation which illustrates the Company's emphasis on at-risk and performance based pay.
Market Competitive
We have one global process for setting base salaries, annual incentive opportunities and long-term incentive grant values for our NEOs and other top executives, but we generally set benefits and perquisites on the basis of home country practice and law.
In considering our Company's size for purposes of peer comparisons, we include our pro-rata share of revenue from the MillerCoors joint venture. MillerCoors is a joint venture in which we combined our U.S.

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business, Coors Brewing Company, with Miller Brewing Company in 2008. MillerCoors is a hands-on business for us, even though we are required to report MillerCoors' income under U.S. GAAP as an equity investment.
The Company's executive leadership team shapes and closely oversees the strategy and operations of MillerCoors. Key examples of this include: five Molson Coors executives serve on the MillerCoors Board of Directors (out of a total of ten seats); a single brand and innovation council advances the global brand identity of key joint venture brands such as Coors Light; we share talent across the organizations; and Peter H. Coors, the Chairman, also serves as Chairman of the Board of MillerCoors.
Each year, the Compensation Committee reviews the competitiveness of our compensation program. For 2014, the Compensation Committee used a peer group of 14 companies and survey data from other consumer products industry companies to assess the competitive levels for each of the elements of TDC (base salary, annual incentive and long-term incentives) and, when appropriate, perquisites and executive benefits.
The Compensation Committee, in consultation with the Compensation Consultant, designed the 2014 peer group so that our annual revenue, including our proportionate share of the MillerCoors joint venture revenue, would fall near the median of the peer group's annual revenue. The Compensation Committee also selected the peer group based on consideration of the following similarities:
Our peer group consisted of the companies listed below:

Molson Coors Peer Group for 2014
Anheuser-Busch InBev SA/NV
Beam Suntory Inc.
Brown-Forman Corporation
Campbell Soup Company
ConAgra Foods, Inc.
Constellation Brands Inc.
Dean Foods Company
Dr. Pepper Snapple Group, Inc.
General Mills, Inc.
Heineken NV
The Hershey Company
Kellogg Company
The J. M. Smucker Company
SABMiller plc
We removed H.J. Heinz Company and Ralcorp Holdings Inc. from our 2014 peer group because they ceased being publicly traded companies.

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Opportunity
The table below describes the purpose of each element of our pay program and what peer group data point is included when the Compensation Committee reviews our compensation programs. While the "Peer Group Data Point" below illustrates the pay level we consider from our peer group when compensation decisions are made, it is one component in our decision making around executive compensation. Additionally, we consider executive experience and performance, business and industry challenges, and macro-economic factors.
Further, we facilitate cross-border mobility within our workforce through our compensation programs. As previously mentioned, we also maintain robust talent management programs which allow for succession both vertically, laterally and internationally across our business.

Element of Compensation		Purpose		Peer Group Data Point
Base Salary-Fixed Pay	•	Fixed dollar amount which provides a competitive level of fixed compensation	•	Median of peer group

Annual Incentive Awards -Pay for Performance	•	Provide annual variable pay opportunities to reward achievement of short-term Company goals which drive long-term value creation	•	Generally, between 25th percentile and median of peer group
			•	Positioning of actual payouts are determined by performance
Long-Term Incentive Awards - Pay for Performance	•	Provide long-term variable pay opportunities to reward achievement of long-term Company goals	•	Generally, median of peer group
			•	Positioning of actual payouts determined by performance
Total Direct Compensation	•	The Committee does not establish an overall direct compensation philosophy, individual components of pay are established separately

Components of Executive Compensation

Following is a summary of the key elements of our executive compensation program:

Base Salary
A fixed dollar amount which provides a level of fixed compensation competitive with our peers and recognizes individual performance and level of experience.
Short-Term Incentives in 2014

•
Our annual incentive program is the Molson Coors Incentive Plan (MCIP). The MCIP provides variable pay opportunity for short-term performance, consistent with peer companies' practices and rewards for achievement of short-term objectives that can have a long-term impact on performance.

•
The MCIP rewards executives, including the NEOs, for performance against annual Company, business unit and personal goals which measure performance against job requirements. However, it is important to note that the opportunity for payment against personal goals is fully funded by the results of the Company. The Compensation Committee maintains control over the MCIP award payout, gauging reasonableness based on performance and Company financial gain.

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•
Each year the Compensation Committee establishes a maximum MCIP award for each NEO based on reportable financial metrics. The Compensation Committee then has discretion to adjust those maximum award levels downwards (but not upwards) for unforeseen economic or business issues impacting any one or all of the business units. The downward adjustments are determined by the results of the MCIP metrics and executive's individual performance against specific goals.

•
The Company-wide objectives for the 2014 MCIP were based on underlying pre-tax income (60%), adjusted net sales revenue (20%) and underlying free cash flow (20%). We added underlying free cash flow as a third metric in 2014 to emphasize the importance of cash generation in growing stockholder value and positioning the Company for future investments to drive value. Underlying pre-tax income is defined as pre-tax income (loss) from continuing operations adjusted for certain items as discussed below. Adjusted net sales revenue is measured as our total revenue from sales after excise taxes adjusted for our percentage ownership of MillerCoors. Underlying free cash flow is defined as cash provided by operating activities, minus capital expenditures and our net investing cash flows from the MillerCoors joint venture adjusted for certain items as discussed below. For the NEOs, the pre-tax income, net sales revenue and free cash flow achievements were measured against a performance scale which included threshold, target and maximum performance levels for the year. Similar targets were used for other executive officers and all are based on their primary geographical responsibilities. The adjustments to arrive at these underlying metrics are determined in accordance with the Company’s written policies regarding such matters. These underlying metrics are further adjusted at the discretion of, and subject to approval by, the Compensation Committee in accordance with the Plan.

•	Award payouts can range from 0% to 200% of the target award, based on level of achievement.

•	Results of the 2014 MCIP can be found in the 2014 Executive Pay Program Outcomes section beginning on page 61.

•	For 2014, the MCIP target bonus level was 140% for Mr. Swinburn and 75% for each of the other NEOs.
Long-Term Incentives in 2014
We generally grant executives three types of long-term incentive awards as part of LTIP: PSUs, stock options, and RSUs. Prior to 2013 we granted PUs instead of PSUs. Each NEO is awarded an aggregate LTIP value which is allocated among the three types of awards. For 2014, we continued with our 2013 mix of awards to provide the appropriate balance of performance and retention based compensation to support the Company's long-term strategy (see table below). The mix of awards is designed to tie executive compensation to shareholder return, balance performance focus with retention value and mitigate the risk of over-focus on a single metric.

YEAR OVER YEAR LONG-TERM INCENTIVE ALLOCATION
Vehicle	2013 (%)	2014 (%)	Percent of CEO Target Pay (%)	2014 Alignment to Stockholders
PSUs	50	50	32	PACC/Relative TSR/Stock Price
Stock Options	20	20	13	Stock Price
RSUs	30	30	19	Stock Price
The key components of our LTIP and the 2014 awards are summarized below:

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Performance Equity (PSUs and PUs)

•	PSUs reward executives, including the NEOs, for Company achievement against pre-determined performance measures over a three-year performance period.

•
PSUs are granted annually, which keeps focus on the applicable performance metric(s). Annual grants (as opposed to end-to-end three-year grants) also provide less opportunity for the performance metrics to become misaligned with the strategic direction and objectives of the Company.

•
The performance metric for the PSUs is PACC, as modified by the Company's TSR percentile relative to the S&P 500 Index (relative TSR). We moved from Considered Earnings Per Share (Considered EPS) to PACC in 2014 to closely align compensation with our business objectives and long-range plan. PACC is defined as operating profits (tax-affected underlying earnings before interest and taxes (EBIT) plus (+) depreciation and amortization (DA)) minus (-) our capital charge, which is our gross operating assets times (x) our market required rate of return, as determined by our Board at the onset of the performance period. TSR is defined as the Company's total shareholder return, calculated based on stock price appreciation plus dividends during the performance period, divided by starting opening period stock price. This indirectly aligns one of the largest components of our executive pay program to our stockholder return (approximately 32% for the CEO and 25% for the other NEOs).

•
In order to achieve a 200% maximum payout for the 2014-2016 awards, the Company must exceed its PACC target by 20% and achieve a relative TSR ranking of at least 75th percentile. To achieve a minimum payout (56% of the target award), the Company must achieve at least 80% of its PACC target and any level of relative TSR achievement. Any result below 80% of the PACC target results in no payout of the PSUs. We believe the target level of the PACC metric is challenging but achievable with good performance, whereas the maximum performance levels represent significant stretch goals.

•
The number of PSUs awarded to any given NEO is determined at the date of grant by dividing the target value of the total award by the closing price of the Class B common stock on that date, and rounded up to the next whole share. The final award amount, upon vesting, is then adjusted upwards or downwards based on final performance relative to the appropriate metrics, subject to threshold and maximum limits (including maximum amounts approved by the Compensation Committee for each NEO in connection with the grant of PSUs). PSUs achieve no value if threshold performance is not met. At maximum, PSUs achieve 200% of the target value.

•
For purposes of PUs awarded prior to 2013, each NEO was granted a stated target dollar amount. This dollar amount was divided by the Company's target value per unit on the grant date to determine the total number of units. The target per unit is the three-year cumulative Considered EPS targeted to be achieved by the Company over the period, subject to threshold and maximum limits. Below the threshold, the units achieve no value. At maximum, the PUs achieve 200% of the target value.

•
Earned PSUs and PUs can be settled in cash or shares of Class B common stock, or partly in cash and partly in shares, at the discretion of the Company. Historically, performance awards have been settled in all shares.

•
The performance metric for PUs awarded in 2012 is Considered EPS which is defined as underlying earnings per share adjusted to reflect a normalized Company income tax rate. The normalized Company tax rate is calculated using a rolling three-year average Company effective tax rate of the prior three years. Considered EPS provides a metric in addition to pre-tax income and revenue, which were the two metrics in the 2012 short-term incentive plan, and therefore promotes not only a growth in earnings but also value creation for our stockholders.

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•	The performance metrics for PSUs awarded in 2013 are Considered EPS modified by relative TSR, both as defined above in this section.

•
PSUs were granted to the NEOs in 2013 and 2014 for the three-year performance period ending upon the completion of the Company's 2016 fiscal year. The number of PSUs granted to each NEO in 2014 at threshold, target, and maximum is detailed in the Grants of Plan Based Awards for 2014 table beginning on page 75.

•
PSUs vest pro-rata in the event of retirement (other than for Mr. Swinburn), death or disability and are paid out following the performance period, based on actual results. PSUs vest and are paid at 120% of target upon a change in control. For any other termination of employment before the end of the performance period, PSUs are forfeited.

•
Beginning with his 2013 awards, Mr. Swinburn's PSU awards will continue to vest following his retirement at the end of 2014 and will be paid out following the performance period, based on actual results, provided Mr. Swinburn adheres to the terms and conditions of his retirement as agreed upon with the Board.

•	Dividend equivalents are not paid on PSUs.
PSU AWARDS — 3 YEAR PACC AS % OF TARGET AND RELATIVE TOTAL SHAREHOLDER RETURN VALUES (2014-2016)

	Overall Payout %
	Relative TSR compared to S&P 500 Index
PACC (% of target)	≤25th%tile	37.5th%tile	50th%tile	62.5th%tile	≥75th%tile
120	108	131	154	177	200
110	90	109	128	147	166
100	70	85	100	115	130
80	56	68	80	92	104
<80	—	—	—	—	—
Stock Options

•	For 2014, the MCIP target bonus level was 140% for Mr. Swinburn and 75% for each of the other NEOs.

•
The ten-year term of our stock options provides an effective retention tool over the longer term because they retain potential value for executives even in the face of a prolonged downturn in the equity markets. This provides performance-based balance to PSU and PU grants which may lose all value if the Company misses the threshold performance criteria for the awards.

•
Stock options align the interests of our executives with those of stockholders because stock options have no value unless there is an increase in the value of our shares from the grant date to some point in time after the vesting date.

•	The number of stock options is determined at the date of grant by dividing the target value of the award by the Black-Scholes value of the award on that date.

•	The number of options and the exercise prices are set forth in the Outstanding Equity Awards at Fiscal Year-End table beginning on page 77.

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•
Upon retirement, unvested stock options vest. In the event of termination for any other reason, unvested options are forfeited. In the event of a change in control, all unvested stock options vest, except to the extent that a replacement award is provided.

•	The Company does not permit re-pricing of stock options without stockholder approval.
Restricted Stock Units (RSUs)

•	RSUs vest 100% on the third anniversary of the date of grant, subject to continuing employment and are settled in Class B common shares at that time.

•	Providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance stock options, PSUs and PUs.

•	The number of RSUs is determined at the date of grant by dividing the target value of the award by the closing price of the Class B common stock on that date.

•	Vested RSUs are settled in shares of Class B common stock.

•	Dividend equivalents are not paid on the RSUs.

•	The number of RSUs granted to each NEO in 2014 is detailed in the Grants of Plan Based Awards for 2014 table beginning on page 75.

•
A pro-rata portion of the outstanding unvested RSUs will vest in the event of termination due to retirement (other than for Mr. Swinburn), death or disability. In the event of a change in control, all unvested RSUs will vest, except to the extent that a replacement award is provided. For any other termination of employment before the end of the vesting period, RSUs are forfeited.

•
Beginning with his 2013 awards, Mr. Swinburn's RSU awards will continue to vest following his retirement at the end of 2014 and will be paid out following the vesting period provided Mr. Swinburn adheres to the terms and conditions of his retirement as agreed upon with the Board.

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2014 Executive Pay Program Outcomes
Base Salary Actions
For 2014, the Compensation Committee approved the following NEO salary adjustments, other than Mr. Swinburn. Mr. Swinburn's salary adjustment was approved by the Board after being recommended by the Compensation Committee. This was based on considerations including strong shareholder return for 2013, improvements in business operations and then-current competitive positioning versus the peer group.

NEO	Prior Base Salary ($)	April 1, 2014 Base Salary ($)	% of Base Salary Change
Peter Swinburn[1]	1,075,000	1,100,000	+2.3
Gavin Hattersley	556,400	595,348	+7.0
Stewart Glendinning[2]	462,236	471,583	+2.0
Krishnan Anand	485,000	494,700	+2.0
Mark Hunter[2]	570,448	581,857	+2.0

1	Mr. Swinburn retired at the end of 2014.

2
A Canadian dollar (CAD) to U.S. dollar (USD) exchange rate of 0.8605 and a U.K. British pound (GBP) to (USD) exchange rate of 1.5586 as of the end of the Company's fiscal year, December 31, 2014, was used to convert Messrs. Glendinning and Hunter's base salaries, respectively.

Annual Incentive Results
For 2014, the target levels of achievement at the corporate and business group levels were set as follows. Underlying results are adjusted for unplanned items and in order to remove the impact the change in exchange rates has on the calculations over the course of the year.
2014 MOLSON COORS INCENTIVE PLAN RESULTS

	Pre-Tax Income (60%)			Revenue (20%)			Free Cash Flow (20%)			Total Results (%)
Business	Target	Actual	Payout (%)	Target	Actual	Payout (%)	Target	Actual	Payout (%)
MCBC Corporate (USD $)	856.3	931.9	178	7,683.2	7,568.2	63	609.7	955.8	200	159
Molson Coors Europe (EUR €)	169.8	184.3	140	1,658.1	1,646.2	82	164.2	251.6	200	140
MCI (USD $)	(14.4)	(11.3)	152	174.9	158.5	6	(33.8)	(22.3)	200	132
Molson Coors Canada (CAD $)	394.4	407.2	126	1,969.8	1,977.8	110	392.8	436.8	150	128

The following table summarizes the calculation of final 2014 MCIP awards after review by the Compensation Committee (and the independent members of the Board in the case of Mr. Swinburn). The Company's performance against the pre-determined measures is set forth in the table above. The multiplier shown is aligned with corporate, business unit and personal performance goals and represents achievement against objectives. This multiplier was subject to discretionary adjustment (up or down, within the maximum allowable payment amounts as determined under the MCIP) by the Compensation Committee (or the independent members of the Board, in the case of Mr. Swinburn) based on individual performance. The Grants of Plan Based Awards for 2014 table on page 75 provides information on threshold, target and maximum MCIP awards.

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NEO	2014 MCIP Target (as a % of Salary)	Component	Weight (%)	MCIP Multiplier (%)	MCIP Award for 2014 ($) (Paid in 2015)
Peter Swinburn	140	MCBC Corp	100	159	2,430,051
Gavin Hattersley	75	MCBC Corp	75	159	520,853
		Personal Goals	25	185	202,008
		Total			722,861
Stewart Glendinning	75	MCBC Corp	25	159	139,946
		Molson Coors Canada	50	128	225,321
		Personal Goals	25	151	132,904
		Total			498,171
Krishnan Anand	75	MCBC Corp	25	159	146,519
		MCI	50	132	243,276
		Personal Goals	25	151	139,147
		Total			528,942
Mark Hunter	75	MCBC Corp	25	159	170,712
		Molson Coors Europe	50	140	300,626
		Personal Goals	25	200	214,734
		Total			686,072
Long-Term Incentive Results
The grant date value of the LTIP awards granted to the NEOs in 2014 is shown below. Options are valued at their Black-Scholes value, as described on page 71.

NEO	Total 2014 Annual LTIP Award ($)
Peter Swinburn	4,415,214
Gavin Hattersley	1,079,331
Stewart Glendinning	883,060
Krishnan Anand	981,251
Mark Hunter	981,251
As described under the section CEO Succession beginning on page 52, Mr. Glendinning and Mr. Anand also received off-cycle retention awards in 2014 as part of executive changes related to Mr. Swinburn's retirement. These awards are to assist in ensuring we maintain our strong pipeline of senior talent and our options for future leadership succession.

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PU and PSUs Payout Results
PU and PSUs payout results for the 2012-2014 and 2013-2015 performance periods, respectively, are presented below:
2012-2014 AND 2013-2015 CUMULATIVE CONSIDERED EPS RESULTS

Vesting Date	Target ($)	Actual ($)	Payout (%)
March 4, 2014	13.51	11.85	48
March 12, 2015	14.35	11.97	19
Perquisites
In addition to the executive compensation program elements described above, the Company provides certain perquisites to our executives, including the NEOs, which the Company believes are appropriate and competitive. These perquisites are described below and in the narrative following the Summary Compensation Table section beginning on page 70.
International Assignments
Our Molson Coors Relocation, Senior Mobile Workers and International Assignment Policies (collectively referred to as the Global Mobile Workers Policy) were established to allow the Company to move talent around the world in a consistent and efficient manner. The Global Mobile Workers Policy allows for short-term employee accommodations, necessary transportation, cost-of-living adjustments (as appropriate), tax return preparation services and in certain situations, tax equalization associated with an international assignment. Any compensation received by NEOs while a participant in these programs is included in the Summary Compensation Table beginning on page 70.
Retirement and Other Post-Termination Benefits
Retirement
Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country. In addition to the Company's 401(k) plan in the U.S., the Company provides the Supplemental Savings and Investment Plan (the Supplemental Thrift Plan) to highly-compensated U.S. employees to address the Internal Revenue Service (IRS) income and benefit limits placed on retirement plans. Similarly, in addition to the standard retirement plans provided in the U.K. and Canada, the Company provides an Employer Financed Retirement Benefit Scheme (EFRBS) to highly-compensated U.K. employees to address Her Majesty's Revenue & Customs (HMRC) income and benefit limits, and provides a Defined Contribution Supplemental Executive Retirement Plan (DC SERP) to Mr. Glendinning in Canada to address Canada Revenue Agency income and benefit limits. These supplemental plans are further discussed below under Deferred Compensation.
As of April 1, 2009, the Company froze benefit accruals under the qualified defined benefit pension plan in place for employees in the Molson Coors UK business unit. Messrs. Swinburn and Hunter have benefits in that plan and were impacted by these changes.
Details regarding the operation of the Company's retirement and pension plans are provided in the narrative following the Pension Benefits Table beginning on page 81.

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Deferred Compensation
For highly compensated U.S. employees, including the NEOs, the Company has established the Supplemental Thrift Plan. This plan is substantially similar in structure and operation to the Company's qualified 401(k) plan, and is meant to keep employees whole on Company contributions, which would otherwise be made to the Company's 401(k) plan, were it not for certain IRS limits.
For Mr. Hunter, the Company has established an unfunded individual EFRBS. This allows certain tax benefits to be realized during the accumulation of his retirement benefits given that he has reached the general limits on tax deductible pension accumulation in the U.K.
For Mr. Glendinning, the Company has established an unfunded DC SERP. This allows the accumulation of additional retirement benefits given he annually reaches the general limits on contributions to standard retirement benefits in Canada.
The Company believes these benefits to be competitive to similarly situated executives and market practices.
Details regarding the operation of the Company's deferred compensation plans are contained in the Non-Qualified Deferred Compensation section beginning on page 82.
Change in Control and Severance
Through the combination of the Change in Control Program (CIC Program) and the Company's Severance Pay Plan (Severance Pay Plan), the Company provides protection to executives in situations involving termination "not for cause" following a change in control. The NEOs participate in the CIC Program and the Severance Pay Plan.
As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.
Under the CIC Program, a participant is entitled to certain "double-trigger" benefits following a change in control, that is, if the participant is terminated by the Company other than for cause, death or disability or if the participant resigns for good reason (amounting essentially to constructive discharge) on or within a certain period of time (for NEOs, two years) after a change in control of the Company. Benefits are also payable if a qualifying termination occurs up to six months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company.
The Compensation Committee last provided a change in control agreement that included an excise tax gross up in 2009, and no new participants have been or will be gross-up eligible. Mr. Hattersley was added to this plan in 2012, excluding a tax gross-up provision, because he came from MillerCoors, where he had a comparable change in control agreement. The CIC Program has since been closed to new participants. The Company will no longer provide the excise tax gross-up benefit to Mr. Hunter following his appointment as President and CEO to the Company.
Additional information about the Company's CIC Program and Severance Pay Plan is provided in the Potential Payments upon Termination or Change in Control section beginning on page 83.

Oversight of Executive Compensation Programs
To ensure consistent application of our philosophy described above, we draw on the perspectives of different groups in setting objectives, reviewing performance and determining rewards for our executive officers, including our NEOs. The following table outlines their roles and responsibilities.

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Roles and Responsibilities

The Board (Majority Independent)	•
Sets annual operating plan and long-range (three year plan), including pre-tax income, net sales revenue (NSR), free cash flow, and PACC targets. These metrics lay the foundation for our compensation programs and frame the Board's oversight of the CEO;

•
Reviews the CEO's performance which begins with the CEO submitting a self-evaluation of his performance measured against these metrics and the manner in which he motivated the team to achieve them; and

•
With the CEO excused from the room, the Board in February considers and discusses the recommendations of the Compensation Committee with respect to his prior-year performance, prior-year annual incentive, current-year base pay, annual incentive target and long-term incentive target.

Independent Compensation Committee	•	Sets compensation for the NEOs other than the CEO;
	•	Reviews data, business objectives and goals as established in coordination with the Board, and assesses achievement and recommends compensation for the CEO for approval by the Board;
	•	Considers compensation competitiveness based on a review of peer groups and, where applicable, comparable industry compensation;
	•	Following the Board establishment of business goals and objectives, sets performance measures for purposes of Section 162(m) of the Code; and
	•	Certifies levels of attainment of the Company and business unit performance and reviews the NEOs' performances based on the evaluation presented by the CEO.

Compensation Consultant	•	Reports directly to the Compensation Committee;
	•	Assists in developing recommendations for compensation for executive officers including the NEOs; and
•
Based on input and guidance from the Compensation Committee, the CEO and the Chief People and Legal Officer, develops and provides information and recommendations for use by the Compensation Committee in reviewing and adjusting the Company's global compensation program, including:

		•	peer group and industry data;
		•	assessments of pay competitiveness for executive officers;
		•	incentive plan design and implementation; and
		•	methodologies for implementation of compensation elements and relative pay and performance alignment.

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CEO	•	Recommends individual performance goals of NEOs and guides the achievement of those goals;
	•	Evaluates each NEO (other than for himself), on the basis of personal goals set for the year and a self-assessment completed by the NEO;
•
Recommends NEO salaries and short-term and long-term incentive awards (other than for himself), based on his assessments. Recommendations take into account subjective criteria such as unique talents, criticality to the organization and retention risk; and

•
Reviews trend information and reports prepared by the Compensation Consultant regarding competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation Committee.

Chief People and Legal Officer	•
Reviews reports and trend information prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels for our executive officers, in order to make recommendations to the Compensation Committee; and

	•	Makes recommendations regarding changes to our executive compensation programs to the CEO and the Compensation Committee.

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Additional Information Regarding Executive Pay Programs
Governance of Equity Grant Process
The Compensation Committee generally evaluates and approves annual equity grants at or about the same time as it determines and approves the Company's annual salary adjustments and annual incentive payouts. This typically occurs at its regularly scheduled meeting in the first quarter of the year.
Individual recognition equity awards may be granted at other times during the year related to special circumstances (acquisitions, establishment of joint ventures, promotions, extraordinary performance, retention, etc.). Awards of stock options, RSUs or other equity incentives to new executive officers also typically occur at the time the individual joins the organization or first becomes an officer. Equity awards made to NEOs during 2014 are further described under the header Long-Term Incentive Results in the 2014 Executive Pay Program Outcomes section beginning on page 61 and in the CEO Succession section beginning on page 52. These awards are also reflected in the relevant compensation tables beginning on page 70.
Employment Agreements and Letters
The Company has entered into employment agreements with Messrs. Swinburn and Hunter. The material terms of these agreements are described beginning on page 86. Messrs. Hattersley, Glendinning, and Anand have employment letters which outline the compensation components of their roles. These agreements do not provide a guarantee of continued employment, but rather clarify the workplace transition that will occur should employment of the executive end in a "not for cause" situation, other than for Mr. Hattersley. Mr. Swinburn retired at the end of 2014 and Mr. Hunter entered into a new employment agreement upon his appointment as President and CEO, the material terms are described beginning on page 87.
Stock Ownership Guidelines
We have stock ownership guidelines for our senior officers, including the NEOs, because we feel that it is important for the leadership team to have a meaningful stake in the Company to further align management's interests with those of our stockholders. Under the guidelines, senior officers must accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary. All of our NEOs currently satisfy the applicable stock ownership guidelines which are set forth below.

Position	Ownership Requirement: Multiple of Annual Salary	Additional Details
CEO	5 x
Each NEO has five years from commencing NEO status to reach the required ownership level.

Shares owned outright, the value of shares in deferred compensation plans and the projected value of unvested RSUs and PSUs count toward the ownership requirement while vested and unvested stock options are excluded. PSU projections take into account stock price changes but assume metric performance at target.

Other NEOs	3 x
Other Senior Executives	3 x

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Recovery of Awards
In 2015, we enhanced our clawback policy which allows for the recovery of incentive compensation from current and former executive officers and certain other employees, if designated by the Compensation Committee, in the event the Company is required to prepare an accounting restatement due to noncompliance with required financial reporting requirements under the securities laws, regardless of whether the officer was at fault in the circumstances leading to the restatement. This enhancement applies to incentives related to 2015 performance and beyond and will apply to current and former executive officers and certain other employees designated by the Compensation Committee.
The Compensation Committee will also modify this recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the NYSE rules are finalized.
Compliance with Section 162(m) of the Code
Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and the three other most highly compensated executive officers (excluding the chief financial officer) who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the $1 million limit on deductibility for compensation that qualifies as "performance-based" or satisfies another exception. While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our executive compensation program, the Compensation Committee believes it should retain flexibility in awarding compensation to our NEOs and thus has not adopted a policy that all compensation must be deductible for federal income tax purposes. The Compensation Committee intends that annual incentive awards, stock options and PSUs granted to our NEOs in 2014 qualify and be fully deductible by the Company under Section 162(m) of the Code. However, because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, it cannot be guaranteed that annual incentive awards, stock options, PUs and PSUs awarded or granted to our NEOs for 2014 will qualify for exemption under Section 162(m) of the Code, thereby preventing us from taking a deduction.
The Compensation Committee also considers the effect of accounting treatment in determining appropriate forms of compensation.
Independence of the Compensation Consultant to the Compensation Committee
During 2015, the Compensation Committee utilized Pay Governance, an independent executive compensation firm which does no other business with the Company (except to act as its Compensation Consultant), to advise the Compensation Committee and Board on the design and potential changes to the Company's executive and director compensation policies.
The Compensation Committee reviewed the Company's relationship with Pay Governance to ensure the independent judgment of the Compensation Consultant and does not believe that there are any conflicts of interest. This review is conducted to ensure the Compensation Consultant renders candid and direct advice independent of management's influence.
Response to Advisory Say on Pay Vote
The Compensation Committee has also taken into consideration the results of the 2014 stockholder advisory vote to approve executive compensation. The result of the vote was that stockholders approved (receiving approximately 98% of votes cast in favor) management's recommendations to approve, on an advisory basis, the compensation of our NEOs presented in the 2014 proxy statement. Given the strong

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stockholder support of the Company's executive compensation programs, the Compensation Committee has followed a similar approach to compensation in 2015. The Compensation Committee will continue to consider the result of say on pay votes when making future compensation decisions for the NEOs.
COMPENSATION COMMITTEE REPORT
The Compensation Committee, comprised of independent directors, reviewed and discussed the above CD&A with the Company's management. The Compensation Committee believes that the Company has no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on the Company. Based on the review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Brian D. Goldner (Chairman)	H. Sanford Riley	Douglas D. Tough

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EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation earned for services rendered during fiscal years 2014 and, where applicable, 2013 and 2012 for the Company's CEO, CFO, and the three other most highly compensated NEOs who were serving at the end of 2014.

Name and Principal Position (a) Year (b)	Salary ($) (c)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Peter Swinburn[1,2] CEO and President
2014	1,091,667	3,515,208	900,006	2,430,051	1,533,542	305,851	9,776,325
2013	1,075,000	3,835,250	900,004	1,044,900	1,289,066	262,408	8,406,628
2012	1,075,000	3,200,024	800,007	709,500	958,174	301,867	7,044,572
Gavin Hattersley[1,3] CFO
2014	582,365	859,323	220,008	722,861	4,562	101,911	2,491,030
2013	556,400	751,295	200,001	338,013	3,593	87,138	1,936,440
2012	253,913	375,055	375,011	198,184	—	106,918	1,309,081
Stewart Glendinning[4] President and Chief Executive Officer, Molson Coors Canada
2014	489,480	2,747,334	180,006	498,171	171,565	219,769	4,306,325
2013	530,277	896,280	226,001	182,838	112,990	184,372	2,132,758
2012	559,728	1,100,063	200,004	295,536	90,515	147,391	2,393,237
Krishnan Anand[5] President and Chief Executive Officer, MCI
2014	491,467	1,292,314	200,007	528,942	14,512	102,172	2,629,414
Mark Hunter[4,6] President and Chief Executive Officer, Molson Coors Europe
2014	578,670	781,244	200,007	686,072	1,198,974	359,178	3,804,145
2013	606,613	779,654	200,001	392,630	668,964	369,850	3,017,712
2012	541,968	1,100,063	200,004	187,518	529,857	294,572	2,853,982

1	Messrs. Swinburn and Hattersley are also Directors of MillerCoors.

2	Mr. Swinburn retired as the Company's CEO effective December 31, 2014.

3	Mr. Hattersley joined the Company in June 2012.

4
GBP to USD exchange rate of 1.56 as of the end of the Company's fiscal year, December 31, 2014, was used to convert Mr. Hunter's 2014 compensation with the exception of his Non-Equity Incentive Compensation. This payment was paid in USD and converted at 1.54 which was the rate at the payment processing date. For 2013, the GBP to USD exchange rate was 1.66 and for 2012 the rate was 1.62. CAD to USD exchange rate of 0.86 as of the end of the Company's fiscal year, December 31, 2014, was used to convert Mr. Glendinning's 2014 compensation. For 2013, the CAD to USD exchange rate was 0.94. Mr. Glendinning's 2012 compensation was received in USD.

5	Mr. Anand first became an NEO in 2014.

6	Mr. Hunter became the Company's CEO effective January 1, 2015.
"Bonus" column (d) has been omitted as the Company did not payout a bonus to its NEOs in 2012, 2013 or 2014.

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Stock Awards (Column (e))
The amount in the Stock Awards column is the aggregate grant date fair value of stock awards granted to each NEO, calculated in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation (FASB Topic 718). The stock awards granted to the NEOs consisted of PUs, PSUs and RSUs and are described in the CD&A section beginning on page 44.
The assumptions used to calculate these amounts are incorporated by reference to Note 14 "Share-Based Payments" to the Company's consolidated financial statements in the Annual Report for the fiscal year ended December 31, 2014. The PUs, PSUs, and RSUs were granted under the Molson Coors Brewing Company Incentive Compensation Plan (Incentive Plan), the material provisions of which are described in the Short-Term Incentives in 2014 section beginning on page 56. In calculating the number of PSUs and RSUs, the Compensation Committee uses the closing date share price on the award date. In calculating the number of shares to be paid for vested PUs, the Compensation Committee uses the closing date share price on the vest date. However, the expense for the awards illustrated in the table are based on FASB Topic 718 as described above. The grant date fair value of the PSUs was calculated based on the achievement of target performance. For 2014, the total aggregate grant date fair value of all stock awards assuming the highest level of payout for PSUs would be as follows: $5,782,637 for Mr. Swinburn, $1,413,591 for Mr. Hattersley, $3,200,832 for Mr. Glendinning, $1,796,226 for Mr. Anand and $1,285,156 for Mr. Hunter.
The Company cautions that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value is dependent on a number of factors including, the Company's performance, stock price and the NEOs continued employment.
Option Awards (Column (f))
The amount in the Option Awards column is the grant date fair value of stock option awards granted to each NEO, calculated in accordance with FASB Topic 718. The stock options awards granted to the NEOs are described in the CD&A.
The assumptions used to calculate these amounts are incorporated by reference to Note 14 "Share-Based Payments" to the Company's consolidated financial statements in the Annual Report for the year ended December 31, 2014. The stock options were granted under the Incentive Plan.
Non-Equity Incentive Plan Compensation (Column (g))
The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by the NEOs under the MCIP as explained in the CD&A in the section beginning on page 44.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column (h))
The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column include changes in pension values under the tax qualified pension plan for Molson Coors UK, the EFRBS, DC SERP and the Supplemental Thrift Plan.

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All Other Compensation (Column (i))
The amounts reported in the All Other Compensation Column reflect the sum of: (i) the incremental cost to the Company of perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Brewing Company Savings and Investment Plan (the Thrift Plan), the Supplemental Thrift Plan, EFRBS, the Molson Canada Pension Plan for Salaried Employees (the Canadian Retirement Plan), and DC SERP; and (iv) and the dollar value of life insurance premiums paid by the Company. The amounts contributed to the Thrift Plan and the Supplemental Thrift Plan (collectively, the Thrift Plans) are calculated on the same basis for all participants in the relevant plan. The provisions of the Supplemental Thrift Plan, EFRBS and the DC SERP are described in the Non-Qualified Deferred Compensation section beginning on page 82.
Perquisites and Other Personal Benefits
A description of all perquisites and other personal benefits received by the NEOs in 2014 is set forth below.

Name	Executive Physical ($)	Financial Planning ($)	Parking Allowance ($)	Car Allowance ($)	Personal Travel ($)	Product Allotment ($)	Relocation ($)	Global Assignment ($)
Peter Swinburn	4,125	30,679	1,200	12,000	29,950	—	3,240	—
Gavin Hattersley	1,900	10,000	1,200	—	—	—	—	—
Stewart Glendinning	3,803	5,163	—	12,669	—	630	—	—
Krishnan Anand	3,685	10,000	1,200	—	—	—	—	—
Mark Hunter[1]	729	—	—	16,375	13,128	618	21,681	102,199

1
Mr. Hunter received Personal Travel benefits as part of his assignment to the Company's Prague, Czech Republic offices in connection with his assignment as President and Chief Executive Officer of Molson Coors Europe. These values are included in his International Assignment amount. He also received Relocation benefits in conjunction with his move to the U.S. as President and CEO of the Company during 2014. These values are included in the Relocation amount.

Executive Physical
Molson Coors supports the health and well-being of all employees by providing medical benefits and a wellness program. In addition to the standard health and wellness benefit, executives are encouraged to receive an enhanced annual physical at the expense of the Company. All of the NEOs utilized this benefit in 2014.
Financial Planning
The Company provides financial planning services to the U.S. and Canada based NEOs to assist in the management of personal finance. The services may include estate planning, tax planning or annual financial reviews.
Parking Allowance
The Company provides a parking allowance to all U.S. based employees, including the NEOs.
Car Allowance
Molson Coors strives to provide a market-competitive total rewards package for its executives. The Company provides select executives with a car allowance or leased vehicle in accordance with local market practice. In 2014, the Company provided a car allowance to Mr. Swinburn and leased vehicles for Messrs. Glendinning and Hunter.

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Personal Travel
Pursuant to his employment agreement, Mr. Swinburn's wife was entitled to five annual first class trips to the U.K. The actual value to Mrs. Swinburn is reflected under Personal Travel in the table above. The benefit provided to Mr. Hunter was part of his global assignment.
Product Allotment
The Company provides product samples to Canada and U.K. executives and believes that this enhances the executives' knowledge of the Company's products and enables them to become stronger champions of its brands. U.S. based employees, including the NEOs, are eligible to purchase products from MillerCoors at a discounted rate.
Relocation
Messrs. Swinburn and Hunter received relocation assistance under the Global Mobile Workers Policy.
International Assignments
Under the Company's Global Mobile Workers Policy, employees who are asked to take assignments in locations, which are not a reasonable commuting distance from their place of residence, receive certain benefits in their work office location. Where benefits received become taxable to the employee, the Company provides tax gross-up assistance. Under the Global Mobile Workers Policy, Mr. Hunter received reasonable transportation benefits to and from his home and office and housing and cost of living allowances in his office location. Spot exchange rates at the time of expense payment were used to convert payments to USD.
Additional All Other Compensation
A description of the additional all other compensation received by the NEOs in 2014 is set forth below:

Name	Tax Reimbursement ($)	Relocation Tax Reimbursement ($)	Contributions to Thrift, EFRBS, DC Unregistered, and DC SERP plans ($)	Life Insurance Premiums ($)	Sports Tickets ($)	Other ($)
Peter Swinburn	—	2,623	194,979	21,429	—	5,626
Gavin Hattersley	—	—	82,834	5,977	—	—
Stewart Glendinning	12,916	66,548	78,008	4,751	35,281	—
Krishnan Anand	—	—	77,722	9,565	—	—
Mark Hunter	—	40,792	160,292	3,364	—	—
Tax Reimbursement
Mr. Glendinning received a gross-up payment in 2014 related to executive long-term disability coverage. This benefit is provided to all other Canadian leadership team members. Beginning in 2015, we removed Mr. Glendinning from eligibility for this payment as we did in 2012 for executive officer participants in a similar arrangement for the U.S. long-term disability plan.

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Relocation Tax Reimbursement
The amounts in the table above reflect tax reimbursements paid to certain NEOs. The amounts are related to tax reimbursements with respect to the Company's aforementioned Global Mobile Workers Policy. These are standard features of these programs which are available to all employee participants.
Contributions to Thrift Plans, EFRBS, Retirement Plans and DC SERP
The Company makes direct and matching contributions for each of Messrs. Swinburn, Hattersley and Anand under the Thrift Plans, as applicable, on the same terms and using the same formula as other participating employees. For Mr. Hunter, the Company contributions to the EFRBS reflect a supplemental contribution that cannot be credited in a tax favorable way under the Company's tax approved U.K. pension plan. For Mr. Glendinning, the Company makes contributions to the Canadian Retirement Plan on the same terms and using the same formula as other participating employees. In addition, the Company contributes to an Unregistered DC Plan and DC SERP to provide retirement benefits competitive with other executives at this level, in a tax effective way. The amounts reflected in the table above represent the following:

•	Mr. Swinburn:	$26,088 to the Thrift Plan and $168,891 to the Supplemental Thrift Plan;
•	Mr. Hattersley:	$23,400 to the Thrift Plan and $59,434 to the Supplemental Thrift Plan;
•	Mr. Glendinning:	$21,452 to the Canadian Retirement Plan and $56,555 to the Unregistered DC Plan and DC SERP;
•	Mr. Anand:	$23,400 to the Thrift Plan and $54,322 to the Supplemental Thrift Plan; and
•	Mr. Hunter:	$160,292 to the EFRBS.
Life Insurance Premiums
The Company provides life insurance to all U.S. employees. For U.S. NEOs, the coverage is equal to eight times their salary. None of the NEOs are eligible for a tax reimbursement related to this benefit.
Sports Tickets
The Company provides tickets to various sporting events to Mr. Glendinning.
Other
Under the Company's U.S. Service Award Program, which provides all employees with cash awards upon the achievement of service anniversaries, Mr. Swinburn was entitled to a service award as part of his retirement from the Company in 2014.

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Grants of Plan Based Awards for 2014
The following table provides information for each of our NEOs regarding annual and long-term incentive award opportunities, including the range of potential payouts, made under our stockholder approved Incentive Plan during fiscal year 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name (a) Grant Date	Type of Grant	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Peter Swinburn
3/7/2014	RSUs							23,180			1,247,779
3/7/2014	PSUs				21,635	38,634	77,268				2,267,429
3/7/2014	Stock Options								70,423	58.24	900,006
2014	MCIP	462,000	1,540,000	3,080,000
Gavin Hattersley
3/7/2014	RSUs							5,667			305,055
3/7/2014	PSUs				5,289	9,444	18,888				554,268
3/7/2014	Stock Options								17,215	58.24	220,008
2014	MCIP	133,953	446,511	893,022
Stewart Glendinning[1]
3/7/2014	RSUs							4,636			249,556
7/24/2014	RSUs							28,000			2,044,280
3/7/2014	PSUs				4,327	7,727	15,454				453,498
3/7/2014	Stock Options								14,085	58.24	180,006
2014	MCIP	110,591	368,638	737,276
Krishnan Anand[1]
3/7/2014	RSUs							5,152			277,332
7/24/2014	RSUs							7,000			511,070
3/7/2014	PSUs				4,808	8,586	17,172				503,912
3/7/2014	Stock Options								15,650	58.24	200,007
2014	MCIP	111,308	371,025	742,050
Mark Hunter
3/7/2014	RSUs							5,152			277,332
3/7/2014	PSUs				4,808	8,586	17,172				503,912
3/7/2014	Stock Options								15,650	58.24	200,007
2014	MCIP	130,842	436,140	872,281

1	Messrs. Glendinning and Anand each received additional RSU awards in 2014 as an incentive for retention of services. These awards are further described under the section CEO Succession on page 52.

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Estimated Future Payouts under Non-Equity Incentive Plan Awards
The amounts represent the possible awards made under the annual MCIP in March 2014 to each of the NEOs as described in the section beginning on page 44 of the CD&A. Actual payments under the MCIP awards have already been determined and were paid to NEOs in March 2015, and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the Summary Compensation Table section beginning on page 70.
Estimated Future Payouts under Equity Incentive Plan Awards
The awards represent PSUs granted in 2014 under the Incentive Plan. The performance period for the PSUs is the beginning of the 2014 fiscal year through the end of the 2016 fiscal year. The grant date fair value at target payout is included in the Stock Awards column (column (e)) of the Summary Compensation Table section beginning on page 70. For a discussion of the PSU awards for 2014, see the CD&A section beginning on page 44.
All Other Stock Awards; Number of Shares or Stock Units
The awards represent RSUs granted in 2014 under the Incentive Plan for all NEOs. The RSUs granted on March 7, 2014 for all NEOs vest on the third anniversary of the grant date. The RSUs granted on July 24, 2014 for Mr. Glendinning vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date. The RSUs granted on July 24, 2014 for Mr. Anand vest on the second anniversary of the grant date. The grant date fair value is included in the Stock Awards column (column (e)) of the Summary Compensation Table. For a discussion of the RSUs granted in 2014, see the CD&A section beginning on page 44.
All Other Option Awards (Stock Options)
The awards represent stock options granted in 2014 to NEOs under the Incentive Plan. These options have a term of ten years from the grant date and vest in three equal annual installments beginning on the first anniversary of the grant date. For a discussion of the stock options granted in 2014, see the CD&A section beginning on page 44.
Annual Incentives
The Company maintains the MCIP as a sub-plan under the Incentive Plan. The Compensation Committee may designate one or more criteria from the list outlined in the Incentive Plan. Target annual incentives are established for each participant. Under the 2014 design, no payments can be made under the Incentive Plan unless a minimum level of performance is achieved, and no payments can exceed 200% of the target amount.
Long-Term Incentives
Stock Options
The Company has outstanding options under the Incentive Plan. The Incentive Plan provides that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.
Under the Incentive Plan, vesting accelerates in connection with a change in control and for retirement eligible employees who terminate. In all other cases, unvested stock options are forfeited.

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Restricted Stock Units (RSUs)
The Company has outstanding RSUs under the Incentive Plan. The Company may impose such conditions or restrictions on any shares of RSUs granted pursuant to the Incentive Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time based restrictions on vesting following the attainment of the performance goals, time based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such RSUs.
A participant has no voting rights with respect to any RSUs granted. The Company may provide for dividend equivalents to be credited with respect to any RSUs granted, but has not done so.
In the event of death or disability, or for retirement eligible employees who terminate, RSU vesting is accelerated on a pro-rata basis. In the event of a change in control, all RSUs vest.
Performance Share Units (PSUs)
The Company has outstanding PSUs under the Incentive Plan. In connection with the grant of PSUs, the Compensation Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the amount paid to the participant.
The form and timing of payment of earned PSUs and performance shares shall be determined by the Compensation Committee. The Compensation Committee, in its sole discretion, may pay earned PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PSUs at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Compensation Committee.
In the event of death or disability, or for retirement eligible employees who terminate, PSUs vesting is accelerated on a pro-rata basis based on final performance at the end of the vesting period. In the event of a change in control, PSUs vest and are paid at 120% of target.
The material terms of the employment agreements and letters with our NEOs are described in further detail beginning on page 86.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 31, 2014. The year-end values set forth in the table are based on the $74.52 closing price for the Class B common stock on December 31, 2014, the last trading day of the fiscal year.

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OPTION AWARDS				STOCK AWARDS
Name (a)						Equity Incentive	Equity Incentive Plan Awards:
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Peter Swinburn
—	—	—	—	28,051	2,090,361	—	—
—	—	—	—	29,855	2,224,795	—	—
—	—	—	—	23,180	1,727,374	—	—
—	—	—	—	—	—	139,373 (PU)	2,000,003
—	—	—	—	—	—	49,757 (PSU)	3,707,892
—	—	—	—	—	—	38,634 (PSU)	2,879,006
47,602	—	45.79	5/18/2017	—	—	—	—
23,416	—	57.76	5/15/2018	—	—	—	—
20,000	—	55.23	7/1/2018	—	—	—	—
165,632	—	44.24	3/4/2021	—	—	—	—
64,962	32,481	42.78	3/12/2022	—	—	—	—
35,757	71,514	45.22	3/4/2023	—	—	—	—
—	70,423	58.24	3/7/2024	—	—	—	—
Gavin Hattersley
—	—	—	—	6,029	449,281	—	—
—	—	—	—	6,635	494,440	—	—
—	—	—	—	5,667	422,305	—	—
—	—	—	—	—	—	11,058 (PSU)	824,042
						9,444 (PSU)	703,767
16,405	8,203	41.47	7/2/2022	—	—	—	—
21,873	10,936	41.47	7/2/2022	—	—	—	—
7,946	15,892	45.22	3/4/2023
—	17,215	58.24	3/7/2024	—	—	—	—
Stewart Glendinning
—	—	—	—	7,013	522,609	—	—
—	—	—	—	7,497	558,676	—	—
—	—	—	—	4,636	345,475	—	—
—	—	—	—	28,000	2,086,560	—	—
—		—	—	—	—	34,844 (PU)	500,011
—	—	—	—	—		12,495 (PSU)	931,127
—	—	—	—	—	—	7,727 (PSU)	575,816
9,500	—	34.57	3/16/2016	—	—	—	—
10,794	—	45.79	5/18/2017	—	—	—	—
10,166	—	57.76	5/15/2018	—	—	—	—
44,574	—	42.02	5/14/2019	—	—	—	—
43,303	—	43.13	3/15/2020	—	—	—	—
45,549	—	44.24	3/4/2021	—	—	—	—
16,241	8,120	42.78	3/4/2022	—	—	—	—
8,979	17,958	45.22	3/4/2023	—	—	—	—
—	14,085	58.24	3/7/2024	—	—	—	—

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OPTION AWARDS				STOCK AWARDS
Name (a)						Equity Incentive	Equity Incentive Plan Awards:
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Number That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Krishnan Anand
—	—	—	—	7,013	522,609	—	—
—	—	—	—	6,635	494,440	—	—
—	—	—	—	5,152	383,927
—	—	—	—	7,000	521,640
—	—	—	—	—	—	34,844 (PU)	500,011
—	—	—	—	—	—	15,000 (PU)	150,000
—	—	—	—	—	—	15,000 (PU)	150,000
—	—	—	—	—	—	11,058 (PSU)	824,042
—	—	—	—	—	—	8,586 (PSU)	639,829
26,000	—	45.92	1/4/2020	—	—	—	—
36,698	—	43.13	3/15/2020	—	—	—	—
41,408	—	44.24	3/4/2021	—	—	—	—
16,241	8,120	42.78	3/12/2022	—	—	—	—
7,946	15,892	45.22	3/4/2023	—	—	—	—
—	15,650	58.24	3/7/2024	—	—	—	—
Mark Hunter
—	—	—	—	7,013	522,609	—	—
—	—	—	—	6,635	494,440	—	—
—	—	—	—	5,152	383,927	—	—
—	—	—	—	—	—	34,844 (PU)	500,011
—	—	—	—	—	—	11,058 (PSU)	824,042
—	—	—	—	—	—	8,586 (PSU)	639,829
10,794	—	45.79	5/18/2017	—	—	—	—
24,531	—	57.76	5/15/2018	—	—	—	—
11,287	—	42.02	5/14/2019	—	—	—	—
10,587	—	43.13	3/15/2020	—	—	—	—
12,181	8,120	42.78	3/12/2022	—	—	—	—
7,946	15,892	45.22	3/4/2023	—	—	—	—
—	15,650	58.24	3/7/2024	—	—	—	—

(b)
This column includes Stock Only Stock Appreciation Rights (SOSARs) and stock options that have vested and have not been exercised. SOSARs and stock options generally vest in equal annual installments over a three year period, subject to acceleration of vesting in the event of a change in control or certain termination events. We have not granted SOSARs to NEOs since 2008.

(c)	This column includes stock options that have not vested.

(d)	This column does not appear in the table above as it is reserved for performance based stock options which the Company does not award.

(e)	This column indicates the stock option and SOSARs strike price.

(f)	This column indicates the expiration date for stock options and SOSARs which is ten years from the date of grant.

(g)
This column includes unvested RSUs, which generally vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events.

(h)	Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $74.52 for Class B common stock on December 31, 2014.

(i)
This column represents unvested PUs and PSUs which vest at the conclusion of the performance period upon Compensation Committee approval, subject to acceleration in the event of a change in control. Typically, the performance period is three years beginning with the fiscal year in which the award was granted.

(j)
The value of PUs is calculated based on target values as of the date of grant. For the 2012 PU award, the target payout is $14.35 per unit. The value of PSUs is calculated by multiplying the number of unvested PSUs by the closing market price of $74.52 for Class B common stock on December 31, 2014. The final payout may be more or less depending on final performance. Mr. Anand also received two special PU awards with a target payout of $10.00 per unit.

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Option Exercises and Stock Vested
The following table sets forth information for each of the Company's NEOs regarding stock options exercised and stock awards vested during fiscal year 2014.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Peter Swinburn	45,219	685,561	—	—
	39,320	607,356	—	—
	200	3,080	—	—
	5,700	87,780	—	—
	45,220	725,356	—	—
	11,961	179,691	—	—
	34,800	525,442	—	—
	46,762	734,201	—	—
	24,562	390,165	—	—
	100	1,580	—	—
	14,800	234,007	—	—
	8,300	131,140	—	—
	—	—	18,084	1,029,341
	—	—	10,983	625,152
	—	—	13,496	768,192
Gavin Hattersley	—	—	1,508	110,959
Stewart Glendinning	10,000	327,828	—	—
	10,000	331,000	—	—
	—	—	4,973	283,063
	—	—	3,618	266,212
	—	—	1,144	651,116
	—	—	3,712	211,287
Krishnan Anand	—	—	4,521	257,335
	—	—	815	46,390
	—	—	3,374	192,048
Mark Hunter	11,000	172,823	—	—
	10,000	146,012	—	—
	20,000	269,824	—	—
	21,500	585,125	—	—
	4,049	109,971	—	—
	—	—	4,973	283,063
	—	—	3,618	266,212
	—	—	685	38,990
	—	—	3,712	211,287

1
For stock awards vested, the values were calculated using the closing market price of the Class B common stock on the date of vesting. For stock options exercised, the value realized is the difference between the market price of the Class B common stock at the time of exercise and the exercise price of the option.

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Pension Benefits
The following table sets forth the present value of accumulated benefits payable to each of the NEOs under the tax-qualified and non-qualified retirement plans including their years of service, if applicable. Such amounts are determined using assumptions stated in Note 16 "Employee Retirement Plans and Postretirement Benefits" to the Company's Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Swinburn	U.K. Pension Plan	33	10,814,753	392,159
Gavin Hattersley	—	—	—	—
Stewart Glendinning	U.K. Pension Plan	3	718,033	—
Krishnan Anand	—	—	—	—
Mark Hunter	U.K. Pension Plan	19	6,598,469	—
U.S. Pension
The Company froze its U.S. qualified defined benefit pension plan in 2008 and the assets and liabilities of the plan were transferred to MillerCoors. During 2009, the Company converted its supplemental executive retirement plan (SERP) and excess benefit plan into the Supplemental Thrift Plan. The Supplemental Thrift Plan is described in the following section, Nonqualified Deferred Compensation.
U.K. Pension
Effective April 1, 2009, the Company froze its U.K. defined benefit plan for all employees. For Mr. Swinburn, the rate of accrual was 1/30th per year of service based on plan provisions in place at the time he joined the plan. Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a "straight line approach" and capped at a maximum of 20 years of service. Normal retirement age for executive participants is age 60. However, Mr. Swinburn chose to draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. For Messrs. Glendinning and Hunter, the same general provisions apply with a rate of accrual of 1/45th per year of service. Messrs. Glendinning and Hunter ceased accruing additional benefits once the plan was frozen.
The qualified balances for Messrs. Swinburn, Glendinning and Hunter are displayed in the table above. The present value of accumulated benefits for the U.K. qualified pension plan is shown (through December 31, 2014) using an assumed retirement age of 60 (age 55 for Mr. Swinburn), a discount rate of 3.60%, a price inflation rate of 3.05%, and pension increases which are assumed to be 2.95% for pre-April 2006 contributions and 2.35% for post-April 2006 contributions. The average annual exchange rate for 2014 of 1.56 USD to the GBP was used to complete the currency conversion and the value as of December 31, 2014 was £6,942,770.

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Non-Qualified Deferred Compensation
The following table sets forth information for each of the NEOs regarding aggregate executive and Company contributions and aggregate earnings (on the entire account balance) accrued during 2014, as well as year-end account balances under the deferred compensation plans.

Name (a)	Plan	Executive Contributions in Last Fiscal Year (b) ($)	Company Contributions in Last Fiscal Year (c) ($)	Aggregate Earnings in Last Fiscal Year (d) ($)	Aggregate Withdrawals/ Distributions (e) ($)	Aggregate Balance at Last Fiscal Year-End (f) ($)
Peter Swinburn	Supplemental Thrift	—	168,891	86,505	—	1,433,268
Gavin Hattersley	Supplemental Thrift	—	59,434	4,562	—	112,551
Stewart Glendinning	DC SERP and Unregistered DC Plan	—	56,555	26,839	—	472,996
Krishnan Anand	Supplemental Thrift	—	54,322	14,512	—	267,293
Mark Hunter	Individual EFRBS	—	160,292	29,998	—	892,315
(c) Company Contributions to the Thrift Plans, EFRBS and DC SERP are reflected in the Summary Compensation Table in the "All Other Compensation" column(i).
(d) Aggregate Earnings in the Last Fiscal Year are reflected in the Summary Compensation Table in the Change in Pension Value of Non-Qualified Deferred Compensation Earnings.

The Supplemental Thrift Plan for U.S. Participants
The Supplemental Thrift Plan makes employees whole when Section 401(k) of the Code limits the Company contributions that otherwise would be credited to them under the Supplemental Thrift Plan. In 2014, Company contributions could only be made on income allowable up to $260,000. The Company makes up for amounts that cannot be credited under the Thrift Plan by crediting the employee with the Company contributions in the Supplemental Thrift Plan. Participants are immediately vested in their Supplemental Thrift Plan benefit. Employees are not permitted to make contributions to the Supplemental Thrift Plan and may not withdraw funds until they separate from the Company. Upon separation from the Company, plan balances are paid in a lump sum cash payment.
Additional Deferred Compensation Plans
Mr. Hunter's Individual EFRBS is a defined contribution individual Employer Financed Retirement Benefit Scheme. The individual EFRBS makes Mr. Hunter whole given the GBP 1,250,000 limit on pension account balances under U.K. tax law. The Company makes up for amounts that cannot be credited in a tax favorable way under the Company's tax approved U.K. Pension Plan through notional contributions to the individual EFRBS. Mr. Hunter may not make contributions to the plan, he is fully vested in this plan and will receive benefits in the form of a lump sum payment upon his retirement from the Company, as defined under his individual EFRBS agreement. The EFRBS is an unfunded arrangement whereby earnings mirror those of the Company's tax approved U.K. pension arrangement. Mr. Hunter is free to direct the notional investment of his notional fund in line with the options available under the Company's tax approved U.K. pension arrangement. The benefit, when paid, will be subject to U.K. Income Tax and may be subject to U.K. National Insurance Contributions.

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Mr. Glendinning's DC SERP and unregistered defined contribution plan (collectively, the retirement plans) compliment his registered defined contribution retirement plan which is provided to all Molson Coors Canada salaried employees. Notional allocations are made each month to an individual account maintained by the Company. Mr. Glendinning may not make contributions to the plan, he is fully vested in this plan and will receive benefits in the form of a lump sum payment within 60 days of his separation from the Company, other than separation for cause. The notional allocation is reduced by any contributions the Company makes to the retirement plans. The DC SERP is an unfunded arrangement whereby earnings mirror those of Mr. Glendinning's retirement plans.
Of the amounts in column (f) of the Nonqualified Deferred Compensation table, the following amounts were also included in the Total column of the Summary Compensation Table for 2014, 2013 and 2012:

Name	Plan	Reported for 2014 ($)	Previously Reported for 2013 ($)	Previously Reported for 2012 ($)	Total ($)
Peter Swinburn	Supplemental Thrift	255,396	377,693	279,134	912,223
Gavin Hattersley[1]	Supplemental Thrift	63,996	48,555	n/a	112,551
Stewart Glendinning[2]	Supplemental Thrift, DC SERP and Unregistered DC Plan	83,394	n/a	86,018	169,412
Krishnan Anand[3]	Supplemental Thrift	68,834	n/a	n/a	68,834
Mark Hunter	Individual EFRBS	190,289	167,858	150,015	508,162

1	Mr. Hattersley joined the Company in June 2012.

2	Mr. Glendinning was not an NEO in 2013 and therefore values are not provided.

3	Mr. Anand was not an NEO in 2013 or 2012 and therefore values were not provided.

Potential Payments Upon Termination or Change in Control
The following table reflects the incremental amount of compensation payable to each of the NEOs in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2014, and the value of the Class B common stock was the December 31, 2014, closing market price of $74.52. The amounts do not include benefits earned or vested on or before December 31, 2014, or benefits provided under insurance or regular programs generally available to salaried employees.

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Voluntary Separation or Retirement

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PSUs/PUs ($)	Pension Enhancements ($)
Peter Swinburn	—	—	4,272,794	14,383,660	—
Gavin Hattersley	—	—	—	—	—
Stewart Glendinning	—	—	—	—	—
Krishnan Anand	—	—	978,146	2,350,379	—
Mark Hunter	—	—	—	—	—
Mr. Anand is retirement eligible for purposes of the Incentive Plan and entitled to accelerated vesting of all of his stock options and a pro-rata portion of his PSUs, PUs, and RSUs. Upon retirement, the vesting of Mr. Swinburn's stock options were accelerated. In addition, Mr. Swinburn's PSUs, PUs, and RSUs granted prior to 2013 vested pro-rata upon his retirement. Mr. Swinburn's PSU and RSU awards granted from and after 2013 were subject to their normal vesting provisions upon retirement, as described on pages 59 and 60, and thus the full value of the awards are assumed in this table. The amounts in the table reflect the: (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $74.52, the closing price of the Class B common stock on December 31, 2014); and (ii) the value of the applicable vesting PSUs, PUs, and RSUs are calculated using the closing price of the Class B common stock on December 31, 2014 ($74.52). PSUs and PUs are still subject to the Company meeting the applicable performance requirements. The table assumes performance at target. Messrs. Hattersley, Glendinning and Hunter are not retirement eligible and would receive no additional payments.
Mr. Swinburn retired as the Company's President and CEO effective December 31, 2014, and received the benefits as noted above.
Involuntary Termination Without Cause

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PUs/PSUs ($)	Pension Enhancements ($)
Peter Swinburn[1]	2,200,000	74,964	—	—	—
Gavin Hattersley	520,000	—	—	—	—
Stewart Glendinning	491,518	34,816	—	—	—
Krishnan Anand	494,700	—	—	—	—
Mark Hunter	581,521	19,264	—	—	—

1 Mr. Swinburn retired effective December 31, 2014 and therefore is no longer eligible for these benefits.

The amounts for Messrs. Swinburn and Hunter are pursuant to the terms of their respective employment agreements. For Messrs. Hattersley, Glendinning, and Anand, the amounts reflect the terms of the Company's Severance Pay Plan. Mr. Anand is retirement eligible for purposes of the Incentive Plan and is entitled to accelerated vesting of all of his stock options and a pro-rata portion of his PUs, PSUs, and RSUs. These amounts are set forth in the Voluntary Separation or Retirement Table.

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Termination for Cause
No amounts are paid if the NEO is terminated for cause.
Disability/Death

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PUs/PSUs ($)	Pension Enhancements ($)
Peter Swinburn	—	—	—	8,749,799	—
Gavin Hattersley	—	—	—	1,493,083	—
Stewart Glendinning	—	—	—	2,642,983	—
Krishnan Anand	—	—	—	2,350,379	—
Mark Hunter	290,760	—	—	2,051,368	—
The amounts in the table reflect the pro-rata value of PUs, PSUs, and RSUs. PSUs and PUs are still subject to the Company meeting the applicable performance requirement. The table assumes performance at target.
Change in Control

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PUs/PSUs ($)	Pension Enhancements ($)	Excise Tax Gross-ups ($)
Peter Swinburn[1]	—	—	4,272,794	16,346,809	—	—
Gavin Hattersley	3,125,577	54,411	1,378,440	3,199,397	—	n/a
Stewart Glendinning	2,580,467	50,476	1,013,202	5,921,666	—	—
Krishnan Anand	2,597,175	54,771	978,146	4,639,275	—	2,646,358
Mark Hunter	3,052,983	36,385	978,146	3,757,635	—	—

1	Mr. Swinburn announced his retirement in July 2014 and therefore at December 31, 2014 was not eligible for the additional change in control severance payments and benefit and perquisites.
The amounts in the table above, under Severance Payments and Benefits and Perquisites, reflect the payments under the CIC Program. The amounts in the table reflect the: (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $74.52, the closing price of the Class B common stock on December 31, 2014); and (ii) the value of PSUs and RSUs using the closing price of the Class B common stock on December 31, 2014 ($74.52). The value of the PSUs and PUs are calculated assuming performance at 120% of target. Mr. Hattersley would not be eligible for an excise tax gross-up as the Company has ceased providing this benefit to new executives. The Company will no longer provide the excise tax gross-up benefit to Mr. Hunter following his appointment as President and CEO to the Company.

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Change in Control Program
The CIC Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control of the Company. In the event of termination due to a change in control the benefits for participants under the CIC Program are:

•	A lump sum payment of the sum of salary and target annual bonus times the applicable multiplier (3x for the NEOs);

•	A pro rata annual bonus at target covering the performance year in which the employee is terminated due to a change in control;

•
For executives participating in a U.S. health plan, the ability to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), for a period of 18 months, at the same cost sharing level as active employees. For non-U.S. executives, continued Company provided health coverage for a period of 12 months;

•	Up to 12 months of outplacement services;

•
Accelerated vesting of stock options, restricted stock, RSUs, and other stock based awards, including PSUs and PUs at 120% of target, with stock options remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the stock option; and

•
For Mr. Anand, in the event that the payment under the CIC Program results in an imposition of an excise tax under Section 4999 of the Code, the Company has agreed to reimburse the executive for the cost of the additional tax, plus any necessary tax gross-up. Mr. Hattersley is not eligible for this provision as the Company no longer provides for it for new entrants to the CIC Program. Messrs. Glendinning and Hunter were not subject to IRS regulations as their primary residences are in the Canada and U.K., respectively, in 2014. The Company will no longer provide this benefit to Mr. Hunter following his appointment as President and CEO to the Company.

Under the CIC Program, "cause" will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct or willful failure to perform duties. "Good reason" for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant's position, responsibilities or authority or requires relocation outside a 50 mile radius of the participant's location of employment. For purposes of the CIC Program, a change in control will occur if: (i) an individual or group acquires voting stock of the Company sufficient to have more voting power than the Voting Trust established under the Class A Common Stock Voting Trust Agreement; (ii) Molson/Coors family nominees cease to constitute at least 50% of a majority of the Board elected by the voting securities held by the Class A Common Stock Voting Trust; or (iii) a merger or other business combination occurs, unless following such merger or combination: (a) the Class A Common Stock Voting Trust continues to hold voting securities entitled to elect a majority of the Board; and (b) at least 50% of a majority of the Board are Molson/Coors family nominees. The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.
Mr. Swinburn is no longer eligible for benefits under the CIC Program due to his retirement at December 31, 2014.

Material Terms of Employment Agreements and Letters
The Company has employment agreements or letters in place with Messrs. Swinburn, Glendinning, Anand and Hunter. Mr. Hattersley received an employment letter upon joining Molson Coors in July 2012.

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The letter did not provide for any additional benefits or perquisites beyond those described elsewhere in the Summary Compensation Tables.
Swinburn Employment Agreement
Mr. Swinburn's employment agreement as President and CEO took effect on July 1, 2008. He retired as President and CEO of the Company at the end of 2014. The agreement provided that his employment may be terminated by the Company on 24 months prior written notice, or pay and benefits in lieu of notice. Under the terms of his employment agreement, his wife was entitled to travel benefits to the U.K. as described on page 73 and he received a monthly car allowance. Mr. Swinburn did not receive any tax assistance associated with his wife's travel benefits or his car allowance. As part of his retirement, the Company agreed to assist Mr. Swinburn with tax returns for 2013/2014, with the sale of his home in Denver, Colorado and with relocation of his personal goods.
Glendinning Employment Letter
Mr. Glendinning's employment letter as President and Chief Executive Officer, Molson Coors Canada took effect on February 1, 2013. The letter provides that, in the event of involuntary termination by the Company other than for cause, the Company is required to give Mr. Glendinning 12 months' notice, or pay and benefits in lieu of notice. This mirrors the Company's Severance Pay Plan for senior level executives.
Anand Employment Letter
Mr. Anand's employment offer letter as President and Chief Executive Officer, MCI, took effect on November 10, 2009. The letter provides that, in the event of involuntary termination by the Company other than for cause, the Company is required to give Mr. Anand continuation of pay equal to 12 months' of salary, including insured benefits and perquisites through the severance period. This mirrors the Company's Severance Plan for senior level executives.
Hunter Employment Agreement
Mr. Hunter's employment agreement as Marketing and International Director of our U.K. business took effect on March 20, 2002. The agreement provides that, in the event of involuntary termination by the Company, other than for cause, the Company is required to give Mr. Hunter 12 months' notice, or pay and benefits in lieu of notice. Mr. Hunter entered into a new employment agreement upon his appointment as President and CEO of the Company effective January 1, 2015. Pursuant to this agreement, Mr. Hunter will receive: (i) an annual base salary of $1 million; (ii) eligibility to earn an annual bonus targeted at 135% of base salary; (iii) annual long term equity incentive awards targeted at a grant date fair value of $3.5 million; (iv) one-time relocation assistance to move to the Company's Denver, Colorado Principal Executive Office; and (v) continued Company contributions to his U.K. based pension plan for a period of five years in lieu of contributions to the Company's U.S. benefit plan. Mr. Hunter will also be eligible to continue to participate in the Company's benefit plans, including the Severance Pay Plan and CIC Program. The Company will no longer provide the excise tax gross-up benefit to Mr. Hunter under the CIC Program following his appointment as President and CEO to the Company.

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PROPOSAL NO. 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MOLSON COORS BREWING COMPANY INCENTIVE COMPENSATION PLAN

Our Board recommends that you vote FOR this proposal to approve the amendment and restatement of the Plan. We are asking stockholders to approve the amendment and restatement of the Plan to:

•	provide flexibility to grant awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code; and

•	extend the term of the Plan for ten years.

We also amended the Plan to incorporate certain sound corporate governance practices, including an enhanced clawback provision, eliminating share recycling and placing a cap on the number of shares that can be issued to non-executive directors.

Reasons for Seeking Approval of the Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan

The Plan currently authorizes up to 20,000,000 shares of Class B common stock, plus the number of shares of Class B common stock that remain available for issuance under the Company's expired Adolph Coors Company Equity Incentive Plan, to be issued to employees (including employees of our affiliates), directors and certain third-party service providers participating in the Plan. As of April 10, 2015, there were 6,799,846 shares of the Company's Class B common stock remaining available for grant under the Plan.

We are not asking for the authorization of any additional shares for issuance under the Plan.
Extension of Term of the Plan
The Plan by its terms would have expired on February 9, 2015. Effective January 26, 2015, our Board approved an extension of the term of the Plan for an additional 10 years, and on February 19, 2015, the Board approved an amendment and restatement of the Plan, each subject to stockholder approval at the Annual Meeting. In the expectation that the Plan as amended and restated would be presented for approval at the Annual Meeting, and to maintain the Company’s annual grant schedule, the Board and the Compensation Committee (the Plan Committee) granted awards effective March 9, 2015, (the March Grants) that will be cancelled if stockholders do not approve the Plan at the Annual Meeting. These awards are described under Plan Benefits beginning on page 100.
The Board believes that the Company's ability to attract, retain and motivate quality employees and directors is vital to the Company's success. The Board also believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer such employees, directors and, in certain circumstances, third-party service providers the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Plan.

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Section 162(m) Reapproval
Section 162(m) of the Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee generally includes our CEO and each of our other three most highly-compensated executive officers (other than our CFO). However, if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied for an award to qualify as performance-based compensation under Section 162(m) is that stockholders must reapprove, every five years, the materials terms of the plan, including the material terms of the performance goals, under which the compensation will be paid. Accordingly, our stockholders are being asked to approve this Proposal 3 to ensure that the Plan Committee has the flexibility to grant awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The material terms of the performance goals, as proposed to be amended to include an additional performance measure and revisions to permissible adjustments, are described below under Summary of the Plan.
If our stockholders do not approve the Plan, all March Grants will be cancelled, no new awards will be granted to covered employees under the Plan, and the Plan Committee will make a determination in its business judgment as to the appropriate compensation for such employees taking into account considerations important to the Company’s success and the benefits and costs to the Company, including the additional costs arising from the Company’s inability to deduct all or a portion of the compensation paid to covered employees.
Key Features of the Plan
The Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•
No discounted stock options or Stock Appreciation Rights (SARs): Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant;

•	No repricing of stock options or SARs without stockholder approval: The Plan prohibits the direct or indirect repricing of stock options or SARs without prior stockholder approval;

•
No liberal share counting or “recycling” of shares: Shares withheld by or delivered to the Company to satisfy the exercise or grant price of stock options and SARs or tax withholding obligations upon exercise or vesting of awards will not be available for future grants;

•	No liberal change-in-control definition: Change-in-control benefits are triggered only by the occurrence, rather than by stockholder approval, of a merger or other change-in control event;

•
Double-trigger change-in-control vesting: If stock options or RSUs are replaced by a successor company in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control;

•	Limit on Non-Employee Director awards: The Plan establishes a maximum number of shares that may be granted to a Non-Employee Director in any plan year (as described below);

•	No dividends on unearned performance-based awards: Dividends or dividend equivalents may not be paid on unearned performance-based awards;

•	Awards subject to clawback policy: Awards granted under the Plan are subject to the Company’s clawback policy;

•	No transferability: Awards generally may not be transferred for value prior to their vesting or exercise;

•	No automatic share replenishment or “evergreen” provision: There is no evergreen provision pursuant to which the shares authorized for issuance under the Plan can be automatically replenished; and

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•	Moderate burn rate: Our three-year average burn rate (adjusting for full-share awards) of approximately 1.0% is lower than the industry guidance established by certain major proxy advisory firms.[1]
1 We calculated our burn rate by: (i) applying a factor of three to each full value award and a factor of one to options granted during each calendar year and (ii) dividing the resulting number by the weighted average number of shares of our common stock outstanding for each respective year.

Summary of the Plan

The complete text of the Plan is attached to this Proxy Statement as Appendix B. The following description of the Plan is a summary of certain provisions of the Plan as proposed to be amended (including the material terms of the performance goals for purposes of Section 162(m) of the Code), and is qualified in its entirety by reference to Appendix B.
Purpose and Eligibility
The purpose of the Plan is to provide a means whereby employees, directors and third-party service providers of the Company, develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors or third-party service providers of the Company and to provide a means for such individuals to acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. As of April 10, 2015, the number of persons eligible to receive awards under the Plan was approximately 509. As of that date, approximately 478 persons held outstanding awards under the Plan.
Shares Available for Issuance
Subject to adjustment as provided in the Plan, a maximum of 20,000,000 shares of Class B common stock, plus the number of shares of Class B common stock that remain available for issuance under the Company's prior Adolph Coors Company Equity Incentive Plan, which has expired, may be issued under the Plan. To satisfy awards under the Plan, the Company may use authorized, but unissued shares of Class B common stock or shares of Class B common stock held in treasury. The closing price of the Class B common stock as reported on the NYSE on April 10, 2015 was $76.63.
Share Usage

Shares covered by an award under the Plan are counted as used to the extent such shares are actually delivered. Shares subject to awards under the Plan or under the Company's prior plans that lapse are forfeited or canceled or are settled without the issuance of stock will be available for awards under the Plan. Shares actually issued under the Plan in a stock option exercise, shares not issued or delivered as the result of the net settlement of an outstanding SAR or stock option and shares used to pay the exercise price or withholding taxes related to an outstanding award will not be again made available for issuance.

Limits on Awards for Purposes of Section 162(m) of the Code
If the Plan Committee determines that an award to a covered employee (as defined under Section 162(m) of the Code) is intended to qualify as performance-based compensation, the following limits, subject to adjustment as provided in the Plan, will apply to grants of such awards:

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•	Stock Options: the maximum aggregate number of shares subject to stock options granted in any one plan year to any one participant is 500,000 shares;

•	SARs: the maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 500,000 shares;

•	Restricted Stock or RSUs: the maximum aggregate grant with respect to awards of restricted stock or RSUs in any one plan year to any one participant is 250,000 shares;

•
PUs or Performance Share Units: the maximum aggregate award of PUs or performance share units that any one participant may receive in any one plan year is 250,000 shares if such award is payable in shares, or equal to the value of 250,000 shares if such award is payable in cash or property other than shares with such amount determined as of the earlier of the vesting date or the payout date;

•	Cash-Based Awards: the maximum aggregate amount awarded or credited with respect to cash-based awards in any one plan year to any one participant is $5,000,000;

•
Covered Employee Annual Incentive Award: the maximum aggregate amount awarded or credited in any one plan year with respect to a covered employee annual incentive award is the lesser of five times such employee's annual base salary as in effect on March 1 of such plan year or $5,000,000; and

•	Other Stock-Based Awards: the maximum aggregate grant with respect to other stock-based awards pursuant to Section 10.2 of the Plan in any one plan year to any one participant is 250,000 shares.
For purposes of the above limits, the term “plan year” is the Company’s fiscal year unless the Plan Committee designates a calendar year for a particular award.
Limit on Awards to Non-Employee Directors
Subject to adjustment as provided in the Plan, the aggregate number of shares subject to all awards granted in any one plan year (as defined above) to any one Non-Employee Director, excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers may not be for more than an aggregate of 25,000 shares.
Adjustments

In the event of any corporate event or transactions (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company or any similar corporate event or transaction, the Plan Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant's rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kinds of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits and other valuable determinations applicable to outstanding awards.
Administration
Under the terms of the Plan, the Plan Committee has full and exclusive discretionary power to:

•	interpret the terms and the intent of the Plan and any award agreement, other agreement or document ancillary to, or in connection with, the Plan;

•	determine eligibility for awards; and

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•	adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Plan Committee may deem necessary or proper.

The Plan Committee's authority includes selecting award recipients, establishing all award terms and conditions, including the terms and conditions set forth in award agreements, granting awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans, or arrangements of the Company and, subject to terms of the Plan, adopting modifications and amendments to the Plan or any award agreement, including any that are necessary to comply with the laws of the jurisdictions in which the Company and/or its affiliates operate.

The Plan Committee may delegate to one or more of its members, or to one or more officers of the Company or its affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Plan Committee, or any individuals to whom it has delegated duties or powers, may employ one or more individuals to render advice with respect to any responsibility the Plan Committee or such individuals may have under the Plan. The Plan Committee may authorize one or more officers of the Company to designate employees to be recipients of awards and determine the size of any such awards, subject to a limitation established by the Plan Committee. However, the Plan Committee may not delegate such responsibilities to any such officer for awards granted to an employee that is an individual who is, on the relevant date, an officer or director of the Company or otherwise determined by the Board to be an "insider" as that term is defined in the Plan.
Stock Options
Stock options to purchase shares of the Company's Class B common stock may be granted to participants in such number, and upon such terms, and at any time, from time to time, as the Plan Committee determines in its sole discretion. Stock options intended to meet the requirements of Section 422 of the Code, which are referred to as incentive stock options, may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code).

The exercise price for each stock option is determined by the Plan Committee, provided that the exercise price must be:

•	based on 100% of the fair market value of the shares on the grant date;

•	set at a premium to the fair market value of the underlying shares on the grant date; or

•
indexed to the fair market value of the underlying shares on the grant date; except that the exercise price on the grant date must be at least equal to 100% of the fair market value of the underlying shares on the grant date.

The term of stock options generally cannot exceed ten years. However, with respect to stock options granted to participants outside the U.S., the Plan Committee has the authority to grant stock options that have a term greater than ten years. Stock options are exercisable at such times and subject to such restrictions and conditions as the Plan Committee approves.
Stock Appreciation Rights
Under the Plan, SARs may be granted to participants at any time as determined by the Plan Committee. The Plan Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. Subject to the terms and conditions of the Plan, the Plan Committee has complete discretion in determining the number of SARs granted to each participant and in determining the terms and conditions pertaining to such SARs. The grant price for each grant of a freestanding SAR is determined by the Plan Committee, provided that the grant price shall be:

•	based on 100% of the fair market value of the underlying shares on the date of grant;

•	set at a premium to the fair market value of the underlying shares on the date of grant; or

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•
indexed to the fair market value of the shares on the date of grant, provided that the grant price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.

The grant price of tandem SARs will be equal to the exercise price of the related option. The term of an SAR is determined by the Plan Committee, in its sole discretion, but generally, the term of an SAR shall not exceed ten years. SARs are exercisable at such times and subject to such restrictions and conditions as the Plan Committee approves.
Restricted Stock and Restricted Stock Units
Subject to the terms and provisions of the Plan, the Plan Committee at any time may grant awards as restricted stock and/or RSUs.

The Plan Committee may impose such conditions or restrictions on any shares of restricted stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock or each RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or RSUs.

Unless otherwise determined by the Plan Committee, to the extent permitted or required by law, participants holding shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares during the restriction period. A participant has no voting rights with respect to any RSUs granted. Participants are not be entitled to dividend equivalents on RSUs granted unless designated by the Plan Committee.
Performance Units/Performance Share Units
Subject to the terms and provisions of the Plan, the Plan Committee may grant performance units (PUs) or performance share units (PSUs) to participants in such amounts and upon such terms as the Plan Committee determines. Each PU will have an initial value that is established by the Plan Committee at the time of grant and each PSU will have an initial value equal to the fair market value of the underlying common stock on the grant date. In connection with the grant of PUs or PSUs, the Plan Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value or number of PUs or PSUs paid to the participant.

The form and timing of payment of earned PUs and PSUs will be determined by the Plan Committee. The Plan Committee, in its sole discretion, may pay earned PUs and PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PUs or PSUs, as applicable, at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Plan Committee.
Cash-Based Awards and Other Stock-Based Awards
Subject to the terms and provisions of the Plan, the Plan Committee may grant cash-based awards to participants in such amounts and upon such terms as the Plan Committee determines, including the achievement of specific performance goals. The Plan Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Class B common stock) in amounts and subject to such terms and conditions, as the Plan Committee may determine. Such awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares, and may

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include, without limitation, awards designed to comply with, or take advantage of, the applicable local laws of jurisdictions other than the U.S.

Each cash-based award will specify a payment amount or payment range as determined by the Plan Committee. Each stock-based award will be expressed in terms of shares or units based on shares, as determined by the Plan Committee. The Plan Committee may establish performance goals with respect to such awards in its discretion. If the Plan Committee exercises its discretion to establish performance goals, the number or value of cash-based awards or other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met. Payment, if any, with respect to a cash-based award or stock-based award will be made, in cash or shares, in accordance with the terms the Plan Committee determines.
Performance Measures
Subject to the terms of the Plan, the performance goals upon which the payment or vesting of an award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to covered employees, referred to as performance-based compensation, will be limited to the following performance measures:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on equity);

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total stockholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Profit After Capital Charge (PACC);

•	Customer satisfaction; and

•	Balance sheet and statement of cash flow measures (including, but not limited to, working capital amounts and levels of short and long-term debt).

Any performance measure may be used to measure the performance of the Company and/or its affiliates as a whole or any business unit of the Company and/or its affiliates or any combination thereof, for one performance period or averaged over time, as the Plan Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the Plan Committee, in its sole discretion, deems appropriate, and may, but need not be, based on a change or an increase or positive result. The Plan Committee also has the authority to provide for accelerated vesting of any award based on the achievements of performance goals pursuant to the performance measures specified above or such other factors as the Plan Committee determines.

The Plan Committee may provide in any such award that any evaluation of performance may include or exclude any of the following items:

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•	Litigation or claim judgments or settlements;

•	The effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

•	Foreign exchange gains and losses;

•	Special items; and

•	Non-core items.

Non-core items may include: (a) acquisition and integration related costs; (b) unrealized mark-to-market gains and losses; (c) gains and losses on sales of non-operating assets; (d) other non-core items; or (e) certain material discrete tax benefits, all of which must be identified as non-GAAP adjustments in the Management’s Discussion and Analysis section of the Company’s Annual Report and deemed significant by management.

Special items may include: (a) infrequent or unusual items per U.S. GAAP; (b) impairment or asset abandonment losses; (c) restructuring charges and other atypical employee-related costs; or (d) fees on termination of significant operating agreements and gains (losses) on disposal of investments, all of which must be identified in the audited financial statements, including footnotes, of the Company’s Annual Report and deemed significant by management.

The determination of whether an item constitutes a non-core item or a special item will be made in accordance with the Company’s written policies regarding such items that are in effect as of the date the Plan Committee approves an award consistently applied.

The Plan Committee may also provide in any such award that the Company's effective income tax rate taken into account for purposes of a performance measure be based on a rolling average over more than one taxing period, or that foreign exchange gains and losses will be measured based on a predetermined foreign exchange rate established when the award is granted. To the extent such inclusions or exclusions affect awards to covered employees, they will be prescribed in a form that is intended to meet the requirements of Section 162(m) of the Code.

Awards that are intended to qualify as performance-based compensation may not be adjusted upward. The Plan Committee retains the discretion to adjust such awards downwards, either on a formula or discretionary basis or any combination, as the Plan Committee determines.

In the event that applicable tax and/or securities laws change to permit the Plan Committee discretion to alter the performance measures without obtaining stockholder approval of such changes, the Plan Committee has sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Plan Committee determines that it is advisable to grant performance-based awards that are not intended to qualify as performance-based compensation, the Plan Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on performance measures other than those set forth above.
Covered Employee Annual Incentive Awards
The Plan Committee may designate covered employees who are eligible to receive a monetary payment in any plan year based on a percentage of an incentive pool determined by reference to one or more performance measures described above. The Plan Committee shall allocate an incentive pool percentage to each designated covered employee for each plan year, provided the sum of the incentive pool percentages for all covered employees cannot exceed 100% of the total pool. As soon as possible after the determination of the incentive pool for a plan year, the Plan Committee will calculate each covered employee's allocated portion of the incentive pool based upon the percentage established at the beginning of the plan year. Each covered employee's incentive award is determined by the Plan Committee based on the covered employee's allocated portion of the incentive pool subject to adjustment

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in the sole discretion of the Plan Committee. In no event may the portion of the incentive pool allocated to a covered employee be increased in any way, including as a result of the reduction of any other covered employee's allocated portion. The Plan Committee retains the discretion to adjust such awards downward.
Change in Control
Unless the Plan Committee determines otherwise in the instrument evidencing the award or in a written employment, service or other agreement between the participant and the Company, upon a change in control, all then outstanding stock options and SARs will become fully vested and exercisable, and all other then-outstanding awards that are service vesting awards will vest in full and be free of restrictions, except to the extent that another award meeting the requirements as a replacement award described below is provided to the participant to replace such award. The treatment of any other awards is as determined by the Plan Committee and reflected in the applicable award agreement.

An award meets the requirements as a replacement award if:

•	it has a value at least equal to the value of the replaced award;

•
it relates to publicly traded equity securities of the Company or its successor in the change in control transaction or another entity that is affiliated with the Company or its successor following the change in control; and

•
its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control).

The replacement award may take the form of a continuation of the replaced award if the requirements set forth above are satisfied. The determination of whether the conditions of a replacement award are satisfied is made by the Plan Committee, as constituted immediately before the change in control, in its sole discretion.

Unless otherwise specified in the award agreement, upon a termination of employment or termination of directorship of a participant occurring in connection with or during the period of two years after a change in control, other than for "cause", all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions. All stock options and SARs held by the participant immediately before the termination of employment or termination of directorship that the participant held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than one year following such termination or until the expiration of the stated terms of such stock option or SAR, if shorter, unless otherwise specified in the applicable award agreement.

For purposes of the Plan, unless otherwise defined in the instrument evidencing an award or written employment, service or other agreement between the participant and the Company or an affiliate, "change in control" means the occurrence of any of the following events:

•
The acquisition or holding by any person of beneficial ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board, referred to as outstanding Company voting securities, in excess of the outstanding Company voting securities held by the Voting Trust Agreement, as such agreement is more particularly described in the Beneficial Ownership Table beginning on page 106; except, that any such acquisition or holding by any of the following entities will not by itself constitute a change in control: (a) a person who on the effective date is the beneficial owner of 20% or more of the outstanding Company voting securities; (b) the Company or any of its subsidiaries; or (c) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

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•
Individuals who constitute the Board as of the effective date of the Plan, referred to as the incumbent board, cease for any reason to constitute at least a majority of the Board, except that any individual becoming a director subsequent to the effective date whose election, or nomination for election by the Company's stockholders, was approved by the Nominating Committee and/or the subcommittees of such Nominating Committee in accordance with the Company's Restated Certificate of Incorporation and the Bylaws will be considered as though such individual were a member of the incumbent board, but excluding for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a person other than the Board;

•
Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company, referred to as a business combination, in each case unless, following such business combination: (a) the voting trust continues to hold, directly or indirectly, more than 50% of the outstanding Company voting securities Company or a corporation which as a result of such transaction owns the Company or all, or substantially all, of the Company's assets either directly or indirectly through one or more direct or indirect subsidiaries, the Company or such other entity resulting from the business combination is referred to as the successor entity; and (b) at least a majority of the members of the board of directors of the successor entity were members of the incumbent board at the time of the execution of the initial agreement or of the action of the board providing for such business combination; or

•	Complete liquidation or dissolution of the Company.

For purposes of a change in control "voting trust" means the voting trust established under the Class A common stock Molson Coors Brewing Company Voting Trust Agreement.
Transferability of Awards
Except as otherwise provided in the Plan or a particular award agreement, a participant's awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. During the participant's lifetime, only the participant may exercise any rights under an award. Stock options and SARs generally may not be transferred unless the transfer is approved by the Plan Committee and is for no consideration.
Clawback
The Company recently adopted an enhanced clawback policy that will apply to awards under the Plan. Under the enhanced policy, the Company will use reasonable efforts to recoup from its current and former executive officers and other employees designated by the Compensation Committee any excess incentive based compensation awarded as a result of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws regardless of whether such officers were at fault in the circumstances leading to the restatement.
The Compensation Committee will also modify this recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the requirements of the NYSE rules are finalized.
Duration of the Plan
Unless sooner terminated in accordance with its terms, the Plan will terminate on February 19, 2025. After the plan is terminated, no awards may be granted under the Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

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Amendment, Modification, Suspension and Termination
Subject to the terms of the Plan, the Plan Committee may, at any time and from time to time, amend, modify, suspend or terminate the Plan and any award agreement in whole or in part, except that no amendment of the Plan may be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule; including, but not limited to, the Exchange Act, the Code and, if applicable, the NYSE Listed Company Manual.
No Repricing Without Stockholder Approval
Without the prior approval of the Company's stockholders and except as provided under the Plan, stock options or SARs granted under the Plan will not be repriced, replaced or regranted through cancellation, or cash out, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR.
The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles whenever the Plan Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to a stock option or SAR, any such substitutions or adjustments may not be made if it would cause such stock option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code.

Description of Certain Federal Income Tax Consequences Under the Plan
The following is a general summary of certain U.S. federal income tax consequences of awards under the Plan to the Company and to participants in the Plan who are citizens or residents of the U.S. for federal tax purposes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the tax laws of any state, municipality or non-U.S. taxing jurisdiction, or any gift, estate, excise (including the golden parachute excise taxes under Section 4999 of the Code) or other tax laws. Because individual circumstances may vary, participants are encouraged to consult their own tax advisors concerning the tax implications of awards granted under the Plan.
Stock Options
Nonqualified Stock Options
A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Class B common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the share generally will be a long-term or short-term capital gain or loss.

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Incentive Stock Options
A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of: (a) one year from the date the participant exercised the stock option; and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the stock option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the stock option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights
A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of Class B common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares of Class B common stock underlying the SAR on the date of exercise and the grant price of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the total grant price.
Restricted Stock Awards
Unless a participant makes the election described below, a grant of restricted shares of Class B common stock will not result in taxable income to the participant in the year of grant. The value of such restricted stock (less the amount, if any, paid by the participant with respect to the shares) will be taxable to a participant as compensation taxable as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as compensation taxable as ordinary income in the year of grant the fair market value of the restricted stock on the date of grant (less the amount, if any, paid by the participant with respect to the shares), provided the participant makes the election within 30 days after the date of such grant and certain other technical requirements are satisfied. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received.

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The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made the election described above. If the participant makes a timely and proper election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the election, as the case may be.
Restricted Stock Units
A participant generally will not recognize income at the time a RSU is granted. When any part of a RSU is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.
Performance Share Units, Performance Units and Other Awards
A participant generally will not recognize income upon the grant of PSUs or PUs. Upon the distribution of cash or shares to the participant pursuant to the terms of the PSUs or PUs, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash and the fair market value of any shares transferred to the participant over any amount paid by the participant with respect to the PSUs or PUs. The U.S. federal income tax consequences of other awards under the plan will depend upon the specific terms of each award.
Tax Consequences to the Company
In the foregoing cases, the Company (or unconsolidated subsidiary or affiliate employing the participant) generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes compensation income, subject to certain limitations imposed under the Code.
Section 409A
We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code.
Tax Withholding
The Company is authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to the Company, the amount of any withholding taxes due in respect of the award or payment. Share withholding for taxes is permitted.

Plan Benefits
All awards under the Plan are made at the discretion of the Plan Committee. Therefore, the benefits and amounts that will be received or allocated under the Plan, other than the March Grants, are not determinable at this time. Please refer to the description of grants made to the NEOs in the last fiscal year described in the Grants of Plan Based Awards for 2014 table beginning on page 75. Grants made to our Non-Employee Directors in the last fiscal year are described in the Director Compensation section beginning on page 35.

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March Grants
The following tables sets forth information with respect to the March Grants granted under the Plan:

Name and Position	Number of Shares Covered by PSUs	Number of Shares Covered by Stock Options	Number of Shares Covered by RSUs
Mark R. Hunter President and CEO; Director, MillerCoors	23,393	50,072	14,036
Gavin Hattersley CFO; Director, MillerCoors	10,026	21,460	6,016
Stewart Glendinning President and Chief Executive Officer, Molson Coors Canada	6,684	14,307	4,011
Krishnan Anand President and Chief Executive Officer, MCI	6,684	14,307	4,011
Peter Swinburn Former President and CEO, Director, MillerCoors	—	—	—
All executive officers as a group	62,289	134,483	37,701
All Non-Employee Directors as a group	—	—	1,959
All employees, including all executive officers and Non-Employee Directors, as a group	130,556	134,483	141,024

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Aggregate Past Grants Under the Plan
The following table sets forth information with respect to options and other awards previously granted under the Plan:

Name and Position	Number of Shares Covered by Stock Options
Mark R. Hunter President and CEO; Director, MillerCoors	81,663
Gavin Hattersley CFO; Director, MillerCoors	90,267
Stewart Glendinning President and Chief Executive Officer, Molson Coors Canada	208,309
Krishnan Anand President and Chief Executive Officer, MCI	167,955
Peter Swinburn Former President and CEO, Director, MillerCoors	—
All executive officers as a group	1,526,322
All Non-Employee Directors as a group	—
All employees, including all executive officers and Non-Employee Directors, as a group	1,694,086

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment and restatement of the Company's Incentive Compensation Plan, and proxies that are returned will be so voted unless otherwise instructed.

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Equity Compensation Plans Information
The following table summarizes information about the 1990 Adolph Coors Equity Incentive Plan, the Equity Compensation Plan for Non-Employee Directors and the Molson Coors Brewing Company Incentive Compensation Plan (collectively, the Equity Plans) as of December 31, 2014. All outstanding awards shown in the table below relate to our Class B common stock.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders(1)	3,408,963	$45.33	7,389,129
Equity compensation plans not approved by security holders	—	N/A	—
Total	3,408,963	$45.33	7,389,129

1
Under the Plan, which is the only Equity Plan under which awards currently may be granted, we may issue RSUs, DSUs, PUs, PSUs, stock options and SARs. Amount in column A includes 816,225 RSUs and DSUs, 30,440 PUs (as if converted to shares as of December 31, 2014), 349,970 PSUs (assuming the target award is met) and 2,212,328 stock options, respectively, outstanding as of December 31, 2014. See the Annual Report, Part II—Item 8 Financial Statements and Supplementary Data, Note 14, "Share-Based Payments" of the Notes to the Consolidated Financial Statements for further discussion. Outstanding RSUs, DSUs, PUs and PSUs do not have exercise prices and therefore have been disregarded for purposes of calculating the weighted-average exercise price.

PROPOSAL NO. 4 — RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking Class A Holders to ratify the Audit Committee's appointment of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2014, and is considered by management to be well qualified.
Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and may make a statement if they so desire.

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Fees
The following table sets forth the aggregate fees billed by PwC for professional services rendered to Molson Coors related to fiscal years 2014 and 2013. Certain fees related to the 2014 fiscal year reflect estimates, however, we do not anticipate final billings to differ significantly from amounts presented below.

	Fiscal Year
	2014	2013
	(In thousands $)
Audit Fees(1)	4,097	3,892
Audit-Related Fees(2)	162	150
Tax Fees(3)	86	95
All Other Fees(4)	345	40
Total Fees	4,690	4,177

1
Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2014 and 2013 included in Form 10-K and the quarterly reviews of our financial statements included in Forms 10-Q.

2
Includes amounts related to pension plan audits, royalty audits, recycling audits and donation fund audits performed in Canada for fiscal years 2014 and 2013, as well as fees related to correspondence with the SEC in 2014 and 2013.

3	Fees consist of U.K. tax compliance work and other tax services performed for fiscal years 2014 and 2013.

4
Fees incurred for assistance provided on business process improvements in Canada in 2014, as well as special tax, accounting and compensation projects and for subscriptions provided by PwC in 2014 and 2013.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services
The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services. The Audit Chairman has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Audit Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. In 2014 and 2013, the Audit Committee (or the Audit Chairman pursuant to the authority delegated) pre-approved all of the services performed by PwC.
If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR the proposal ratifying the appointment of PricewatershouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2015, and executed proxies that are returned will be so voted unless otherwise instructed.

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AUDIT COMMITTEE REPORT
The role of the Audit Committee is to prepare this report and to represent and assist the Board in its oversight of: (1) the integrity of Molson Coors' financial reporting process and the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct; (3) the Company's systems of internal control over financial reporting and disclosure controls and procedures; (4) the Company's internal audit function; and (5) the qualifications, engagement, compensation and performance of the independent registered public accounting firm, their conduct of the annual audit and their engagement for any lawful purpose. The Audit Committee operates pursuant to a written charter which it annually reviews. The Audit Committee also oversees the Company's policies and procedures with respect to risk assessment and risk management. As set forth in the Audit Committee's charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors' financial statements and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors' accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit Department that reports regularly to the Audit Committee. The Internal Audit Department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors' internal controls relating, for example, to the reliability and integrity of Molson Coors' financial information and the safeguarding of assets. PwC, the Company's independent registered public accounting firm, is responsible for auditing Molson Coors' financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the U.S.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee on independence. The Audit Committee has also discussed with PwC its independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Company's independent registered public accounting firm. The non-audit services performed by PwC were pre-approved by the Audit Committee and were also considered in the discussions of independence.
Audit Committee members are not employees of Molson Coors and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee rely on the information provided to them by management and PwC. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Molson Coors' financial statements has been carried out in accordance with standards of the PCAOB that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that PwC is in fact "independent."
Based upon the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for the fiscal year ended December 31, 2014, as filed with the SEC on February 12, 2015. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for the fiscal year ending December 31, 2015, subject to ratification by the Company's stockholders.

SUBMITTED BY THE AUDIT COMMITTEE
Roger G. Eaton	Charles M. Herington	Franklin W. Hobbs	Iain J.G. Napier (Chairman)

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BENEFICIAL OWNERSHIP
The following table contains information about the beneficial ownership of our capital stock as of March 27, 2015 (unless otherwise noted), for each of our current directors and nominees, each of our NEOs, all current directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or exchangeable shares. Unless otherwise indicated, and subject to any interests of the holder's spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such holders. Shares of common stock subject to RSUs, stock options or other rights currently exercisable or exercisable and vesting within 60 days following March 27, 2015, are deemed outstanding for computing the share ownership and percentage of the person holding such RSUs, stock options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock, respectively.

Name of Beneficial Owner	Number of Class A Shares		Percent of class (%) (1)	Number of Class B Shares	(2)	Percent of class (%) (1)
5% Stockholders:
Adolph Coors Company LLC	5,044,534	(3)(4)	92.50%	21,522,798	(4)	11.91%
Adolph Coors Jr. Trust	5,044,534	(3)(4)	92.50%	5,830,000	(4)	3.23%
Pentland Securities (1981) Inc.	5,044,534	(3)	92.50%	3,449,600	(5)	1.91%
4280661 Canada Inc.	5,044,534	(3)	92.50%	—
The Vanguard Group	—		—	11,393,152	(6)	6.31%
Blackrock, Inc.	—		—	10,046,243	(7)	5.56%
Directors:
Peter H. Coors	2,000	(8)	*	1,327,834	(8)	*
Peter J. Coors	—		—	468	(9)	*
Christien Coors Ficeli	—	(10)	—	8,267	(10)	*
Roger G. Eaton	—		—	4,760	(11)	*
Brian D. Goldner	—		—	11,845	(12)	*
Charles M. Herington	—		—	28,460	(13)	*
Franklin W. Hobbs	—		—	43,017	(14)	*
Mark R. Hunter	—		—	125,697	(15)	*
Andrew T. Molson	100	(16)	—	3,454,970	(16)	1.91%
Geoffrey E. Molson	1,632	(17)	*	10,432	(17)	*
Iain J.G. Napier	—		—	10,116	(18)	*
H. Sanford Riley	—		—	47,032	(19)	*
Peter S. Swinburn	—		—	16,731		*
Douglas D. Tough	—		—	—		*
Louis Vachon	—		—	4,998	(20)	*
Management:
Krishnan Anand	—		—	166,097	(21)	*
Stewart Glendinning	—		—	285,639	(22)	*
Gavin Hattersley	—		—	61,959	(23)	*
All directors and executive officers as a group (19 persons)	3,732	(24)	*	5,788,226	(24)	3.18%
* Denotes less than 1%

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(1)
Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of March 27, 2015, greater than 5% of our outstanding Class A common stock or Class B common stock. Ownership percentage calculations are based on 5,453,834 shares of Class A common stock (which assumes the conversion on a one-to-one basis of 2,894,040 Class A exchangeable shares) and 180,640,213 shares of Class B common stock (which assumes the conversion on a one-to-one basis of 17,517,928 shares of Class B exchangeable shares), in each case, outstanding as of March 27, 2015.

(2)
Includes unvested RSUs held by retirement-eligible executives (Mr. Peter H. Coors), DSUs held by directors and shares underlying outstanding options/stock appreciation rights currently exercisable or exercisable within 60 days following March 27, 2015 (Current Options), where applicable.

(3)
Class A shares (or shares directly exchangeable for Class A shares) include beneficial ownership of 1,857,476 shares owned by Pentland Securities 1981 Inc. (Pentland), 667,058 shares owned by 4280661 Canada Inc. (Subco), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Coors Trust, due to shared voting power resulting from a Voting Agreement, dated February 2, 2005, among Pentland, Subco and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements among the parties and certain trustees. Pentland is the sole owner of Subco. The address for each of the Coors Trust and ACC is 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001. The address for each of Pentland and Subco is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada T2P 1C9.

(4)
This information is derived exclusively from the Schedule 13D/A filed by ACC and the Coors Trust with the SEC on February 26, 2015. Class B shares beneficially owned by ACC includes 350,000 Class B shares directly owned by ACC, 5,830,000 Class B shares directly held by the Coors Trust and 15,692,798 Class B shares beneficially owned by ACC on its own behalf and as Trustee of other Coors Family Trusts (as defined below), all of which are included in the Class B shares beneficially owned by ACC. ACC is a Wyoming limited liability company which serves as trustee for the Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust B, the Grover C. Coors Trust, the Herman F. Coors Trust, the Louise Coors Porter Trust and the May Kistler Coors Trust (collectively, the Coors Family Trusts). The members of ACC are the various Coors Family Trusts. The Board of Directors of ACC consists of 16 members who are various members of the Coors family, including Peter H. Coors, Christien Coors Ficeli and Peter J. Coors. Pursuant to the Operating Agreement of ACC, subject to limited exceptions, sole investment power with respect to each trust is delegated to a trust committee consisting of three to five members of the ACC Board of Directors (each, a Trust Committee). Each member of ACC's Board of Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective Coors Family Trusts except to the extent of his or her pecuniary interest in each trust.

(5)
Consists of 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, of which 321,000 shares of Class B exchangeable shares are pledged as collateral under an OTC forward contract with an unaffiliated third party buyer as part of a monetization transaction due to settle on December 6, 2019.

(6)
This information is derived solely from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2015 reporting on beneficial ownership as of December 31, 2014. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)
This information is derived solely from the Schedule 13G filed by Blackrock, Inc. with SEC on February 6, 2015 reporting on beneficial ownership as of December 31, 2014. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10022.

(8)
Beneficial ownership for Mr. Coors does not include 2,520,000 Class A shares held indirectly by ACC as trustee for the Coors Trust, nor any Class B shares held by ACC for itself or on behalf of the Coors Family Trusts. Mr. Coors disclaims beneficial ownership of all Class A and Class B shares held by ACC except to the extent of his pecuniary interest therein. If Mr. Coors were to be attributed beneficial ownership of the Class A shares held by ACC, he would beneficially own 46.21% of the Class A common stock, subject to the Voting Agreement. His Class B holdings represent (i) 150,688 Class B shares held directly by Mr. Coors, (ii) 1,064 Class B shares held by his wife, Marilyn E. Coors, (iii) 389,163 Current Options, (iv) 6,430 unvested RSUs, and (v) 780,489 Class B shares held indirectly by Marilyn E. Coors, as trustee of various Peter H. Coors Grantor Retained Annuity Trusts.

(9) Represents 468 Current Options.

(10)
Beneficial ownership for Ms. Coors Ficeli does not include 2,520,000 Class A shares held indirectly by ACC as trustee for the Coors Trust, nor any Class B shares held by ACC for itself or on behalf of the Coors Family Trusts. Ms. Coors Ficeli disclaims beneficial ownership of all Class A and Class B shares held by ACC except to the extent of her pecuniary interest therein. If Ms. Coors Ficeli were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 46.21% of the Class A common stock, subject to the Voting Agreement.

(11)	Represents 4,760 DSUs.

(12)	Includes 1,639 DSUs.

(13)	Includes 14,683 DSUs.

(14)	Includes 16,399 DSUs.

(15)	Includes 98,609 Current Options.

(16)
Represents 2,184 Class B shares held directly by Mr. Molson, 186 Class B exchangeable shares held directly by Mr. Molson, 3,000 Class B shares held indirectly by Molbros AT Inc., 3,449,600 Class B shares (or shares exchangeable for Class B shares) owned by Pentland. Mr. Molson is the President of Pentland and shares despoitive power of the Class B shares beneficially owned by Pentland. The Class B shares beneficially owned by Pentland are included in Mr. Molson's beneficial ownership as a result of arrangements under the Amended and Restated Stockholders Agreement dated February 9, 2005 between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, Eric Molson and Stephen Molson with respect to the securities held by and governance of Pentland.

(17)
Mr. Molson's Class A holdings represents 1,260 Class A shares held directly and 372 Class A shares indirectly held in a retirement savings plan. His Class B holdings include 1,890 Class B shares (or shares directly exchangeable for Class B shares) indirectly held in a retirement savings plan.

(18)	Includes 3,102 DSUs.

(19)	Includes 16,560 shares directly exchangeable for Class B common stock and 15,668 DSUs.

(20)	Represents 4,998 DSUs.

(21)	Includes 149,576 Current Options.

(22)	Includes 210,900 Current Options.

(23)	Includes 59,909 Current Options.

(24)
The group's Class B shares include 6,430 unvested RSUs for Mr. Coors, 61,249 DSUs, 1,073,417 Current Options and 3,466,570 Class B exchangeable shares as described in the footnotes above. See footnotes above concerning the Class A shares.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Molson Coors' executive officers, directors and more than 10% stockholders are required under Section 16(a) of the Exchange Act to file with the SEC, reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors.
Based on an examination of these reports and on written representations provided to Molson Coors, all such reports were timely filed during 2014.
OTHER BUSINESS
As of the date of this Proxy Statement, Molson Coors received no proposal, nomination for directors or other business submitted in accordance with its Bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,

Samuel D. Walker Chief People and Legal Officer and Corporate Secretary
April 17, 2015

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APPENDIX A
DIRECTOR INDEPENDENCE STANDARDS
A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:
a.        a director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;
b.        a director has received or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;
c.        a director (i) is or has an immediate family member who is a current partner of a firm that is the Company's internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;
d.        a director is or has an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;
e.        a director is currently employed, or a director's immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or 2 percent of that entity's consolidated gross revenues; or
f.        a director, or a director's immediate family serves as an officer, director or trustee of a charitable organization, where the Company's discretionary contributions are in an amount that exceeds the greater of $1 million or 2 percent of the charitable organization's consolidated gross revenues.
For purposes of this Appendix A, "immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director's home; and "Company" includes any subsidiary in the consolidated group with the Company.

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APPENDIX B
Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan

Article 1.	Establishment, Purpose, and Duration
1.1    Establishment. Molson Coors Brewing Company, a Delaware corporation, (hereinafter referred to, together with its Affiliates and Subsidiaries (as hereinafter defined), as the “Company”, except where the context otherwise requires), establishes an incentive compensation plan to be known as the Incentive Compensation Plan (the “Plan”), as set forth in this document.
The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.
The Plan became effective upon February 9, 2005 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof. The Plan has been amended from time to time and is hereby amended and restated effective February 19, 2015 (the “Restatement Date”).
1.2    Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Restatement Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
Article 2.    Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” means any corporation or other entity, including but not limited to partnerships and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than twenty percent (20%) of the total combined voting power of all classes of stock entitled to vote, or more than twenty percent (20%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than twenty percent (20%) of the profits interest or capital interest of a non-corporate entity; provided that if an Award that is “deferred compensation” within the meaning of Section 409A of the Code, then with respect to any entity in which the Company owns less than a fifty percent (50%) interest, the Committee has determined prior to the granting of such Award that there are legitimate business criteria for treating such entity as an Affiliate for purposes of the Plan. The Committee has determined that MillerCoors is an Affiliate.

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2.2    “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.3    “Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.4    “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.
2.5    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7    “Cash-Based Award” means an Award granted to a Participant as described in Article 10.
2.8    “Cause” unless otherwise defined in the instrument evidencing an Award or in a written employment, service or other agreement between the Participant and the Company or an Affiliate means the Participant’s:
(a)    Continued failure to substantially perform his duties with the Company;
(b)    Commission of a felony;
(c)    Engagement in illegal conduct, an act of dishonesty, or other conduct, that the Committee, in its sole discretion, determines to be injurious to the Company;
(d)    Willful breach of a material provision of the Company’s ethical code of conduct as determined by the Committee; or
(e)    Material breach of fiduciary duties to the Company.
Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or service agreement which defines “Cause” (or words of similar import), such definition and any procedures relating to the determination thereof set forth in such agreement shall govern the determination of whether “Cause” has occurred for purposes of the Plan.
2.9    “Change in Control” unless otherwise defined in the instrument evidencing an Award or in a written employment, service or other agreement between the Participant and the Company or an Affiliate means the occurrence of any of the following events after the Effective Date:
(a)    The acquisition or holding by any Person of Beneficial Ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board of Directors (the “Outstanding Company Voting Securities”) in excess of the Outstanding Company Voting Securities held by the Voting Trust; provided, that for purposes of this Section 2.9, any such acquisition or holding by any of the following entities shall not by itself constitute a

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Change in Control: (i) a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (ii) the Company or any Subsidiary, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries;
(b)    Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the Nominating Committee and/or the subcommittees of such Nominating Committee in accordance with the Company’s Restated Certificate of Incorporation and By-laws shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;
(c)    Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) the Voting Trust continues to hold, directly or indirectly, more than fifty percent (50%) of the Outstanding Company Voting Securities of the Company or a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more direct or indirect subsidiaries (the Company or such other entity resulting from Business Combination, the “Successor Entity”); and (ii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.9) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)    A complete liquidation or dissolution of the Company.
2.10    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.
2.11     “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.
2.12    “Company” means, where the context requires, Molson Coors Brewing Company, a Delaware corporation, any successor thereto as provided in Article 21 herein. As set forth in Section 1.1, references herein to Company shall also include Affiliates as the context requires.
2.13    “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the treasury regulations promulgated under Code Section 162(m), or any successor statute.
2.14    “Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.
2.15    “Director” means any individual who is a member of the Board of Directors of the Company.

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2.16    “Effective Date” has the meaning set forth in Section 1.1.
2.17     “Employee” means any employee of the Company, and/or its Affiliates.
2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.19     “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the New York Stock Exchange (“NYSE”), or if not the NYSE, on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date, the preceding trading day, the next succeeding trading day, or an arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period, that is within thirty (30) days before or thirty (30) days after the applicable date as determined by the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an Option price, the commitment to grant such Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however that in the absence of such determination, Fair Market Value means the arithmetic mean of the high and low sales prices for a Share as reported by the NYSE (or such other principal exchange) on the applicable date, or if no sales occurred that day, on the most recent date upon which sales did occur; and, provided further, that upon a broker-assisted exercise of an Option, the FMV shall be the price at which the Shares are sold by the broker.
2.20    “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.21    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
2.22    “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.23    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.24    “Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.25    “Non-Core Items” means charges incurred or benefits realized that the Company does not believe to be indicative of its core operations, or the Company believes are significant to its current operating results warranting adjustment to U.S. GAAP results, but does not qualify for classification as a

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Special Item; specifically, such items are considered to be one of the following: (a) acquisition and integration related costs, (b) unrealized mark-to-market gains and losses, (c) gains and losses on sales of non-operating assets, (d) other non-core items, or (d) certain material discrete tax benefits, all of which must be identified as non-GAAP adjustments in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K.
2.26    “Nonemployee Director” means a Director who is not an Employee.
2.27    “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.
2.28    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.29    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.30    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.31    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.
2.32    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.33    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code and the applicable treasury regulations thereunder for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.34    “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to the Plan in order to qualify certain Awards as Performance-Based Compensation.
2.35    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.36    “Performance Share” means an Award under Article 9 herein and subject to the terms of the Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.37    “Performance Unit” means an Award under Article 9 herein and subject to the terms of the Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.38    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of

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performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.39    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.40    “Plan” means this Molson Coors Brewing Company Incentive Compensation Plan.
2.41    “Plan Year” means the Company’s fiscal year, unless the Committee has designated the calendar year, as the applicable Plan Year under a particular Award.
2.42    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.43    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
2.44    “Service Vesting Awards” means an Award, the vesting of which is contingent solely on the continued service of the Participant as an Employee or a Director.
2.45    “Share” means a share of Class B common stock of the Company, $0.01 par value per share.
2.46    “Special Items” means charges incurred or benefits realized that either the Company does not believe to be indicative of its core operations, or it believes are significant to its current operating results warranting separate classification; specifically, such items are considered to be one of the following: (a) infrequent or unusual items; (b) impairment or asset abandonment losses; (c) restructuring charges and other atypical employee-related costs; or (d) fees on termination of significant operating agreements and gains (losses) on disposal of investments, all of which must be identified in the audited financial statements, including footnotes, of the Company’s Annual Report on Form 10-K.
2.47    “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
2.48    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.49    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
2.50    “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company and/or its Affiliates that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.51    “Voting Trust” means the voting trust established under the Class A Common Stock Molson Coors Brewing Company Voting Trust Agreement.

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Article 3.    Administration
3.1    General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Affiliates operate. The Committee shall not permit Awards to be transferred to unrelated third parties for value prior to their vesting or exercise, except as otherwise permitted prior to March 15, 2010.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
3.4    Claims. A Participant who wishes to appeal any determination of the Committee concerning an Award granted pursuant to the Plan shall notify the Committee in a writing, which shall state the basis for the appeal. The appeal shall be filed with the Committee within 30 days after the date the Participant received the determination from the Committee. The written appeal may be filed by the Participant’s authorized representative. The Committee shall review the appeal and issue its decision within 90 days after it receives the Participant’s appeal. If the Committee needs additional time to review the appeal, it shall notify the Participant in writing and specify when it expects to render its decision. After completion of its review, the Committee shall notify the Participant of its decision in writing, which shall state the reasons for the Committee’s decision.
If, after the completion of the procedure set forth in the preceding paragraph, the Participant wishes to further pursue the appeal, the appeal shall be submitted to, and determined through, binding arbitration in Denver, Colorado in accordance with the arbitration procedures of the American Arbitration Association (“AAA”) existing at the time the arbitration is conducted, before a single arbitrator chosen in accordance with AAA procedures. The decision of the arbitrator shall be enforceable as a court judgment.

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Article 4.    Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Awards.
(a)    Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 20,000,000 Shares, plus the number of Shares that remain available for issuance under the Adolph Coors Company Equity Incentive Plan as of the Effective Date (increased by any Shares subject to any then-outstanding award under such plan which upon the lapse, expiration or cancellation exercise or other settlement of such award are either not issued or are withheld by the Company and adjusted for the two-to-one stock split on October 3, 2007).
(b)    Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 20,000,000.
4.2    Share Usage. Shares covered by an Award shall only be counted as used to the extent Shares are actually delivered. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. The following Shares shall not again be made available for issuance as Awards under the Plan: (a) Shares actually issued under the Plan in a Stock Option exercise even if repurchased by the Company; (b) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, or (c) Shares used to pay the exercise price or withholding taxes related to an outstanding Award. The Shares available for delivery under the Plan may be authorized and unissued Shares or treasury Shares.
4.3    Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:
(a)    Options: The maximum aggregate number of Shares subject to Options granted in any one (1) Plan Year to any one (1) Participant shall be 500,000 Shares.
(b)    SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one (1) Plan Year to any one (1) Participant shall be 500,000 Shares.
(c)    Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one (1) Plan Year to any one (1) Participant shall be 250,000.
(d)    Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one (1) Plan Year shall be 250,000 Shares if such Award is payable in Shares, or equal to the value of 250,000 Shares if such Award is payable in cash or property other than Shares with such amount determined as of the earlier of the vesting date or the payout date.
(e)    Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one (1) Participant with respect to any one (1) Plan Year may not exceed $5,000,000.
(f)    Covered Employee Annual Incentive Award: The maximum aggregate amount awarded or credited in any one (1) Plan Year with respect to a Covered Employee Annual Incentive Award

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may not exceed the lesser of five (5) times such Employee’s annual base salary as in effect on March 1 of such Plan Year, or $5,000,000.
(g)    Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be 250,000 Shares.
(h)    Awards to Nonemployee Directors: Notwithstanding any other provision of the Plan to the contrary, the aggregate number of Shares subject to all Awards granted to any one Nonemployee Director in any Plan Year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers) may not be for more than an aggregate of 25,000 Shares.
4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.
With respect to Options and SARs, any such substitutions or adjustments shall not be made if it would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code. In addition, with respect to Options, any such substitutions or adjustments under this Section 4.4 shall be based on the intrinsic value of such Option as determined by the Committee, in its discretion, as of the date of such substitution or adjustment. For the absence of doubt, the intrinsic value of “out-of-the-money” Options shall equal zero.
Article 5.    Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Third-Party Service Providers.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and

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shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.
Article 6.    Stock Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder).
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, and in the absence of any such specification, the Option shall be an NQSO.
6.3    Option Price. The Option Price for each grant of an Option under the Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (a) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (b) set at a premium to the FMV of the Shares on the date of grant, or (c) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.
6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under the Plan or any other compensation plan mentioned by the Company, or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding),

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the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
6.9    Transferability of Options.
(a)    Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.
(b)    Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value other than by will or by the laws of descent and distribution; provided, that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
6.10    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
6.11    Substituting SARs. Only in the event the Company is not accounting for equity compensation under ASC 718, the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted SARs are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

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Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (a) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (b) set at a premium to the FMV of the Shares on the date of grant, or (c) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6    Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.

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At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
7.8    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
7.9    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8.    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.
8.4    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated

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purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and except as expressly provided by the Committee in the Award Agreement, Restricted Stock Units shall be paid in Shares.
8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Molson Coors Brewing Company Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Molson Coors Brewing Company.
8.6    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
8.8    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9.    Performance Units/Performance Shares
9.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

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9.2    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3    Earning of Performance Units/Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
9.6    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.
Article 10.    Cash-Based Awards and Other Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.
10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

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10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock- Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
10.6    Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 11.    Performance Measures
11.1    Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)    Net earnings or net income (before or after taxes);
(b)    Earnings per share;
(c)    Net sales or revenue growth;
(d)    Net operating profit;
(e)    Return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue, or sales);
(f)    Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);
(g)    Earnings before or after taxes, interest, depreciation, and/or amortization;

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(h)    Gross or operating margins;
(i)        Productivity ratios;
(j)        Share price (including, but not limited to, growth measures and total stockholder return);
(k)    Expense targets;
(l)        Margins;
(m)    Operating efficiency;
(n)    Market share;
(o)    Profit after capital charge;
(p)    Customer satisfaction; and
(q)    Balance sheet and statement of cash flow measures (including but not limited to, working capital amounts and levels of short and long-term debt).
Any Performance Measure(s) may be used to measure the performance of the Company and/or its Affiliates as a whole or any business unit of the Company and/or its Affiliates or any combination thereof, for one performance period or averaged over time, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, and, may, but need not be, based on a change or an increase or positive result. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11 or such other factors as the Committee shall determine.
11.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following items: (a) litigation or claim judgments or settlements, (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (c) foreign exchange gains and losses, (d) Special Items, and (e) Non-Core Items. The Committee may also provide in any such Award (i) that the Company’s effective income tax rate taken into account for purposes of a performance measure be based on a rolling average over more than one taxing period, or (ii) that foreign exchange gains and losses will be measured based on a predetermined foreign exchange rate established when the award is granted. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
11.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
11.4    Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant performance-based Awards that are not intended to qualify as Performance-Based

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Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.
Article 12.    Covered Employee Annual Incentive Awards
12.1    Establishment of Annual Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool determined by reference to one or more Performance Measures set forth in Section 11.1. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year, provided the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.
12.2    Determination of Covered Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.
Article 13.    Nonemployee Director Awards
All Awards to Nonemployee Directors shall be determined by the Board or Committee. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.
Article 14.    Dividend Equivalents
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is earned or vested and the date the Award is exercised or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the receipt of dividend equivalents on Options or SARs shall not be made contingent on the exercise of any Award, and dividend equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents have been credited.
Article 15.    Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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Article 16.    Deferrals
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferral consistent with the requirements of Article 23.
Article 17.    Rights of Participants
17.1    Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.
Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Articles 3 and 19, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.
17.2    Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
17.3    Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 18.    Change in Control
18.1    Change in Control of the Company. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article 18 shall apply in the event of a Change in Control, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, service or other agreement between the Participant and the Company.
Upon a Change in Control, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are Service Vesting Awards shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 18.2 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace such Award (the “Replaced Award”). The treatment of any other Awards shall be as determined by the Committee and reflected in the applicable Award Agreement.
18.2    Replacement Awards. An Award shall meet the conditions of this Section 18.2 (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.

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The determination of whether the conditions of this Section 18.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
18.3    Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.
“Termination of employment”, “termination of service”, “termination of directorship”, or words of similar import, as used in the Plan mean, for purposes of any payments under the Plan that are payments of deferred compensation subject to Code Section 409A, the Participant’s “separation from service” as defined in Code Section 409A. For this purpose, a “separation from service” is deemed to occur on the date that the Company, and the Participant reasonably anticipate that the level of bona fide services the Participant would perform for the Company and/or any Affiliates after that date (whether as an employee, director or Third-Party Service Provider) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).
Article 19.    Amendment, Modification, Suspension, and Termination
19.1    Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Sections 4.4 and 6.11, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or cash out, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the NYSE Listed Company Manual/the Nasdaq issuer rules.
19.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

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With respect to an Option or SAR, any such substitutions or adjustments shall not be made if it would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code.
19.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
Article 20.    Withholding
20.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.
20.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 21.    Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 22.    General Provisions
22.1    Forfeiture Events.
(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company and/or its Affiliates, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment in

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settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
(c)    All Awards (including Awards that have vested in accordance with the applicable Award Agreement) shall be subject to the Company’s recoupment policy for incentive compensation as approved by the Committee, including any subsequent amendment thereto and any such other policy for “claw-back” of incentive or other compensation as may be approved from time to time by the Board or the Committee, including without limitation, any amendments or other policies which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
22.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
22.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
22.4    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
22.5    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
22.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
22.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
22.9    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Affiliates operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Affiliates shall be covered by the Plan;

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(b)    Determine which Employees and/or Directors, or Third-Party Service Providers outside the United States are eligible to participate in the Plan;
(c)    Modify the terms and conditions of any Award granted to Employees and/or Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to the Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
22.10    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
22.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and/or its Affiliates. All payments to be made hereunder shall be paid from the general funds of the Company and/or its Affiliates, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
22.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.13    Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, and/or its Affiliates’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
22.14    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
22.15    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the

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right or power of the Company and/or its Affiliates to take any action which such entity deems to be necessary or appropriate.
22.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
22.17    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by Delaware law.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 23.    Compliance with Code Section 409A
23.1    Awards Subject to Section 409A. The provisions of this Article 23 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. The Plan and Awards granted under the Plan are intended to be exempt from or comply with the requirements of Code Section 409A and the Plan and Awards shall be interpreted accordingly. The preceding provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to any Participant under the Plan. The Company shall not be liable to any Participant for any Award that is determined to result in an additional tax, penalty, or interest under Code Section 409A, nor for reporting in good faith any payment made under the Plan as an amount includible in gross income under Code Section 409A. Nothing in the Plan or any Award shall require the Company to provide any Participant with any gross-up for any tax, interest or penalty incurred by the Participant under Code Section 409A.
23.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form of distribution (each, an “Election”) that may be permitted or required by the Committee pursuant to a 409A Award:
(a)    Any Election must be in writing and specify the amount being deferred, and the time and form of distribution as permitted by the Plan.
(b)    Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the

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Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such performance period.
(c)    Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.
23.3    Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:
(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
(b)    Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 23.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
(c)    No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.
23.4    Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:
(a)    Separation from service (as defined in Section 18.3 of the Plan);
(b)    The date the Participant becomes Disabled (as defined below);
(c)    The Participant’s death;
(d)    A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Participant in an Election complying with the requirements of Section 23.2 and/or 23.3, as applicable; or
(e)    A change in control within the meaning of Treasury Regulation Section 1.409A-3(i)(5). For avoidance of doubt, this is not the same as the term defined in Section 2.9.
23.5    Six Month Delay. Notwithstanding anything herein to the contrary, to the extent that distribution of a 409A Award is triggered by a Participant’s separation from service, if the Participant is then a “specified employee” (as defined in Code Section 409A), no distribution may be made before the date which is six (6) months after such Participant’s separation from service, or, if earlier, the date of the Participant’s death.
23.6    Disabled. If a 409A Award provides for distribution upon the Participant’s becoming Disabled, “disabled” shall mean:

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(a)    the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
(b)    the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
Unless the Award Agreement otherwise provides, all distributions payable by reason of a Participant becoming disabled shall be distributed as provided in the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.
23.7    Death. Unless the Award Agreement otherwise provides, if a Participant dies before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death.
23.8    No Acceleration of Distributions. The Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

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MOLSON Coors

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87748-P62211 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOLSON COORS BREWING COMPANY

The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2, 3 and 4.

VOTE ON DIRECTORS:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Peter H. Coors	06) Andrew T. Molson
02) Peter J. Coors	07) Geoffrey E. Molson
03) Brian D. Goldner	08) Iain J.G. Napier
04) Franklin W. Hobbs	09) Douglas D. Tough
05) Mark R. Hunter	10) Louis Vachon

VOTE ON PROPOSALS:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. To approve the amendment and reinstatement to the Molson Coors Brewing Company Incentive Compensation Plan.	☐	☐	☐
4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MOLSON COORS BREWING COMPANY

PROXY/VOTING INSTRUCTIONS FOR

For the Annual Meeting of Stockholders of

Molson Coors Brewing Company

to be held on June 3, 2015

Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company")

If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 3, 2015 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 2, 2015.

Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.

Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CST Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 29, 2015.

M87749-P62211

MOLSON COORS BREWING COMPANY

This proxy is solicited on behalf of the Board of Directors

Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Mark R. Hunter and Samuel D. Walker, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 3, 2015, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 10, 2015, with all the power that the individual would possess if personally present, in accordance with the individual's instructions.

Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CST Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87750-P62211 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOLSON COORS BREWING COMPANY

The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2.

For All ☐ **Withhold All** ☐ **For All Except** ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

VOTE ON DIRECTORS:

1. Election of Directors

Nominees:

01) Roger G. Eaton
02) Charles M. Herington
03) H. Sanford Riley

VOTE ON PROPOSAL:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MOLSON COORS BREWING COMPANY

PROXY/VOTING INSTRUCTIONS FOR

Or Participants in the MillerCoors LLC Savings & Investment Plan

For the Annual Meeting of Stockholders of

Molson Coors Brewing Company

to be held on June 3, 2015

Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company")

If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 3, 2015 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 2, 2015.

Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.

Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CST Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 29, 2015.

Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan

Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 29, 2015.

M87751-P62211

MOLSON COORS BREWING COMPANY

This proxy is solicited on behalf of the Board of Directors

Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Mark R. Hunter and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 3, 2015, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 10, 2015, with all the power that the individual would possess if personally present, in accordance with the individual's instructions.

Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CST Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87788-P61842 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MOLSON COORS BREWING COMPANY

The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2, 3 and 4.

VOTE ON DIRECTORS:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	Peter H. Coors	06)	Andrew T. Molson
02)	Peter J. Coors	07)	Geoffrey E. Molson
03)	Brian D. Goldner	08)	Iain J.G. Napier
04)	Franklin W. Hobbs	09)	Douglas D. Tough
05)	Mark R. Hunter	10)	Louis Vachon

VOTE ON PROPOSALS:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. To approve the amendment and reinstatement to the Molson Coors Brewing Company Incentive Compensation Plan.	☐	☐	☐
4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MOLSON COORS BREWING COMPANY

PROXY/VOTING INSTRUCTIONS FOR

For the Annual Meeting of Stockholders of

Molson Coors Brewing Company

to be held on June 3, 2015

Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company")

If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 3, 2015 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 2, 2015.

Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.

Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CST Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 29, 2015.

M87789-P61842

MOLSON COORS BREWING COMPANY

This proxy is solicited on behalf of the Board of Directors

Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Mark R. Hunter and Samuel D. Walker, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 3, 2015, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 10, 2015, with all the power that the individual would possess if personally present, in accordance with the individual's instructions.

Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CST Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

MOLSON Coors

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87790-P61842 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOLSON COORS BREWING COMPANY

The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

VOTE ON DIRECTORS:

1. Election of Directors

Nominees:

01) Roger G. Eaton
02) Charles M. Herington
03) H. Sanford Riley

VOTE ON PROPOSAL:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MOLSON COORS BREWING COMPANY

PROXY/VOTING INSTRUCTIONS FOR

Or Participants in the MillerCoors LLC Savings & Investment Plan

For the Annual Meeting of Stockholders of

Molson Coors Brewing Company

to be held on June 3, 2015

Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company")

If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 3, 2015 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 2, 2015.

Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.

Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CST Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 29, 2015.

Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan

Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 29, 2015.

M87791-P61842

MOLSON COORS BREWING COMPANY

This proxy is solicited on behalf of the Board of Directors

Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Mark R. Hunter and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 3, 2015, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 10, 2015, with all the power that the individual would possess if personally present, in accordance with the individual's instructions.

Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CST Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 3, 2015, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on April 10, 2015, in accordance with the individual's voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)